
                                                                   EXHIBIT 10.40

                     TROPICAL SPORTSWEAR INT'L CORPORATION,
                       TROPICAL SPORTSWEAR COMPANY, INC.,
                           SAVANE INTERNATIONAL CORP.,
                          APPAREL NETWORK CORPORATION,
                                TSI BRANDS, INC.,
                                   TSIL, INC.,
                       DUCK HEAD APPAREL COMPANY, LLC, AND
                            DELTA MERCHANDISING, INC.

                                  as Borrowers

             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                            Dated: January ___, 2004

                                 $70,000,000.00

                           THE FINANCIAL INSTITUTIONS
                   PARTY HERETO FROM TIME TO TIME, as Lenders

                                       and

                       FLEET CAPITAL CORPORATION, as Agent

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                                TABLE OF CONTENTS

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
SECTION 1.  CREDIT FACILITIES                                                                                     4

   1.1.    REVOLVER COMMITMENT.............................................................................       4
   1.2.    RESERVED........................................................................................       5
   1.3.    LC FACILITY.....................................................................................       5

SECTION 2.  INTEREST, FEES AND CHARGES                                                                           10

   2.1.    INTEREST........................................................................................      10
   2.2.    FEES............................................................................................      12
   2.3.    COMPUTATION OF INTEREST AND FEES................................................................      13
   2.4.    REIMBURSEMENT OBLIGATIONS.......................................................................      13
   2.5.    BANK CHARGES....................................................................................      14
   2.6.    ILLEGALITY......................................................................................      14
   2.7.    INCREASED COSTS.................................................................................      15
   2.8.    CAPITAL ADEQUACY................................................................................      16
   2.9.    FUNDING LOSSES..................................................................................      16
   2.10.   MAXIMUM INTEREST................................................................................      17

SECTION 3.  LOAN ADMINISTRATION                                                                                  18

   3.1.    MANNER OF BORROWING AND FUNDING REVOLVER LOANS..................................................      18
   3.2.    DEFAULTING LENDER...............................................................................      22
   3.3.    SPECIAL PROVISIONS GOVERNING LIBOR LOANS........................................................      22
   3.4.    BORROWERS' REPRESENTATIVE.......................................................................      23
   3.5.    ALL LOANS TO CONSTITUTE ONE OBLIGATION..........................................................      23

SECTION 4.  PAYMENTS                                                                                             23

   4.1.    GENERAL PAYMENT PROVISIONS......................................................................      23
   4.2.    REPAYMENT OF REVOLVER LOANS.....................................................................      23
   4.3.    RESERVED........................................................................................      25
   4.4.    PAYMENT OF OTHER OBLIGATIONS....................................................................      25
   4.5.    MARSHALING; PAYMENTS SET ASIDE..................................................................      25
   4.6.    AGENT'S ALLOCATION OF PAYMENTS AND COLLECTIONS..................................................      25
   4.7.    APPLICATION OF PAYMENTS AND COLLATERAL PROCEEDS.................................................      26
   4.8.    LOAN ACCOUNTS; THE REGISTER; ACCOUNT STATED.....................................................      26
   4.9.    GROSS UP FOR TAXES..............................................................................      27
   4.10.   WITHHOLDING TAX EXEMPTION.......................................................................      27

SECTION 5.  TERM AND TERMINATION OF COMMITMENTS                                                                  29

   5.1.    TERM OF COMMITMENTS.............................................................................      29
   5.2.    TERMINATION.....................................................................................      30

SECTION 6.  COLLATERAL                                                                                           30

   6.1.    GRANT OF SECURITY INTEREST......................................................................      30
   6.2.    LIEN ON DEPOSIT ACCOUNTS........................................................................      31
   6.3.    REAL ESTATE COLLATERAL..........................................................................      31
   6.4.    OTHER COLLATERAL................................................................................      32
   6.4.2   COMMERCIAL TORT CLAIMS..........................................................................      32
   6.4.3   CERTAIN AFTER-ACQUIRED COLLATERAL...............................................................      32
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
   6.5.    NO ASSUMPTION OF LIABILITY......................................................................      32
   6.6.    LIEN PERFECTION; FURTHER ASSURANCES.............................................................      32
   6.7.    FOREIGN SUBSIDIARY STOCK........................................................................      33

SECTION 7.  COLLATERAL ADMINISTRATION                                                                            33

   7.1.    GENERAL PROVISIONS..............................................................................      33
   7.2.    ADMINISTRATION OF ACCOUNTS......................................................................      34
   7.3.    ADMINISTRATION OF INVENTORY.....................................................................      35
   7.4.    ADMINISTRATION OF EQUIPMENT.....................................................................      36
   7.5.    BORROWING BASE CERTIFICATES.....................................................................      37

SECTION 8.  REPRESENTATIONS AND WARRANTIES                                                                       37

   8.1.    GENERAL REPRESENTATIONS AND WARRANTIES..........................................................      37
   8.2.    REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES.................................................      43
   8.3.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................................................      43

SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS                                                                  44

   9.1.    AFFIRMATIVE COVENANTS...........................................................................      44
   9.2.    NEGATIVE COVENANTS..............................................................................      47
   9.3.    FINANCIAL COVENANTS.............................................................................      52

MINIMUM EBITDA                                                                                                   53

MINIMUM FIXED CHARGE COVERAGE RATIO                                                                              53

MINIMUM EBIT TO INTEREST EXPENSE                                                                                 53

SECTION 10. CONDITIONS PRECEDENT                                                                                 54

   10.1.   CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS...............................................      54
   10.2.   CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS...................................................      55
   10.3.   INAPPLICABILITY OF CONDITIONS...................................................................      56
   10.4.   LIMITED WAIVER OF CONDITIONS PRECEDENT..........................................................      56

SECTION 11. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT                                                    56

   11.1.   EVENTS OF DEFAULT...............................................................................      56
   11.2.   ACCELERATION OF OBLIGATIONS; TERMINATION OF COMMITMENTS.........................................      59
   11.3.   OTHER REMEDIES..................................................................................      59
   11.4.   SETOFF..........................................................................................      60
   11.5.   REMEDIES CUMULATIVE; NO WAIVER..................................................................      61

SECTION 12. AGENT                                                                                                62

   12.1.   APPOINTMENT, AUTHORITY AND DUTIES OF AGENT......................................................      62
   12.2.   AGREEMENTS REGARDING COLLATERAL AND EXAMINATION REPORTS.........................................      63
   12.3.   RELIANCE BY AGENT...............................................................................      64
   12.4.   ACTION UPON DEFAULT.............................................................................      64
   12.5.   RATABLE SHARING.................................................................................      65
   12.6.   INDEMNIFICATION OF AGENT INDEMNITEES............................................................      65
   12.7.   LIMITATION ON RESPONSIBILITIES OF AGENT.........................................................      66
   12.8.   SUCCESSOR AGENT AND CO-AGENTS...................................................................      67
   12.9.   CONSENTS, AMENDMENTS AND WAIVERS; OUT-OF-FORMULA LOANS..........................................      68
   12.10.  DUE DILIGENCE AND NON-RELIANCE..................................................................      70
   12.11.  REPRESENTATIONS AND WARRANTIES OF LENDERS.......................................................      70
   12.12.  THE REQUIRED LENDERS............................................................................      70
   12.13.  SEVERAL OBLIGATIONS.............................................................................      70
   12.14.  AGENT IN ITS INDIVIDUAL CAPACITY................................................................      71
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                                      -ii-
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
   12.15.  NO THIRD PARTY BENEFICIARIES....................................................................      71
   12.16.  NOTICE OF TRANSFER..............................................................................      71
   12.17.  REPLACEMENT OF CERTAIN LENDERS..................................................................      71
   12.18.  REMITTANCE OF PAYMENTS AND COLLECTIONS..........................................................      72

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS                                                 72

   13.1.   SUCCESSORS AND ASSIGNS..........................................................................      72
   13.2.   PARTICIPATIONS..................................................................................      73
   13.3.   ASSIGNMENTS.....................................................................................      74
   13.4.   TAX TREATMENT...................................................................................      75

SECTION 14. MISCELLANEOUS                                                                                        75

   14.1.   POWER OF ATTORNEY...............................................................................      75
   14.2.   GENERAL INDEMNITY...............................................................................      75
   14.3.   SURVIVAL OF ALL INDEMNITIES.....................................................................      76
   14.4.   MODIFICATION OF AGREEMENT.......................................................................      76
   14.5.   SEVERABILITY....................................................................................      76
   14.6.   CUMULATIVE EFFECT; CONFLICT OF TERMS............................................................      76
   14.7.   EXECUTION IN COUNTERPARTS.......................................................................      77
   14.8.   CONSENT.........................................................................................      77
   14.9.   NOTICES.........................................................................................      77
   14.10.  PERFORMANCE OF BORROWERS' OBLIGATIONS...........................................................      77
   14.11.  CREDIT INQUIRIES................................................................................      77
   14.12.  TIME OF ESSENCE.................................................................................      77
   14.13.  INDULGENCES NOT WAIVERS.........................................................................      78
   14.14.  ENTIRE AGREEMENT; APPENDIX A, EXHIBITS AND SCHEDULES............................................      78
   14.15.  INTERPRETATION..................................................................................      78
   14.16.  OBLIGATIONS OF LENDERS SEVERAL..................................................................      78
   14.17.  ADVERTISING AND PUBLICITY.......................................................................      78
   14.18.  CONFIDENTIALITY.................................................................................      78
   14.19.  SENIOR DEBT.....................................................................................      79
   14.20.  GOVERNING LAW; CONSENT TO FORUM.................................................................      79
   14.21.  WAIVERS BY BORROWERS............................................................................      80
   14.22.  TEXAS FINANCE CODE..............................................................................      80
   14.23.  WAIVER OF DTPA..................................................................................      80
   14.24.  WAIVER OF CERTAIN EVENTS OF DEFAULT.............................................................      80
   14.25.  RATIFICATION AND REAFFIRMATION..................................................................      80
   14.26.  AMENDMENT AND RESTATEMENT.......................................................................      80

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A             Form of Revolver Note
Exhibit C             Form of Notice of Conversion/Continuation
Exhibit D             Form of Notice of Borrowing
Exhibit E             Form of Compliance Certificate
Exhibit F             Form of Opinion Contents
Exhibit G             Form of Assignment and Acceptance
Exhibit H             Form of Notice
Exhibit I             Letter of Credit Procurement Request

Schedule 7.1.1        Borrowers' Business Locations
Schedule 7.1.2        Borrowers' Insurance
Schedule 8.1.1        Jurisdictions in which Borrowers and each Subsidiary is
                      Authorized to do Business
Schedule 8.1.4        Capital Structure of Borrowers
Schedule 8.1.5        Corporate Names
Schedule 8.1.12       Surety Obligations
Schedule 8.1.13       Tax Identification Numbers of Borrowers and Subsidiaries
Schedule 8.1.15       Patents, Trademarks, Copyrights and Licenses
Schedule 8.1.18       Contracts Restricting Borrowers' Right to Incur Debts; Surety Obligations
Schedule 8.1.19       Litigation
Schedule 8.1.21       Capitalized and Operating Leases
Schedule 8.1.22       Pension Plans
Schedule 8.1.24       Labor Contracts
Schedule 8.1.29       Deposit Accounts
Schedule 9.2.3        Debt for Money Borrowed
Schedule 9.2.4        Affiliate Transactions
Schedule 9.2.5        Permitted Liens
Schedule 9.2.8        Restrictions on Upstream Payments

             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made on January 12th, 2004, by and among TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation (individually and, in its capacity as the representative of the other Borrowers pursuant to SECTION 3.4 hereof, "Tropical"), TROPICAL SPORTSWEAR COMPANY, INC., a Delaware corporation ("TSCI"), SAVANE INTERNATIONAL CORP., a Texas corporation ("Savane"), APPAREL NETWORK CORPORATION, a Florida corporation ("Apparel"), TSI BRANDS, INC., a Delaware corporation ("TSI"), TSIL, INC., a Delaware corporation ("TSIL"), DUCK HEAD APPAREL COMPANY, LLC, a Georgia limited liability company ("Duck Head"), and DELTA MERCHANDISING, INC., a South Carolina corporation ("Delta"; Tropical, TSCI, Savane, Apparel, TSI, TSIL, Duck Head and Delta collectively referred to hereinafter as "Borrowers" and individually as a "Borrower"), each with its chief executive office and principal place of business at 4902 West Waters Avenue, Tampa, Florida 33634-1302; the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become "Lenders" as provided herein; and FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339, in its capacity as collateral and administrative agent for the Lenders pursuant to SECTION 12 hereof (together with its successors in such capacity, "Agent"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.

                                R E C I T A L S:

Borrowers, Agent and certain financial institutions ("Original Lenders") are parties to a certain Loan and Security Agreement dated June 10, 1998, as amended and restated by that certain Amended and Restated Loan and Security Agreement dated June 6, 2003 (as at any time amended or modified, the "Original Loan Agreement"), pursuant to which Original Lenders made certain revolving credit loans and letter of credit accommodations to Borrowers. Borrowers have requested that Agent and Lenders amend and restate the Original Loan Agreement. Agent and Lenders are willing to amend and restate the Original Loan Agreement on the terms set forth herein. Each Borrower has requested that Lenders make available a revolving credit facility to Borrowers, which shall be used by Borrowers to finance their mutual and collective enterprise of manufacturing and distributing apparel. In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, Lenders will, at the request of any Borrower, make loans to all Borrowers under the revolving credit facility on a combined basis and in accordance with the provisions hereinafter set forth. Borrowers' business is a mutual and collective enterprise and Borrowers believe that the consolidation of all revolving credit loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their revolving credit loan relationship with Lenders, all to the mutual advantage of Borrowers. Lenders' willingness to extend credit to Borrowers and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers' request in furtherance of Borrowers' mutual and collective enterprise.

Each Borrower has agreed to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other Loan Documents.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1.        CREDIT FACILITIES

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective Pro Rata shares of the Commitments available to Borrowers, in an aggregate amount up to $70,000,000, as follows:

         1.1. REVOLVER COMMITMENT. Revolver Loans. Each Lender agrees, severally to the extent of its Revolver Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers on any Business Day during the period from the Closing Date through the Business Day before the last day of the Term, not to exceed in aggregate principal amount outstanding at any time such Lender's Revolver Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lenders shall have no obligation to Borrowers whatsoever to honor any request for a Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans then outstanding and Pending Revolver Loans exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base. Each Borrowing of Revolver Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Revolver Commitments (except for Fleet with respect to Settlement Loans). The Revolver Loans shall bear interest as set forth in SECTION 2.1. hereof. Each Revolver Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.

                  1.1.2. Out-of-Formula Loans. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. In the event that Lenders are willing in their sole and absolute discretion to make Out-of-Formula Loans or are required to do so by SECTIONS 1.1.6 or 12.9.4 hereof, such Out-of-Formula Loans shall be payable ON DEMAND and shall bear interest as provided in SECTION 2.1.5 of this Agreement.

                  1.1.3. Use of Proceeds. The proceeds of the Revolver Loans shall be used by Borrowers solely for one or more of the following purposes: (i) to pay the fees and transaction expenses associated with the closing of the transactions described herein; (ii) to pay any of the Obligations; and (iii) to make expenditures for other lawful corporate purposes of Borrowers to the extent such expenditures are not prohibited by this Agreement or Applicable Law. In no event may any Revolver Loan proceeds be used by any Borrower to make a contribution to the equity of any Subsidiary, to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors.

                  1.1.4. Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender and by the Revolver Note payable to such Lender (or the assignee of such Lender), which shall be executed by Borrowers, completed in conformity with this Agreement and delivered to such Lender. All outstanding principal amounts and accrued interest under the Revolver Notes shall be due and payable as set forth in SECTION 4.2 hereof.

                  1.1.5.   Reserved

                  1.1.6. Agent Advances. Agent shall be authorized by Borrowers and Lenders, from time to time in Agent's sole and absolute discretion, at any time that a Default or Event of Default exists or any of the conditions precedent set forth in SECTION 10 hereof have not been satisfied, to make Base Rate Loans to Borrowers on behalf of Lenders in an aggregate amount outstanding at any time not to exceed 5% of the Borrowing Base, but (a) not in excess of the aggregate of the Commitments (minus all of the Revolver Loans then outstanding, Pending Revolver Loans and LC Outstandings), and (b) only to the extent that Agent deems the funding of such Base Rate Loans to be necessary or desirable (i) to preserve or protect the Collateral or any portion thereof, (ii) to enhance the likelihood of or the amount of repayment of the Obligations or
(iii) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses, all of which Base Rate Loans advanced by Agent shall be deemed part of the Obligations and secured by the Collateral, shall be treated as Settlement Loans and shall be settled and paid by Borrowers and Lenders as provided herein for Settlement Loans; provided, however, that the Required Lenders may at any time revoke Agent's authorization to make any such Base Rate Loans by written notice to Agent, which shall become effective upon and after Agent's receipt thereof.

         1.2.     RESERVED.

         1.3.     LC FACILITY.

                  1.3.1 Procurement of Letters of Credit. Subject to all of the terms and conditions hereof, Fleet agrees to establish the LC Facility pursuant to which, during the period from the date hereof to (but excluding) the 30th day prior to the last day of the Term, Fleet shall procure from Bank one or more Letters of Credit on Borrowers' request therefor from time to time, subject to the following terms and conditions:

                         (i) Each Borrower acknowledges that Bank's willingness to issue any Letter of Credit is conditioned upon Bank's receipt of (A) the LC Support duly executed and delivered to Bank by Fleet, (B) an LC Application with respect to the requested Letter of Credit and (C) such other instruments and agreements as Bank may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Fleet shall have no obligation to execute any LC Support or to join with any Borrower in executing an LC Application unless (x) Fleet receives an LC Request from such Borrower at least 5 Business Days prior to the date on which Borrower desires to submit such LC Application to Bank and (y) each of the LC Conditions is satisfied on the date of Fleet's receipt of the LC Request and at the time of the requested execution of the LC Application. In no event shall Fleet or any other Lender have any liability or obligation to any or all Borrowers or any Subsidiary for any failure or refusal by Bank to issue, for Bank's delay in issuing, or for any error of Bank in issuing any Letter of Credit.

                         (ii) Letters of Credit may be requested by a Borrower only if they are to be used (a) to support obligations of Borrower incurred in the Ordinary Course of Business of such Borrower, or (b) for such other purposes as Agent and Lenders may approve from time to time in writing.

                         (iii) Borrowers shall comply with all of the terms and conditions imposed on Borrowers by Bank, whether such terms and conditions are contained in an LC Application or in any agreement with respect thereto, and subject to the rights of Bank, Fleet shall have the same rights and remedies that Bank has under any agreements that Borrowers may have with Bank in addition to any rights and remedies contained in any of the Loan Documents. Borrowers jointly and severally agree to reimburse Bank for any draw under any Letter of Credit as hereinafter provided, and to pay Bank the amount of all other liabilities and obligations payable to Bank under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right that any or all Borrowers may have at any time against Bank or any other Person. If Fleet shall pay any amount under a LC Support with respect to any Letter of Credit, then Borrowers shall be jointly and severally obligated to pay to Fleet, in Dollars on the first Business Day following the date on which payment was made by Fleet under such LC Support (the "Reimbursement Date"), an amount equal to the amount paid by Fleet under such LC Support (or, if payment thereunder was made by Fleet in a currency other than Dollars, an amount equal to the Dollar Equivalent of such currency at the time of Fleet's payment under such LC Support, in each case) together with interest from and after the Reimbursement Date until Full Payment is made by Borrowers at the Default Rate for Revolver Loans constituting Base Rate Loans. Until Fleet has received payment from Borrowers in accordance with the foregoing provisions of this clause (iii), Fleet, in addition to all of its other rights and remedies under this Agreement, shall be fully subrogated to (A) the rights and remedies of Bank as issuer of the Letter of Credit under any agreement with Borrowers relating to the issuance of such Letter of Credit, and (B) the rights and remedies of each beneficiary under such Letter of Credit whose claims against Borrowers have been discharged with the proceeds of such Letter of Credit. Whether or not a Borrower submits any Notice of Borrowing to Agent, Borrowers shall be deemed to have requested from Lenders a Borrowing of Base Rate Loans in an amount necessary to pay to Fleet all amounts due Fleet on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not any Default or Event of Default has occurred or exists, the Commitments have been terminated, the funding of the Borrowing deemed requested by Borrowers would result in, or increase the amount of, any Out-of-Formula Condition, or any of the conditions set forth in SECTION 10 hereof are not satisfied.

                         (iv) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof. The obligation of Borrowers to reimburse Fleet for any payment made by Fleet under the LC Support shall be absolute, unconditional, irrevocable and joint and several and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit, the existence of any claim, setoff, defense or other right which Borrowers may have at any time against a beneficiary of any Letter of Credit, or improper honor by Bank of any draw request under a Letter of Credit. If presentation of a demand, draft, certificate or other document does not comply with the terms of a Letter of Credit and Borrowers contend that, as a consequence of such noncompliance it has no obligation to reimburse Bank for any payment made with respect thereto, Borrowers shall nevertheless be obligated to reimburse Fleet for any payment made under the LC Support with respect to such Letter of Credit, but without waiving any claim Borrowers may have against Bank in connection therewith. All disputes regarding any Letter of Credit shall be resolved by Borrowers directly with Bank.

                         (v) No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit that contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal, unless any such Lender shall have provided to Agent written notice that it declines to consent to any such extension or renewal at least 30 days prior to the date on which the issuer of the Letter of Credit is entitled to decline to extend or renew the Letter of Credit. If all of the LC Conditions are met and no Default or Event of Default exists, no Lender shall have the right to decline to consent to any such extension or renewal.

                         (vi) Each Borrower hereby authorizes and directs Bank to deliver to Fleet all instruments, documents and other writings and Property received by Bank pursuant to or in connection with any Letter of Credit and to accept and rely upon Fleet's instructions and agreements with respect to all matters arising in connection with such Letter of Credit and the related LC Application.

                  1.3.2.   Participations.

                         (i) Immediately upon the issuance by Bank of any Letter of Credit, each Lender (other than Fleet) shall be deemed to have irrevocably and unconditionally purchased and received from Fleet, without recourse or warranty, an undivided interest and participation equal to the Pro Rata share of such Lender (a "Participating Lender") in all LC Outstandings arising in connection with such Letter of Credit and any security therefor or guaranty pertaining thereto, but in no event greater than an amount which, when added to such Lender's Pro Rata share of all Revolver Loans and LC Outstandings then outstanding, exceeds such Lender's Revolver Commitment; provided, however that if Fleet shall have received written notice from a Lender on or before the Business Day immediately prior to the date of Bank's issuance issue of a Letter of Credit that one or more of the conditions set forth in
         SECTION 10 or SECTION 1.3.1 has not been satisfied, Fleet shall have no obligation to procure, and shall not procure, the requested Letter of Credit or any other Letter of Credit until such notice is withdrawn in writing by that Lender or until the Required Lenders shall have effectively waived such condition in accordance with this Agreement. In no event shall Fleet be deemed to have notice or knowledge of the existence of any Default or any Event of Default or the failure of any conditions in SECTIONS 10 OR 1.3.1 to be satisfied prior to its receipt of such notice from a Lender or a Borrower.

                         (ii) If Fleet makes any payment under an LC Support and Borrowers do not repay or cause to be repaid the amount of such payment on the Reimbursement Date, Fleet shall promptly notify Agent, which shall promptly notify each Participating Lender, of such payment and each Participating Lender shall promptly (and in any event within 1 Business Day after its receipt of notice from Agent) and unconditionally pay to Agent, for the account of Fleet, in immediately available funds, the amount of such Participating Lender's Pro Rata share of such payment, and Agent shall promptly pay such amounts to Fleet. If a Participating Lender does not make its Pro Rata share of the amount of such payment available to Agent on a timely basis as herein provided, such Participating Lender agrees to pay to Agent for the account of Fleet, forthwith ON DEMAND, such amount together with interest thereon at the Federal Funds Rate until paid. The failure of any Participating Lender to make available to Agent for the account of Fleet such Participating Lender's Pro Rata share of the LC Outstandings shall not relieve any other Participating Lender of its obligation hereunder to make available to Agent its Pro Rata share of the LC Outstandings, but no Participating Lender shall be responsible for the failure of any other Participating Lender to make available to Agent its Pro Rata share of the LC Outstandings on the date such payment is to be made.

                         (iii) Whenever Fleet receives a payment on account of the LC Outstandings, including any interest thereon, as to which Agent has previously received payments from any Participating Lender for the account of Fleet, Fleet shall promptly pay to each Participating Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Participating Lender's Pro Rata share thereof.

                         (iv) The obligation of each Participating Lender to make payments to Agent for the account of Fleet in connection with Fleet's payment under a LC Support shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not Borrowers may assert or have any claim for any lack of validity or unenforceability of this Agreement or any of the other Loan Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; the existence of any setoff or defense any Obligor may have with respect to any of the Obligations; or the termination of the Commitments.

                         (v) Neither Fleet nor any of its officers, directors, employees or agents shall be liable to any Participating Lender for any action taken or omitted to be taken under or in connection with any of the LC Documents except as a result of actual gross negligence or willful misconduct on the part of Fleet. Fleet does not assume any responsibility for any failure or delay in performance or breach by Borrowers or any other Person of any of its obligations under any of the LC Documents. Fleet does not make to Participating Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, the LC Documents, or any Obligor. Fleet shall not be responsible to any Participating Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of or any of the LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any of the Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Borrower or any other Obligor or any Account Debtor. In connection with its administration of and enforcement of rights or remedies under any of the LC Documents, Fleet shall be entitled to act, and shall be fully protected in acting upon, any certification, notice or other communication in whatever form believed by Fleet, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Fleet may consult with and employ legal counsel, accountants and other experts and to advise it concerning its rights, powers and privileges under the LC Documents and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Fleet may employ agents and attorneys-in-fact in connection with any matter relating to the LC Documents and shall not be liable for the negligence, default or misconduct of any such agents or attorneys-in-fact selected by Fleet with reasonable care. Fleet shall not have any liability to any Participating Lender by reason of Fleet's refraining to take any action under any of the LC Documents without having first received written instructions from the Required Lenders to take such action.

                         (vi) Upon the request of any Participating Lender, Fleet shall furnish to such Participating Lender copies (to the extent then available to Fleet) of each outstanding Letter of Credit and related LC Application and all other documentation pertaining to such Letter of Credit as may be in the possession of Fleet and reasonably requested from time to time by such Participating Lender.

                  1.3.3. Cash Collateral Account. If any LC Outstandings, whether or not then due or payable, shall for any reason be outstanding (i) at any time when an Event of Default has occurred and is continuing, (ii) on any date that Availability is less than zero, or (iii) on or at any time after the Commitment Termination Date, then Borrowers shall, on Agent's request, forthwith pay to Agent the amount of any LC Outstandings that are then due and payable and shall Cash Collateralize all outstanding Letters of Credit. If Borrowers fail to Cash Collateralize any outstanding Letters of Credit on the first Business Day following Agent's demand therefor, Lenders may (and shall upon direction of the Required Lenders) advance such amount as Revolver Loans (whether or not an Out-of-Formula

Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Agent in the Cash Collateral Account and may be invested, in Agent's discretion, in Cash Equivalents. Each Borrower hereby pledges to Agent and grants to Agent a security interest in, for the benefit of Agent in such capacity and for the Pro Rata benefit of Lenders, all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Agent may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to Agent or any Lender with respect to the LC Outstandings. Neither any Borrower nor any other Person claiming by, through or under or on behalf of Borrowers shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Outstandings, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrowers unless an Event of Default then exists (in which event Agent may apply such Cash Collateral to the payment of any other Obligations outstanding, with any surplus to be turned over to Borrowers).

                  1.3.4.   Indemnifications.

                         (i) In addition to any other indemnity which Borrowers may have to Agent or any Lender under any of the other Loan Documents and without limiting such other indemnification provisions, each Borrower hereby agrees to indemnify and defend each of the Agent Indemnitees and Lender Indemnitees and to hold each of the Agent Indemnitees and Lender Indemnitees harmless from and against any and all Indemnified Claims which any of the Agent Indemnitees or any of the Lender Indemnitees may (other than as the actual result of their own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit or LC Support or (b) any suit, investigation or proceeding as to which Agent or any Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or any LC Support or the payment or failure to pay thereunder.

                         (ii) Each Participating Lender agrees to indemnify and defend each of the Fleet Indemnitees (to the extent the Fleet Indemnitees are not reimbursed by Borrowers or any other Obligor, but without limiting the indemnification obligations of Borrowers under this Agreement), on a Pro Rata basis, from and against any and all Indemnified Claims which may be imposed on, incurred by or asserted against any of the Fleet Indemnitees in any way related to or arising out of Fleet's administration or enforcement of rights or remedies under any of the LC Documents or any of the transactions contemplated thereby (including costs and expenses which Borrowers are obligated to pay under SECTION 14.2 hereof), provided that no Participating Lender shall be liable to any of the Fleet Indemnitees for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Fleet Indemnitees.

         1.4. Bank Products. Borrowers may request and Agent may, in its sole and absolute discretion, arrange for Borrowers and their Subsidiaries to obtain from Bank or any Lender, or Bank's or any Lender's Affiliates, Bank Products. If Bank Products are provided by Bank or an Affiliate of Bank or by a Lender or an Affiliate of a Lender, Borrowers agree jointly and severally to indemnify and hold Agent, Bank, and Lenders harmless from any and all costs and obligations then or thereafter incurred by Agent, Bank or Lenders which arise from any indemnity given by Bank or any Lender or to their respective Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit Borrowers' rights with respect to Bank, any Lender or their respective Affiliates, if any, under any documents executed by and among Borrowers, Bank, any Lender or their respective Affiliates relating to Bank Products. This SECTION 1.4 shall survive termination of this Agreement. Borrowers acknowledge and agree that the obtaining of Bank Products from Bank, any Lender, or their respective Affiliates (i) is in the sole and absolute discretion of Bank or such Lender or their respective Affiliates and (ii) is subject to all rules and regulations of Bank and such Lender and their respective Affiliates and to payment of all fees and charges Bank or such Lender or their respective Affiliates may require in connection with Bank Products.

SECTION 2.        INTEREST, FEES AND CHARGES

         2.1.     INTEREST.

                  2.1.1. Rates of Interest. Borrowers jointly and severally agree to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:

                         (i) for Revolver Loans made or outstanding as Base Rate Loans, the Applicable Margin plus the Base Rate in effect from time to time; or

                         (ii) for Revolver Loans made or outstanding as LIBOR Loans, the Applicable Margin plus the Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement.

                  Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone and, if so requested by Borrowers, confirm the same in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. The Base Rate on the date hereof is 4.00% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 6.00% per annum with respect to any portion of the Revolver Loans bearing interest as a Base Rate Loan.

                  2.1.2.   Conversions and Continuations.

                         (i) Borrowers may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as LIBOR Loans at any time any Default or Event of Default exists. Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan. Any conversion or continuation made with respect to less than the entire outstanding balance of the Revolver Loans, shall be allocated among Lenders on a Pro

         Rata basis, and the Interest Period for Loans converted into or continued as LIBOR Loans shall be coterminous for each Lender.

                         (ii) Whenever Borrowers desire to convert or continue Loans under SECTION 2.1.2(i), Tropical shall give Agent written notice (or telephonic notice promptly confirmed in writing) substantially in the form of EXHIBIT C, signed by an authorized officer of Tropical, at least 1 Business Day before the requested conversion date, in the case of a conversion into Base Rate Loans, and at least 2 Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Loans. Promptly after receipt of a Notice of Conversion/Continuation, Agent shall notify each Lender in writing of the proposed conversion or continuation. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business
         Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto and, in the absence of any specification by Borrowers of the Interest Period, an Interest Period of one month will be deemed to be specified) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver the Notice of Conversion/Continuation, Borrowers shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans.

                  2.1.3. Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrowers shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall end on a numerically corresponding day in the first, second, third or sixth month thereafter; provided, however, that:

                         (i) the initial Interest Period for a LIBOR Loan shall commence on the date of such Borrowing (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolver Loan shall commence on the date on which the next preceding Interest Period expires;

                         (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that, if any Interest Period in respect of LIBOR Loans would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                         (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month; and

                         (iv) no Interest Period shall extend beyond the last day of the Term.

                  2.1.4. Interest Rate Not Ascertainable. If Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or any Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Agent shall forthwith give notice (by telephone confirmed in writing) to Borrowers of such determination. Until Agent notifies Borrowers that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

                  2.1.5. Default Rate Borrowers shall pay interest at a rate per annum equal to the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full;
(ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) Borrowers' receipt of notice from Agent of the Required Lenders' election to charge the Default Rate based upon the existence of any Event of Default (which notice Agent shall send only with the consent or at the direction of the Required Lenders), whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against any Borrower of an Insolvency Proceeding whether or not under the circumstances described in clauses (i) or (ii) hereof Lenders elect to accelerate the maturity or demand payment of any of the Obligations; and (iii) with respect to the principal amount of any Out-of-Formula Loans, whether or not demand for payment thereof has been made by Agent. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of a Borrower. Each Borrower acknowledges that the cost and expense to Agent and each Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lender for such added cost and expense. Interest accrued at the Default Rate shall be due and payable ON DEMAND.

         2.2. FEES. In consideration of Lenders' establishment of the Commitments in favor of Borrowers, and Agent's agreement to serve as collateral and administrative agent hereunder, Borrowers jointly and severally agree to pay the following fees:

                  2.2.1. Underwriting Fee. Borrowers shall pay to Agent an underwriting fee in the amount and on the terms set forth in the Fee Letter, of which fee $700,000 shall be for the Pro Rata benefit of the Lenders, and the remainder of which shall be for the sole benefit of Agent.

                  2.2.2. Unused Line Fee. Borrowers shall be jointly and severally obligated to pay to Agent for the Pro Rata benefit of Lenders a fee equal to 0.50% per annum of the amount by which the Average Revolver Loan Balance for any month (or portion thereof that the Commitments are in effect) is less than the aggregate amount of the Revolver Commitments, such fee to be paid on the first day of the following month; but if the Commitments are terminated on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.

                  2.2.3. LC Facility Fees. Borrowers shall be jointly and severally obligated to pay: (a) to Agent, through its Treasury and International Services Group, for the Pro Rata account of each Lender for standby Letters of Credit, the Applicable Margin in effect for LIBOR Loans on a per annum basis based on the average amount available to be drawn under all standby Letters of Credit outstanding and all standby Letters of Credit that are paid or expire during the period of measurement, due and payable upon issuance of each standby Letter of Credit, and an additional fee equal to the Applicable Margin for LIBOR Loans, multiplied by the undrawn face amount of such Letter of Credit payable upon each renewal thereof and each extension thereof; (b) to Agent, through its Treasury and International Services Group, for the Pro Rata account of each Lender for documentary Letters of Credit, the Applicable Margin in effect for LIBOR Loans on a per annum basis based on the average amount available to be drawn under all documentary Letters of Credit outstanding and all documentary Letters of Credit that are paid or expire during the period of measurement, payable on each renewal or extension thereof and on the first Business Day of each month; (c) to Agent, through its Treasury and International Services Group, for its own account a Letter of Credit fronting fee of 0.125% per annum based on the face amount of Letters of Credit payable on the date of issuance of any Letter of Credit; and
(d) to Bank for its own account all normal and customary charges associated with the issuance, amending, negotiating, processing and administration of Letters of Credit.

                  2.2.4. Audit and Appraisal Fees. Borrowers shall be jointly and severally obligated to reimburse Agent and Lenders for all reasonable costs and expenses incurred by Agent and Lenders in connection with audits and appraisals of any Obligor's books and records and such other matters pertaining to any Obligor or any Collateral as Agent shall deem appropriate. Borrower shall reimburse Agent and Lenders for all reasonable costs and expenses incurred by Agent or Lenders in connection with appraisals of any Collateral as Agent shall deem appropriate and shall pay to Agent its standard per diem audit fee (currently $850 per day) for each day that an employee or agent of Agent shall be engaged in an examination or review of any Borrower's books and records. On the Closing Date, Borrowers shall be jointly and severally obligated to pay to Fleet appraisal fees plus all out-of-pocket expenses incurred by Fleet or appraisers in connection with appraisals of Borrower's Inventory and Real Estate.

                  2.2.5. Agency Fee. In consideration of Fleet's syndication of the Commitments and service as Agent hereunder, Borrowers shall be jointly and severally obligated to pay to Agent an agency fee of $50,000 per year, which fee shall be payable on the Closing Date and on the first day of each Loan Year thereafter.

                  2.2.6. General Provisions. All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement on the due date thereof (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letter of Credit) and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration. All fees provided for in Section 2.2 are and shall be deemed to be compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

         2.3. COMPUTATION OF INTEREST AND FEES. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For purposes of computing interest and other charges hereunder, all Payment Items and other forms of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the Business Day that Agent receives such items in immediately available funds in the Payment Account, and Agent shall be deemed to have received such Payment Item on the date specified in Section 4.7 hereof.

         2.4.     REIMBURSEMENT OBLIGATIONS.

                  2.4.1. Borrowers shall reimburse Agent and, during any period that an Event of Default exists, each Lender, for all legal, accounting, appraisal, consulting and other fees and expenses incurred by Agent or any Lender in connection with (i) the negotiation and preparation of any of the Loan Documents, any amendment or modification thereto, any waiver of any Default or Event of Default thereunder, or any restructuring or forbearance with respect thereto; (ii) the administration of the Loan Documents and the transactions contemplated thereby, to the extent that such fees and expenses are expressly provided for in this Agreement or any of the other Loan Documents; (iii) action taken to perfect or maintain the perfection or priority of any of Agent's Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted with respect to any Borrower's books and records or any of the

Collateral; (v) any effort to verify, protect, appraise, preserve, or restore any of the Collateral or to collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or against Agent, any Lender, any Obligor or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection or priority of any of Agent's Liens thereon), any of the Loan Documents or the validity, allowance or amount of any of the Obligations; (vii) the protection or enforcement or any rights or remedies of Agent or any Lender in any Insolvency Proceeding; and (viii) any other action taken by Agent or any Lender to enforce any of the rights or remedies of Agent or such Lender against any Obligor or any Account Debtors to enforce collection of any of the Obligations or payments with respect to any of the Collateral. All amounts chargeable to Borrowers under this Section 2.4 shall constitute Obligations that are secured by all of the Collateral and shall be payable on demand to Agent. Borrowers shall also reimburse Agent for expenses incurred by Agent in its administration of any of the Collateral to the extent and in the manner provided in Section 7 hereof or in any of the other Loan Documents. The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the Loan Documents regarding the reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Agent or any Lender.

                  2.4.2. If at any time Agent or (with the consent of Agent) any Lender shall agree to indemnify any Person (including Bank) against losses or damages that such Person may suffer or incur in its dealings or transactions with Borrowers, or shall guarantee any liability or obligation of Borrowers to such Person, or otherwise shall provide assurances of Borrowers' payment or performance under any agreement with such Person, including indemnities, guaranties or other assurances of payment or performance given by Agent or any Lender with respect to Banking Relationship Debt, then the Contingent Obligation of Agent or any Lender providing any such indemnity, guaranty or other assurance of payment or performance, together with any payment made or liability incurred by Agent or any Lender in connection therewith, shall constitute Obligations that are secured by the Collateral and Borrowers shall repay, on demand, any amount so paid or any liability incurred by Agent or any Lender in connection with any such indemnity, guaranty or assurance, except that repayment with respect to any LC Support shall be due on the Reimbursement Date as provided in
Section 1.3.1(iii). Nothing herein shall be construed to impose upon Agent or any Lender any obligation to provide any such indemnity, guaranty or assurance except to the extent provided in Section 1.3 hereof. The foregoing agreement of Borrowers shall apply whether or not such indemnity, guaranty or assurance is in writing or oral and regardless of any Borrower's knowledge of the existence thereof, and shall be in addition to any of the provisions of the Loan Documents regarding reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Agent or any Lender.

         2.5. BANK CHARGES. Borrowers shall pay to Agent, on demand, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution (including any fees paid by Agent or any Lender to any Participant) arising out of or in connection with (i) the forwarding to a Borrower or any other Person on behalf of a Borrower by Agent or any Lender of proceeds of Loans made by Lenders to a Borrower pursuant to this Agreement and
(ii) the depositing for collection by Agent or any Lender of any Payment Item received or delivered to Agent or any Lender on account of the Obligations. Each Borrower acknowledges and agrees that Agent may charge such costs, fees and expenses to Borrowers based upon Agent's good faith estimate of such costs, fees and expenses as they are incurred by Agent or any Lender.

         2.6. ILLEGALITY. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (ii) at any time such Lender determines that the making or continuance of any LIBOR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then after such determination such Lender shall give Agent and Borrowers notice thereof and may thereafter (1) declare that LIBOR Loans will not thereafter be made by such Lender, whereupon any request by a Borrower for a LIBOR Loan from such Lender shall be deemed a request for a Base Rate Loan unless such Lender's declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding LIBOR Loans made by such Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this Section 2.6 insofar as such Lender determines the continuance of LIBOR Loans to be impracticable, in which event all such LIBOR Loans of such Lender shall be converted automatically to Base Rate Loans as of the date of any Borrower's receipt of the aforesaid notice from such Lender.

         2.7. INCREASED COSTS. If, by reason of (a) the introduction after the date hereof of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                           (i) any Lender shall be subject after the date hereof to any Tax, duty or other charge with respect to any LIBOR Loan or its obligation to make LIBOR Loans, or a change shall result in the basis of taxation of payment to any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of Tax on the overall net income or gross receipts or franchise tax of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

                           (ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on such Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by such Lender, then such Lender shall, promptly after determining the existence or amount of any such increased costs for which such Lender seeks payment hereunder, give Borrowers notice thereof, and Borrowers shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to Agent), pay to Agent for the account of such Lender, within 5 Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify such Lender against such increased costs. A certificate as to the amount of such increased costs, submitted to Borrowers by such Lender, shall be final, conclusive and binding for all purposes, absent manifest error.

If any Lender shall advise Agent at any time that, because of the circumstances described hereinabove in this SECTION 2.7 or any other circumstances arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's or Bank's position in such market, the Adjusted LIBOR Rate, as determined by Agent, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans, then, and in any such event:

                           (i) Agent shall forthwith give notice (by telephone confirmed in writing) to Borrowers and Lenders of such event;

                           (ii) Borrowers' right to request and such Lender's obligation to make LIBOR Loans shall be immediately suspended and Borrowers' right to continue a LIBOR Loan as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

                           (iii) such Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

For purposes of this SECTION 2.7, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

         2.8. CAPITAL ADEQUACY. If any Lender determines that after the date hereof (a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such Applicable Law by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by such Lender or its holding company with any request or directive of any such Governmental Authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of such Lender's commitment to make the Loans pursuant hereto by any amount deemed by such Lender to be material:

                           (i) Agent shall promptly, after its receipt of a certificate from such Lender setting forth such Lender's determination of such occurrence, give notice thereof to Borrowers and Lenders; and

                           (ii) Borrowers shall pay to Agent, for the account of such Lender, as an additional fee from time to time, ON DEMAND, such amount as such Lender certifies to be the amount reasonably calculated to compensate such Lender for such reduction.

A certificate of such Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender (including the basis for such Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution method. For purposes of this SECTION 2.8, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

         2.9. FUNDING LOSSES. If for any reason (other than due to a default by a Lender or as a result of a Lender's refusal to honor a LIBOR Loan request due to circumstances described in SECTION 2.6 OR 2.7 hereof) a Borrowing of, or conversion to or continuation of, LIBOR Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), or if any repayment (including any conversions pursuant to SECTION 2.1.2 hereof) of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable thereto, or if for any reason Borrowers default in their obligation to repay LIBOR Loans when required by the terms of this Agreement, then Borrowers shall be jointly and severally obligated to pay to Agent an administrative fee of $100 and an additional amount (if a positive number), for the ratable benefit of the affected Lenders, computed pursuant to the following formula:

                           L = (R - T) x P x D
                               ---------------
                                     360

                           where

                           L =      amount payable
                           R =      interest rate applicable to the LIBOR Loan
                                    unborrowed, prepaid or unpaid
                           T =      effective interest rate per annum at which
                                    any readily marketable bond or other
                                    obligations of the United States, selected at Agent's sole discretion, maturing on or nearest the last day of the then applicable or requested Interest Period for such LIBOR
                                    Loan and in approximately the same amount as such LIBOR Loan, can be purchased by Agent on the day of such payment or non-payment of principal or failure to borrow
                           P =      the amount of principal paid or unpaid or
                                    the amount of the LIBOR Loan requested or to have been continued or converted
                           D =      the number of days remaining in the Interest
                                    Period as of the date of such prepayment or non-payment or the number of days in the requested Interest Period

Borrowers shall pay such amount upon presentation by Agent of a statement setting forth the amount and Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error. For purposes of this SECTION 2.9, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

         2.10. MAXIMUM INTEREST. Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent and Lenders pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or any Lender to charge or receive, in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate; and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned Interest in the event of any such acceleration. Each Borrower recognizes that, with fluctuations in the rates of interest set forth in SECTION 2.1.1 of this Agreement, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or any Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law. By the execution of this Agreement, each Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) such Borrower shall not seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all Interest at any time contracted for, charged or received from Borrowers in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrowers, Agent and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this SECTION 2.10 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this SECTION 2.10.

SECTION 3.        LOAN ADMINISTRATION

         3.1. MANNER OF BORROWING AND FUNDING REVOLVER LOANS. Borrowings under the Commitments established pursuant TO SECTION 1.1 hereof shall be made and funded as follows:

                  3.1.1.   Notice of Borrowing.

                           (i) Whenever Borrowers desire to make a Borrowing under SECTION 1.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to SECTION 2.1.2), Borrowers shall give Agent prior written notice or electronic notice (or telephonic notice, at Agent's request, promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of EXHIBIT D annexed hereto and signed by an authorized officer of Tropical. Such Notice of Borrowing shall be given by Borrowers no later than 11:00 a.m. at the office of Agent designated by Agent from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least 2 Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrowers to which the proceeds of such Borrowing are to be disbursed. Borrowers may not request any LIBOR Loans if a Default or Event of Default exists.

                           (ii) Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid with respect to any of the Obligations (whether as principal, accrued interest, fees or other charges, including the repayment of any LC Outstandings and any amounts owed to any Affiliate of Agent constituting Obligations) shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to Borrowers to honor any deemed request for a Revolver Loan on or after the Commitment Termination Date, when an Out-of-Formula Condition exists or would result therefrom, or when any applicable condition precedent set forth in SECTION 10 hereof is not satisfied, but may do so in the discretion of Agent (subject to the provisions of SECTION 12.9.4 if an Out-of-Formula Condition exists or would result therefrom) (or at the direction of the Required Lenders) and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

                           (iii) If Borrowers elect to establish a Controlled Disbursement Account with Bank or any Affiliate of Bank, then the presentation for payment by Bank of any check or other item of payment drawn on the Controlled Disbursement Account at a time when there are insufficient funds in such account to cover such check shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the date of such presentation and in an amount equal to the aggregate amount of the items presented for payment, and the proceeds of such Revolver Loans may be disbursed to the Controlled Disbursement Account and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to honor any deemed request for a Revolver Loan on or after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent in SECTION 10 hereof is not satisfied, but may do so in the discretion of Agent (subject to the provisions of SECTION 12.9.4 if an Out-of-Formula Condition exists or would result therefrom) (or at the direction of the Required Lenders) and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

                           (iv) As an accommodation to Borrowers, Agent and Lenders may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrowers; provided, however, that Borrowers shall confirm each such telephonic request for a Borrowing of LIBOR Loans by delivery of the required Notice of Borrowing to Agent by facsimile or electronic transmission promptly, but in no event later than 5:00 p.m. on the same day. Neither Agent nor any Lender shall have any liability to Borrowers for any loss or damage suffered by Borrowers as a result of Agent's or any Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Lenders by any Borrower and neither Agent nor any Lender shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

                  3.1.2. Fundings by Lenders. Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in SECTION 3.1.1(i) (except in the case of a deemed request by a Borrower for a Revolver Loan as provided in SECTIONS 3.1.1(ii) or (iii) or 3.1.3(ii) hereof, in which event no Notice of Borrowing need be submitted), each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested by such Borrower and that such Borrower is entitled to receive under the Loan Agreement. Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing pursuant to SECTION 3.1.1(ii) or

(iii) hereof), by 1:00 p.m. on the proposed funding date (in the case of Base Rate Loans) or by 3:00 p.m. at least 1 Business Day before the proposed funding date (in the case of LIBOR Loans). Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the Borrowing requested or deemed requested by such Borrower at Agent's designated bank in immediately available funds not later than 3:00 p.m. on the date of funding of such Borrowing, unless Agent's notice to Lenders is received after 1:00 p.m. on the proposed funding date of a Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Borrowing on or before 11:00 a.m. of the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall make the proceeds of the Revolver Loans received by it available to a Borrower by disbursing such proceeds in accordance with such Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. Neither Agent nor any Lender shall have any liability on account of any delay by any bank or other depository institution in treating the proceeds of any Revolver Loan as collected funds or any delay in receipt, or any loss, of funds that constitute a Revolver Loan, the wire transfer of which was initiated by Agent in accordance with wiring instructions provided to Agent. Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal such Lender's Pro Rata share of the requested Borrowing (or deemed request for a Borrowing pursuant to SECTION 3.1.1(ii) or (iii) hereof), Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to Borrowers on the applicable funding date. If a Lender's Pro Rata share of such Borrowing is not in fact deposited with Agent, then, if Agent has disbursed to a Borrower an amount corresponding to such share, then such Lender agrees to pay, and in addition Borrowers agree to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of Borrowers until the date such amount is paid or repaid to Agent, (a) in the case of Borrowers, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate. If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolver Loan, and if both such Lender and Borrowers shall have repaid such corresponding amount, Agent shall promptly return to Borrowers such corresponding amount in same day funds. A notice from Agent submitted to any Lender with respect to amounts owing under this SECTION
3.1.2 shall be conclusive, absent manifest error.

                  3.1.3.   Settlement and Settlement Loans.

                           (i) In order to facilitate the administration of the Revolver Loans under this Agreement, Lenders agree (which agreement shall be solely between Lenders and Agent and shall not be for the benefit of or enforceable by any Borrower) that settlement among them with respect to the Revolver Loans may take place on a periodic basis on dates determined from time to time by Agent (each a "Settlement Date"), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTION 10 of this Agreement have been met. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by Agent to Lenders with respect to such Settlement Date so that, as of each Settlement Date and after giving effect to the transaction to take place on such Settlement Date, each Lender shall hold its Pro Rata share of all Revolver Loans and participations in LC Outstandings then outstanding. Agent shall request settlement with the Lenders on a basis not less frequently than once every 5 Business Days.

                           (ii) Between Settlement Dates, Agent may request Fleet to advance, and Fleet may, but shall in no event be obligated to, advance to Borrowers out of Fleet's own funds the entire principal amount of any Borrowing of Revolver Loans that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolver Loan funded exclusively by

         Fleet being referred to as a "Settlement Loan"). Each Settlement Loan shall constitute a Revolver Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolver Loans, except that all payments thereon shall be payable to Fleet solely for its own account. The obligation of Borrowers to repay such Settlement Loans to Fleet shall be evidenced by the records of Fleet and need not be evidenced by any promissory note. Unless all Lenders are required to fund a Loan pursuant to SECTIONS 1.1.6 or 12.9.4, Agent shall not request Fleet to make any Settlement Loan if (A) Agent shall have received written notice from any Lender or any Borrower that one or more of the applicable conditions precedent set forth in SECTION 10 hereof will not be satisfied on the requested funding date for the applicable Borrowing and Agent in good faith has made a determination (without any liability to any Person) that such condition precedent will not be satisfied or (B) the requested Borrowing would exceed the amount of Availability on the funding date or would cause the then outstanding principal balance of all Settlement Loans to exceed $5,000,000. Fleet shall not be required to determine whether the applicable conditions precedent set forth in SECTION 10 hereof have been satisfied or the requested Borrowing would exceed the amount of Availability on the funding date applicable thereto prior to making, in its sole discretion, any Settlement Loan. On each Settlement Date, or, if earlier, UPON DEMAND by Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable. As provided in SECTION 3.1.1(ii), Borrowers shall be deemed to have requested (without the necessity of submitting any Notice of Borrowing) Revolver Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and to have Agent cause the proceeds of such Revolver Loans to be applied to the repayment of such Settlement Loans and interest accrued thereon. Agent shall notify the Lenders of the outstanding balance of Revolver Loans prior to 11:00 a.m. on each Settlement Date and each Lender (other than Fleet) shall deposit with Agent (without setoff, counterclaim or reduction of any kind) an amount equal to its Pro Rata share of the amount of Revolver Loans deemed requested in immediately available funds not later than 2:00 p.m. on such Settlement Date. Each Lender's obligation to make such deposit with Agent shall be absolute and unconditional and without regard to whether any of the conditions precedent set forth in SECTION 10 hereof are satisfied, any Out-of-Formula Condition exists or the Commitment Termination Date has occurred. If, as the result of the commencement by or against Borrowers of any Insolvency Proceeding or otherwise, any Settlement Loan may not be repaid by the funding by Lenders of Revolver Loans, then each Lender (other than Fleet) shall be deemed to have purchased a participating interest in any unpaid Settlement Loan in an amount equal to such Lender's Pro Rata share of such Settlement Loan and shall transfer to Fleet, in immediately available funds not later than the 2nd Business Day after Fleet's request therefor, the amount of such Lender's participation. The proceeds of Settlement Loans may be used solely for purposes for which Revolver Loans generally may be used in accordance with SECTION 1.1.3 hereof. If any amounts received by Fleet in respect of any Settlement Loans are later required to be returned or repaid by Fleet to Borrowers or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, upon demand by Fleet with notice to Agent, pay to Agent for the account of Fleet, an amount equal to each other Lender's Pro Rata share of all such amounts required to be returned by Fleet.

                  3.1.4. Disbursement Authorization. Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolver Loan requested by any Borrower, or deemed to be requested pursuant to SECTION 3.1.1 or SECTION 3.1.3(ii), as follows: (i) the proceeds of each Revolver Loan requested under SECTION 3.1.1(i) shall be disbursed by Agent by wire transfer to such bank account as may be agreed upon by Borrowers and Agent from time to time or elsewhere if pursuant to a written direction from any Borrower; and (ii) the proceeds of each Revolver Loan requested under SECTION 3.1.1(ii) or SECTION 3.1.3(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation. Any Loan proceeds received by any Borrower or in payment of any of the Obligations shall be deemed to have been received by all Borrowers.

         3.2. DEFAULTING LENDER. If any Lender shall, at any time, fail to make any payment to Agent or Fleet that is required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to such defaulting Lender hereunder and apply such payments to such defaulting Lender's defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate. The failure of any Lender to fund its portion of any Revolver Loan or payment in respect of an LC Obligation shall not relieve any other Lender of its obligation, if any, to fund its portion of the Revolver Loan or payment in respect of an LC Obligation on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Revolver Loan or payment in respect of an LC Obligation to be made by such Lender on the date of any Borrowing. Solely as among the Lenders and solely for purposes of voting or consenting to matters with respect to any of the Loan Documents, Collateral or any Obligations and determining a defaulting Lender's Pro Rata share of payments and proceeds of Collateral pending such defaulting Lender's cure of its defaults hereunder, a defaulting Lender shall not be deemed to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). The provisions of this
SECTION 3.2 shall be solely for the benefit of Agent and Lenders and may not be enforced by Borrowers.

         3.3      SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

                  3.3.1. Number of LIBOR Loans. In no event may the number of LIBOR Loans outstanding at any time to any Lender exceed 5.

                  3.3.2. Minimum Amounts. Each Borrowing of LIBOR Loans pursuant to SECTION 3.1.1(i), and each continuation of or conversion to LIBOR Loans pursuant to SECTION 2.1.2 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

                  3.3.3. LIBOR Lending Office. Each Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrowers for increased costs or expenses resulting solely from such designation or transfer (except any such transfer that is made by a Lender pursuant to SECTION 2.6 or SECTION 2.7 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

                  3.3.4. Funding of LIBOR Loans. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBOR Loans; provided, however, that such LIBOR Loans shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of Borrowers to repay such LIBOR Loans shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. The calculation of all amounts payable to Lender under SECTION 2.7 and 2.9 shall be made as if each Lender had actually funded or committed to fund its LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant

Interest Period for such LIBOR Loans; provided, however, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing presumption shall be utilized only for the calculation of amounts payable under SECTION 2.7 and
SECTION 2.9.

         3.4. BORROWERS' REPRESENTATIVE. Each Borrower hereby irrevocably appoints Tropical, and Tropical agrees to act under this Agreement, as the agent and representative of itself and each other Borrower for all purposes under this Agreement, including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a LIBOR Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Agent. Agent may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by Tropical, whether in its own name, on behalf of any Borrower or on behalf of "the Borrowers," and Agent shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Notice of Borrowing, Notice of Conversion Continuation, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of Borrowers' liability for the Obligations be affected, provided that the provisions of this SECTION
3.4 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by "a Borrower" hereunder. Agent may maintain a single Loan Account in the name of "Tropical Sportswear Int'l Corporation" hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower's liability for the Obligations.

         3.5. ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Security Document) shall be secured by Agent's Lien upon all of the Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of each Borrower and the holder of a separate claim against each Borrower to the extent of any Obligations jointly and severally owed by Borrowers to Agent or such Lender.

SECTION 4.        PAYMENTS

         4.1. GENERAL PAYMENT PROVISIONS. All payments (including all prepayments) of principal of and interest on the Loans, LC Outstandings and other Obligations that are payable to Agent or any Lender shall be made to Agent in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day). All payments received by Agent shall be distributed by Agent in accordance with SECTION 4.6 hereof, subject to the rights of offset that Agent may have as to amounts otherwise to be remitted to a particular Lender by reason of amounts due Agent from such Lender under any of the Loan Documents.

         4.2.     REPAYMENT OF REVOLVER LOANS.

                  4.2.10. Payment of Principal. The outstanding principal amounts with respect to the Revolver Loans shall be repaid as follows:

                           (i) Any portion of the Revolver Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders (or, in the case of Settlement Loans, for the sole benefit of Fleet) unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon (a) each receipt by Agent, any

         Lender or Borrowers of any proceeds of any of the Accounts or Inventory, to the extent of such proceeds, (b) the Commitment Termination Date, and (c) in the case of Settlement Loans, the earlier of Fleet's demand for payment or on each Settlement Date with respect to all Settlement Loans outstanding on such date.

                           (ii) Any portion of the Revolver Loans consisting of the principal amount of LIBOR Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders, unless converted to a Base Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, immediately upon (a) the last day of the Interest Period applicable thereto and (b) the Commitment Termination Date. In no event shall Borrowers be authorized to make a voluntary prepayment with respect to any Revolver Loan outstanding as a LIBOR Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Agent or Borrowers are otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrowers pay to Agent, for the Pro Rata benefit of Lenders, concurrently with any prepayment of a LIBOR Loan, any amount due Agent and Lenders under
         SECTION 2.9 hereof as a consequence of such prepayment. Notwithstanding the foregoing provisions of this SECTION 4.2.1(ii), if, on any date that Agent receives proceeds of any of the Accounts or Inventory, there are no Revolver Loans outstanding as Base Rate Loans, Agent may either hold such proceeds as cash security for the timely payment of the Obligations or apply such proceeds to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Termination Date).

                           (iii) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrowers shall, on the sooner to occur of Agent's demand or the first Business Day after any Borrower has obtained knowledge of such Out-of-Formula Condition, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrowers shall immediately deposit with Agent, for the Pro Rata benefit of Lenders, for application to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Termination Date) cash in an amount sufficient to eliminate such Out-of-Formula Condition, and Agent may (a) hold such deposit as cash security pending disbursement of same to Lenders for application to the Obligations, or (b) if a Default or Event of Default exists, immediately apply such proceeds to the payment of the Obligations, including the Revolver Loans outstanding as LIBOR Loans (in which event Borrowers shall also pay to Agent for the Pro Rata benefit of Lenders any and all amounts required by SECTION 2.9 to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto).

                  4.2.2. Payment of Interest. Interest accrued on the Revolver Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolver Loan (whether a Base Rate Loan or LIBOR Loan) and (ii) the last day of the applicable Interest Period in the case of a LIBOR Loan. Accrued interest shall also be paid by Borrowers on the Commitment Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to SECTION 2.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

         4.3.     RESERVED.

         4.4. PAYMENT OF OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, including the LC Outstandings and Extraordinary Expenses incurred by Agent or any Lender, shall be repaid by Borrowers to Agent for allocation among Agent and Lenders as provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, ON demand.

         4.5. MARSHALING; PAYMENTS SET ASIDE. None of Agent or any Lender shall be under any obligation to marshal any assets in favor of Borrowers or any other Obligor or against or in payment of any or all of the Obligations. To the extent that Borrowers make a payment to Agent or Lenders or Agent or any Lender receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or the proceeds of such Collateral or setoff (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any loss by Agent or Lenders, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made or received and any such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this SECTION 4.5 shall survive any termination of the Commitments and Full Payment of the Obligations.

         4.6.     AGENT'S ALLOCATION OF PAYMENTS AND COLLECTIONS.

                  4.6.1. Allocation of Payments. All monies to be applied to the Obligations, whether such monies represent voluntary or mandatory payments or prepayments by one or more Obligors or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) first, to Agent to pay principal and accrued interest on any portion of the Revolver Loans which Agent may have advanced on behalf of any Lender and for which Agent has not been reimbursed by such Lender or Borrowers;
(ii) second, to Fleet to pay the principal and accrued interest on any portion of the Settlement Loans outstanding, to be shared with Lenders that have acquired and paid for a participating interest in such Settlement Loans; (iii) third, to the extent that Fleet has not received from any Participating Lender a payment as required by SECTION 1.3.2 hereof, to Fleet to pay all such required payments from each Participating Lender; (iv) fourth, to Agent to pay the amount of Extraordinary Expenses and amounts owing to Agent pursuant to SECTION 14.10 hereof that have not been reimbursed to Agent by Borrowers or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (v) fifth, to Agent to pay any Indemnified Amount that has not been paid to Agent by Obligors or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (vi) sixth, to Agent to pay any fees due and payable to Agent; (vii) seventh, to each Lender for any Indemnified Amount that such Lender has paid to Agent and any Extraordinary Expenses that such Lender has reimbursed to Agent or such Lender has incurred, to the extent that such Lender has not been reimbursed by Obligors therefor; (viii) eighth, to Fleet to pay principal and interest with respect to LC Outstandings (or to the extent any of the LC Outstandings are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to provide security for the payment of the LC Outstandings), which payment shall be shared with the Participating Lenders in accordance with SECTION 1.3.2(iii) hereof; (ix) ninth, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans (other than settlement Loans) then outstanding;
(x) tenth, to Lenders in payment
of any unpaid principal and accrued interest with respect to any of the remaining Obligations (other than the Obligations described in clause (xi) below) to be shared among Agent and Lenders ratably in proportion to their respective shares of such Loans and other Obligations (other than the Obligations described in clause (xi) below), or on such other basis as may be agreed upon in writing by Agent and Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of Borrower); and
(xi) eleventh, to Bank, any Lender or any Affiliate thereof in payment of any Banking Relationship Debt, to be shared among Bank, Lenders and any Affiliates thereof ratably. The allocations set forth in this SECTION 4.6 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of any Borrower or any other Person.

                  4.6.2. Erroneous Allocation. Agent shall not be liable for any allocation or distribution of payments made by it in good faith and, if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to which payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which such other Lenders are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

         4.7. APPLICATION OF PAYMENTS AND COLLATERAL PROCEEDS. All Payment Items received by Agent by 12:00 noon, Hartford, Connecticut time, on any Business Day shall be deemed received on that Business Day. All Payment Items received by Agent after 12:00 noon, Hartford, Connecticut time, on any Business Day shall be deemed received on the following Business Day. Each Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Agent or any Lender from or on behalf of Borrowers, and each Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records; provided, however, that any payments or proceeds of Collateral received by Agent on the date that an Event of Default does not exist shall be applied in accordance with any provisions of this Agreement that govern the application of such payment or proceeds. If, as the result of Agent's collection of proceeds of Accounts and other Collateral as authorized by SECTION 7.2.6 a credit balance exists, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists. Lenders may, at their option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

         4.8.     LOAN ACCOUNTS; THE REGISTER; ACCOUNT STATED.

                  4.8.1. Loan Accounts. Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a "Loan Account") evidencing the Debt of Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder and under each Note payable to such Lender. Any failure of a Lender to record in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing hereunder to such Lender.

                  4.8.2. The Register. Agent shall maintain a register (the "Register") which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto,

(iii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Agent from Borrowers or any other Obligor and each Lender's share thereof. The Register shall be available for inspection by Borrowers or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior notice. Any failure of Agent to record in the Register, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

                  4.8.3. Entries Binding. The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Register or any Loan Account is provided to any Person, or any Person inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable, shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Agent in writing within 30 days after such Person's receipt of such copy or such Person's inspection of the Register or Loan Account of its intention to dispute the information contained therein.

         4.9. GROSS UP FOR TAXES. If Borrowers shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Loan Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrowers shall make such withholding or deductions, and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         4.10. WITHHOLDING TAX EXEMPTION. At least 5 Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Foreign Lender, such Foreign Lender agrees that it will deliver to Borrowers and Agent 2 duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or any subsequent replacement substitute or form therefor), certifying in either case that such Lender is entitled to receive payment under this Agreement and its Note without deduction or withholding of any United States federal income taxes. Each Foreign Lender which so delivers a Form W-8BEN or W-8ECI further undertakes to deliver to Borrowers and Agent 2 additional copies of such form (or a successor form) on or before the date that such form expires (currently, 3 successive calendar years for Form W-8BEN and one calendar year for Form W-8ECI) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowers or Agent, in each case certifying that such Foreign Lender is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrowers and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes.

         4.11.    NATURE AND EXTENT OF EACH BORROWER'S LIABILITY.

                  4.11.1. Joint and Several Liability. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the

Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or any other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

                  4.11.2. Unconditional Nature of Liability. Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Agent or any Lender, (iv) the failure by Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Agent's release of any Collateral or of its Liens upon any Collateral, (v) Agent's or Lenders' election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Loan Documents or any waiver of a Default or Event of Default, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Agent's or any Lender's claims against any other Obligor for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower. At any time an Event of Default exists, Agent may proceed directly and at once, without notice to any Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision under Applicable Law that might otherwise require Agent to pursue or exhaust its remedies against any Collateral or Obligor before pursuing another Obligor. Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

                  4.11.3. No Reduction in Liability for Obligations. No payment or payments made by an Obligor or received or collected by Agent or Lenders from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are paid in full and this Agreement is terminated.

                  4.11.4. Contribution. Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Borrowers (each such Borrower being referred to as a "Contributing Borrower") shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

                  4.11.5. Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations.

SECTION 5.        TERM AND TERMINATION OF COMMITMENTS

         5.1. TERM OF COMMITMENTS. Subject to each Lender's right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists (provided, that each Lender's obligation vis-a-vis Agent shall be governed by SECTION 3.1.2 hereof) or upon termination of the Commitments as provided in SECTION 5.2 hereof, the Commitments shall be in effect from the date hereof through the close of business on June 6, 2006 (the "Term").

         5.2.     TERMINATION.

                  5.2.1. Termination by Agent. Agent may (and upon the direction of the Required Lenders, shall) terminate the Commitments without notice at any time an Event of Default exists; provided, however, that the Commitments shall automatically terminate as provided in SECTION 11.2 hereof.

                  5.2.2. Termination by Borrowers. Upon at least 60 days prior written notice to Agent, Borrowers may, at their option, terminate the Commitments; provided, however, no such termination by Borrowers shall be effective until Borrowers have satisfied all of the Obligations. Any notice of termination given by Borrowers shall be irrevocable unless Agent otherwise agrees in writing. Borrowers may elect to terminate the Commitments in their entirety only. No section of this Agreement, Type of Loan available hereunder or Commitment may be terminated by Borrowers singly.

                  5.2.3.   Reserved.

                  5.2.4. Effect of Termination. On the effective date of termination of the Commitments by Agent or by Borrowers, all of the Obligations shall be immediately due and payable and Lenders shall have no obligation to make any Loans and Fleet shall have no obligation to procure any Letters of Credit. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Full Payment of the Obligations. Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Agent shall have received either (i) a written agreement, executed by Borrowers and any Person deemed financially responsible by Agent whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage or (ii) such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent and Lenders from any such loss or damage. The provisions of SECTIONS 2.4, 2.7, 2.8, 2.9, 4.5, 4.9 and this SECTION 5.2.4 and all obligations of Borrowers to indemnify Agent or any Lender pursuant to this Agreement or any of the other Loan Documents shall in all events survive any termination of the Commitments and Full Payment of the Obligations.

SECTION 6.        COLLATERAL

         6.1. GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of all of the Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all personal property of such Borrower, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                           (i)      all Accounts Collateral;

                           (ii)     all Goods, including all Inventory and
         Equipment;

                           (iii)    all Instruments;

                           (iv)     all Chattel Paper;

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

                           (v)      all Documents;

                           (vi)     Commercial Tort Claims;

                           (vii)    all Supporting Obligations;

                           (viii) all General Intangibles, including Payment Intangibles and Software;

                           (ix)     all Deposit Accounts;

                           (x) all Investment Property (but excluding any portion thereof that constitutes Margin Stock unless otherwise expressly provided in any Security Documents);

                           (xi)     all Letter-of-Credit Rights;

                           (xii) all monies now or at any time or times hereafter in the possession or under the control of Agent or a Lender or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral in the Cash Collateral Account;

                           (xiii) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through
         (xii) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to or destruction of any of the Collateral; and

                           (xiv) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of such Borrower pertaining to any of (i) through (xiii) above.

         6.2. LIEN ON DEPOSIT ACCOUNTS. As additional security for the payment and performance of the Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon, and hereby collaterally assigns to Agent, all of such Borrower's right, title and interest in and to each Deposit Account of such Borrower and in and to any deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account or any special lockbox account and in the accounts in which sums are deposited. In connection with the foregoing, each Borrower hereby authorizes and directs each such bank or other depository to pay or deliver to Agent upon its written demand therefor made at any time that an Event of Default exists and without further notice to such Borrower (such notice being hereby expressly waived), all balances in each Deposit Account maintained by such Borrower with such depository for application to the Obligations then outstanding, and the rights given Agent in this Section shall be cumulative with and in addition to Agent's other rights and remedies in regard to the foregoing Property as proceeds of Collateral. Each Borrower hereby irrevocably appoints Agent as such Borrower's attorney-in-fact to collect any and all such balances to the extent any such payment is not made to Agent by such bank or other depository after demand thereon is made by Agent pursuant hereto.

         6.3.     REAL ESTATE COLLATERAL.

                  6.3.1. Lien on Real Estate. The due and punctual payment and performance of the Obligations shall also be secured by the Mortgage.

                  6.3.2. Collateral Assignment of Leases. To further secure the prompt payment and performance of the Obligations, each Borrower hereby grants, transfers and assigns to Agent, for the benefit of Secured Parties, and hereby grants to Agent, for the benefit of Secured Parties, a security interest in and Lien upon all of such Borrower's right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Borrower is a party, whether as lessor or lessee, and all extensions, renewals and modifications thereof.

         6.4.     OTHER COLLATERAL.

                  6.4.1. Cash Collateral. In addition to the items of Property referred to in SECTION 6.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

                  6.4.2 Commercial Tort Claims. Borrowers shall promptly notify Agent in writing upon any Borrower's obtaining a Commercial Tort Claim after the Closing Date against any Person and, upon Agent's written request, promptly enter into an amendment to this Agreement (or any of the other Loan Documents) and do such other acts or things deemed appropriate by Agent to confer upon Agent a security interest in each such Commercial Tort Claim.

                  6.4.3 Certain After-Acquired Collateral. Borrowers shall promptly notify Agent in writing upon any Borrower's obtaining any Collateral after the Closing Date consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon Agent's request, shall promptly execute such documents and do such other acts or things deemed appropriate by Agent to confer upon Agent control with respect to such Collateral; promptly notify Agent in writing upon any Borrower's obtaining any Collateral after the Closing Date consisting of Documents or Instruments and, upon Agent's request, shall promptly execute such documents and do such other acts or things deemed appropriate by Agent to deliver to it possession of such Documents and, with respect to non-negotiable Documents, to have such non-negotiable Documents issued in the name of Agent; and with respect to collateral in the possession of a third party, other than certificated securities and Goods covered by a Document, such Borrower shall obtain an acknowledgment from the third party that is in possession of such Collateral that such third party holds the Collateral for the benefit of Agent.

         6.5. NO ASSUMPTION OF LIABILITY. The security interest granted pursuant to this Agreement is granted as security only and shall not subject Agent or any Lender to, or in any way alter or modify, any obligation of liability of Borrowers with respect to or arising out of the Collateral.

         6.6 LIEN PERFECTION; FURTHER ASSURANCES. Promptly after Agent's request therefor, Borrowers shall execute or cause to be executed and deliver to Agent such instruments, assignments, title certificates or other documents as are necessary under the UCC or other Applicable Law (including any motor vehicle certificates of title act) to perfect (or continue the perfection of) Agent's Lien upon the Collateral and shall take such other action as may be requested by Agent to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, each Borrower hereby irrevocably authorizes Agent to execute and file in any jurisdiction any financing statement or amendment thereto on such Borrower's behalf, including financing statements that indicate the Collateral (i) as all assets or all personal property of such Borrower or words to similar effect or (ii) as being of equal or lesser scope, or with greater or lesser detail, than as set forth in this SECTION 6. Each Borrower also hereby ratifies its authorization for Agent to have filed in any jurisdiction any like financing statement or amendment thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

         6.7. FOREIGN SUBSIDIARY STOCK. Notwithstanding anything to the contrary set forth in SECTION 6.1 above, the types or items of Collateral described in such Section shall include only sixty-six percent (66%) of the stock of any Foreign Subsidiary.

SECTION 7.        COLLATERAL ADMINISTRATION

         7.1      GENERAL PROVISIONS.

                  7.1.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at one or more of the business locations of Borrowers set forth in
SCHEDULE 7.1.1 hereto and shall not be moved therefrom, without the prior written approval of Agent, except that in the absence of an Event of Default and acceleration of the maturity of the Obligations in consequence thereof, Borrowers may (i) make sales or other dispositions of any Collateral to the extent authorized by SECTION 9.2.10 hereof, and (ii) move Inventory or Equipment or any record relating to any Collateral to a location in the United States other than those shown on SCHEDULE 7.1.1 hereto so long as Borrowers have given Agent at least 30 Business Days' prior written notice of such new location and prior to moving any Inventory or Equipment to such location Borrowers have cooperated with Agent in filing any UCC-1 financing statements or other appropriate documentation necessary to perfect or continue perfection of Agent's first priority Liens with respect to such Inventory or Equipment. Notwithstanding anything to the contrary contained in this Agreement, Borrowers shall not be permitted to keep, store or otherwise maintain any Collateral at any location (including any location described in SECTION 7.1.1), unless (i) a Borrower is the owner of such location, (ii) a Borrower leases such location and the landlord has executed in favor of Agent a Lien Waiver, or (iii) the Collateral consists of Inventory placed with a warehouseman, bailee or processor, Agent has received from such warehouseman, bailee or processor a Lien Waiver and, to the extent determined necessary by Agent in its sole discretion, an appropriate UCC-1 financing statement has been filed with the appropriate Governmental Authority in the jurisdiction where such warehouseman, bailee or processor is located in order to perfect, or to maintain the uninterrupted perfection of, Agent's security interest in such Inventory.

                  7.1.2. Insurance of Collateral; Condemnation Proceeds. Each Borrower shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. SCHEDULE 7.1.2 describes all insurance of Borrowers in effect on the date hereof. All proceeds payable under each such policy shall be payable to Agent for application to the Obligations. Borrowers shall deliver the originals or certified copies of such policies to Agent with satisfactory lender's loss payable endorsements reasonably satisfactory to Agent naming Agent as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Each Borrower agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, each Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by such Borrower provided that all proceeds thereof are applied in the manner specified in this Agreement, and Agent agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims, and Agent shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents. Any condemnation awards in connection with a condemnation of any of the Collateral shall be promptly turned over to Agent for application to the Obligations.

                  7.1.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Agent to any Person to realize upon any Collateral shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrowers' sole risk.

                  7.1.4. Defense of Title to Collateral. Each Borrower shall at all times defend such Borrower's title to the Collateral and Agent's Liens therein against all Persons and all claims and demands whatsoever other than Permitted Liens.

         7.2.     ADMINISTRATION OF ACCOUNTS.

                  7.2.1. Records and Schedules of Accounts. Each Borrower shall provide to Agent on or before the 20th day of each month, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, face value and age of invoices for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Agent's request therefor, copies of proof of delivery and a copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $500,000 cease to be Eligible Accounts in whole or in part, Borrowers shall notify Agent of such occurrence promptly (and in any event within 2 Business Days) after any Borrower's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Upon Agent's request therefor, each Borrower shall deliver to Agent copies of invoices or invoice registers related to all of its Accounts.

                  7.2.2. Discounts, Disputes and Returns. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, such Borrower shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $250,000 are in dispute between any Borrower and any Account Debtor, or if any returns are made in excess of $250,000 with respect to any Accounts owing from an Account Debtor, such Borrower shall provide Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy. At any time an Event of Default exists, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers.

                  7.2.3. Taxes. If an Account of any Borrower includes a charge for any Taxes payable to any Governmental Authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrower therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due by Borrowers.

                  7.2.4. Account Verification. Whether or not a Default or an Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower to verify the validity, amount or any other matter relating to any Accounts of such Borrower by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

                  7.2.5. Maintenance of Dominion Account. Borrowers shall maintain a Dominion Account pursuant to a lockbox or other arrangement acceptable to Agent and, in the case of such Dominion Account and lockbox arrangement, with such bank as may be selected by Borrowers and be acceptable to Agent. Borrowers shall issue to each such lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the Dominion Account. Borrowers shall enter into agreements, in form satisfactory to Agent, with each bank at which a Dominion Account is maintained by which such bank shall immediately transfer to the Payment Account all monies deposited to the Dominion Account. All funds deposited in each Dominion Account shall be subject to Agent's Lien. Borrowers shall obtain the agreement (in favor of and in form and content satisfactory to Agent and Lenders) by each bank at which a Dominion Account is maintained to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account. Neither Agent nor Lenders assume any responsibility to Borrowers for such lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  7.2.6. Collection of Accounts and Proceeds of Collateral. To expedite collection, each Borrower shall endeavor in the first instance to make collection of such Borrower's Accounts for Agent and Lenders. Borrowers shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to the Dominion Account (or lockboxes related to the Dominion Account), and deposit and cause their Subsidiaries to deposit promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a lockbox) into the Dominion Account. Borrowers shall issue to each lockbox bank an irrevocable letter of instruction directing such bank to deposit all remittances received in the lockbox to the Dominion Account. All Payment Items received by any Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Borrower as trustee of an express trust for Agent's benefit; such Borrower shall immediately deposit same in kind in the Dominion Account; and Agent may remit such proceeds to Lenders for application of such proceeds to the Obligations in the manner authorized by this Agreement. Agent retains the right at all times that a Default or an Event of Default exists to notify Account Debtors of any Borrower that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses incurred by Agent or Lenders, including reasonable attorneys' fees.

         7.3.     ADMINISTRATION OF INVENTORY.

                  7.3.1. Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory and shall furnish Agent and Lenders inventory reports respecting such Inventory in form and detail satisfactory to Agent and Lenders at such times as Agent and Lenders may request, but so long as no Default or Event of Default exists, no more frequently than once each week. Borrowers shall deliver to Agent and Lenders on or before the third Business Day of each week an open order report for the immediately preceding week specifying the dollar amount of orders for merchandise received but unshipped and the expected gross margin thereon. Each Borrower shall, at its own expense, conduct a physical inventory (or a cycle count certified by Borrower's firm of independent certified public accountants) no less frequently than annually and periodic cycle counts consistent with such Borrower's historical practices and shall provide to Agent and Lenders a report based on each such physical inventory and cycle count promptly after completion thereof, together with such supporting information as Agent shall request. Agent may participate in and observe each physical count or inventory, which participation shall be at Borrowers' expense at any time that an Event of Default exists.

                  7.3.2. Returns of Inventory. No Borrower shall return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the Ordinary Course of Business of such Borrower and such Person; (ii) no Default or Event of Default exists or would result therefrom; (iii) the return of such Inventory will not result in an Out-of-Formula Condition; (iv) such Borrower promptly notifies Agent thereof if the aggregate Value of all Inventory returned in any month exceeds $1,000,000; and (v) any payments received by such Borrower in connection with any such return are promptly turned over to Agent for application to the Obligations.

                  7.3.3. Acquisitions and Sale of Inventory. No Borrower shall acquire or accept any Inventory on consignment or approval and will use its best efforts to insure that all Inventory that is produced in the United States of America will be produced in accordance with the FLSA. No Borrower shall sell any Inventory to any customer on approval or any other basis upon which the customer has a right to return or obligates any Borrower to repurchase such Inventory (it being acknowledged that the foregoing does not include discretionary decisions on the part of a Borrower to repurchase Inventory).

                  7.3.4. Maintenance of Inventory. Borrowers shall produce, use, store and maintain all Inventory with all reasonable care and caution in accordance with applicable standards of any insurance and in conformity with Applicable Law (including the requirements of the FLSA) and will maintain current rent payments (within applicable grace periods provided for in leases) at all locations at which any Inventory is maintained or stored.

         7.4.     ADMINISTRATION OF EQUIPMENT.

                  7.4.1. Records and Schedules of Equipment. Each Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and cost of its Equipment and all dispositions made in accordance with
SECTION 7.4.2 hereof, and shall furnish Agent and Lenders with a current schedule containing the foregoing information upon request by Agent. Promptly after request therefor by Agent, Borrowers shall deliver to Agent and Lenders any and all evidence of ownership, if any, of any of the Equipment.

                  7.4.2. Dispositions of Equipment. No Borrower will sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of any Equipment that is owned on the Closing Date by any Foreign Subsidiary, (ii) dispositions of Equipment which, in the aggregate during any consecutive 12-month period, has a fair market value or book value, whichever is more, of $500,000 or less, provided that all Net Disposition Proceeds thereof are remitted to Agent for application to the Obligations, or (iii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrowers shall have given Agent at least 10 days' prior written notice of such disposition.

                  7.4.3. Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Each Borrower shall ensure that the Equipment shall be mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer's published and recommended specifications. No Borrower will permit any of the Equipment to become affixed to any real Property leased to such Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Agent, and no Borrower will permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien.

         7.5. BORROWING BASE CERTIFICATES. On the Closing Date and on each Business Day after the Closing Date, Borrowers shall deliver to Agent (and Agent shall, on request from a Lender, promptly deliver to such Lender) a Borrowing Base Certificate prepared as of the close of business of the previous Business Day. All calculations of Availability in connection with any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer to Agent, provided that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. In no event shall the Borrowing Base be deemed to exceed the amount of the Borrowing Base shown on the Borrowing Base Certificate last received by Agent prior to such date, as such Borrowing Base Certificate may be adjusted by Agent as herein authorized.

SECTION 8.        REPRESENTATIONS AND WARRANTIES

         8.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, each Borrower warrants and represents to Agent and Lenders that:

                  8.1.1. Organization and Qualification. Each Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on SCHEDULE 8.1.1 hereto and in all other states and jurisdictions in which the failure of such Borrower or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

                  8.1.2. Power and Authority. Each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of any Borrower or any of its Subsidiaries; (ii) contravene the Organization Documents of any Borrower or any of its Subsidiaries; (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected that involves a dollar amount of $1,000,000 or more; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

                  8.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such Loan Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.

                  8.1.4.   Capital Structure. As of the date hereof, SCHEDULE
8.1.4 hereto states (i) the correct name of each Subsidiary, its jurisdiction of incorporation and the percentage of its Equity Interests having voting powers owned by each Person, (ii) the name of each Borrower's corporate Affiliates and the nature of the affiliation and (iii) the number of authorized and issued Equity Interests (and treasury shares) of each Borrower and its Subsidiaries. Each Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. Since the date of the financial statements of Borrowers referred to in SECTION 8.1.9 hereof, Borrowers have not made, or obligated itself to make, any Distribution. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower or any of its Subsidiaries. Except as set forth on SCHEDULE 8.1.4 hereto, there are no outstanding agreements or instruments binding upon the holders of any Borrower's Equity Interests relating to the ownership of its Equity Interests.

                  8.1.5. Corporate Names. During the 5-year period preceding the date of this Agreement, no Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on
SCHEDULE 8.1.5 hereto. Except as set forth on SCHEDULE 8.1.5, no Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

                  8.1.6. Business Locations; Agent for Process. As of the date hereof, the chief executive office and other places of business of each Borrower and its Subsidiaries are as listed on SCHEDULE 7.1.1 hereto. During the 5-year period preceding the date of this Agreement, no Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on SCHEDULE 7.1.1. Except as shown on SCHEDULE
7.1.1 on the date hereof, no Inventory of any Borrower or any of its Subsidiaries is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

                  8.1.7. Title to Properties; Priority of Liens. Each Borrower and each of its Subsidiaries has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its personal Property, including all Property reflected in the financial statements referred to in SECTION 8.1.9 or delivered pursuant to SECTION 9.1.3, in each case free and clear of all Liens except Permitted Liens. Each Borrower has paid or discharged, and has caused each of its Subsidiaries to pay and discharge, all lawful claims which, if unpaid, might become a Lien against any Properties of such Borrower or any such Subsidiary that is not a Permitted Lien. The Liens granted to Agent pursuant to this Agreement and the other Security Documents are duly perfected, first priority Liens, subject only to those Permitted Liens that are expressly permitted by the terms of this Agreement to have priority over the Liens of Agent.

                  8.1.8. Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect to any Account. Unless otherwise indicated in writing to Agent or excluded by Borrowers in its calculation of the Borrowing Base in any Borrowing Base Certificate, with respect to each Account, each Borrower warrants that:

                           (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                           (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the Ordinary Course of Business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

                           (iii) It is for a sum certain maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

                           (iv) Such Account, and Agent's security interest therein, is not, and will not (by voluntary act or omission of a Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Agent to be immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

                           (v) The contract under which such Account arose does not condition or restrict a Borrower's right to assign to Agent the right to payment thereunder unless such Borrower has obtained the Account Debtor's consent to such collateral assignment or complied with any conditions to such assignment (regardless of whether under the UCC or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Agent);

                           (vi) Such Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the Ordinary Course of Business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Agent pursuant to SECTION 7.2.1 hereof;

                           (vii) To the best of such Borrower's knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of such Account or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

                           (viii) To the best of such Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to such Account was executed and (2) is Solvent; and

                           (ix) To the best of such Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder and which are reasonably likely to result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

                  8.1.9. Financial Statements; Fiscal Year. The Consolidated and consolidating balance sheets of Borrowers and such other Persons described therein (including the accounts of all Subsidiaries of Borrowers for the respective periods during which a Subsidiary relationship existed) as of November 29, 2003, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrowers and such Persons at such dates and the results of Borrowers' operations for such periods. Since November 29, 2003, there has been no material change in the condition, financial or otherwise, of Borrowers and such other Persons as shown on the Consolidated balance sheet as of such date and no material change in the aggregate value of Collateral owned by Borrowers or such other Persons, except for a possible valuation adjustment on certain real property, fixtures and Equipment with respect to Borrowers' new building in Tampa, Florida known as 5002 West Waters Avenue, Tampa, Florida and a write-down in value with respect to the account receivable owing to Borrowers from Swiss Army Brands, Inc., none of which transactions or changes, individually or in the aggregate, has been materially adverse.

                  8.1.10. Full Disclosure. The financial statements referred to in SECTION 8.1.9 hereof do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstances in existence on the date hereof which any Borrower has failed to disclose to Agent in writing that may reasonably be expected to have a Material Adverse Effect.

                  8.1.11. Solvent Financial Condition. Each Borrower and each of its Subsidiaries is now Solvent and, after giving effect to the Loans to be made hereunder, the Letters of Credit to be issued in connection herewith and the consummation of the other transactions described in the Loan Documents, Borrower and each of its Subsidiaries will be Solvent.

                  8.1.12.  Surety Obligations. Except as set forth on SCHEDULE
8.1.12 hereto on the date hereof, no Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  8.1.13. Taxes. The FEIN of each of each Borrower and each of its Subsidiaries is as shown on SCHEDULE 8.1.13 hereto. Each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Borrower and each of its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

                  8.1.14. Brokers. There are no claims against any Borrower for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Loan Documents.

                  8.1.15. Intellectual Property. Each Borrower and each of its Subsidiaries each owns or has the lawful right to use all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others; there is no objection to, or pending (or, to Borrower's knowledge, threatened) Intellectual Property Claim with respect to, any Borrower's or any of its Subsidiaries' right to use any such Intellectual Property and such Borrower is not aware of any grounds for challenge or objection thereto; and, except as may be disclosed on SCHEDULE 8.1.15, no Borrower nor any of its Subsidiaries pays any royalty or other compensation to any Person for the right to use any Intellectual Property. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on SCHEDULE
8.1.15 hereto, to the extent they are registered under any Applicable Law or are otherwise material to any Borrower's or any of its Subsidiaries' business.

                  8.1.16. Governmental Approvals. Each Borrower and each of its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except for Governmental Approvals the failure to possess which could not be reasonably expected to have a Material Adverse Effect.

                  8.1.17. Compliance with Laws. Each Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law, including the Sarbanes-Oxley Act (except to the extent that any such noncompliance with Applicable Law could not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation. No Inventory has been produced in violation of the FLSA. With respect to matters arising under any Environmental Laws, the representations and warranties contained in the Environmental Certificate are true and correct on the date hereof.

                  8.1.18. Burdensome Contracts. No Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction which has or could be reasonably expected to have a Material Adverse Effect. No Borrower nor any of its Subsidiaries is a party or subject to any Restrictive Agreements, except as set forth on SCHEDULE 8.1.18 hereto. None of such Restrictive Agreements prohibit the execution or delivery of any of the Loan Documents by any Obligor or the performance by any Obligor of its obligations under any of the Loan Documents to which it is a party, in accordance with the terms of such Loan Documents.

                  8.1.19. Litigation. Except as set forth on SCHEDULE 8.1.19 hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Borrower, threatened on the date hereof against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries, (i) which relate to any of the Loan Documents or any of the transactions contemplated thereby or (ii) which, if determined adversely to any Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. To the knowledge of each Borrower, no Borrower nor any of its Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal.

                  8.1.20. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Borrower's performance hereunder, constitute a Default or an Event of Default. No Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt of a Borrower or a Subsidiary to any Person for Money Borrowed.

                  8.1.21. Leases. SCHEDULE 8.1.21 hereto is a complete listing of each capitalized and operating lease of each Borrower and each of its Subsidiaries on the date hereof that constitutes a Material Contract. Each Borrower and each of its Subsidiaries is in substantial compliance with all of the terms of each of its respective capitalized and operating leases and there is no basis upon which the lessors under any such leases could terminate same or declare Borrower or any of its Subsidiaries in default thereunder.

                  8.1.22. Pension Plans. Except as disclosed on SCHEDULE 8.1.22 hereto, no Borrower nor any of its Subsidiaries has any Plan on the date hereof. Each Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that is reasonably likely to result in a Material Adverse Effect exists in connection with any Plan. No Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multi-employer Plan.

                  8.1.23. Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship between any Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower, or with any material supplier or group of suppliers, and there exists no condition or state of facts or circumstances which is reasonably likely to have a Material Adverse Effect or prevent any Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                  8.1.24.  Labor Relations. Except as described on SCHEDULE
8.1.24 hereto, no Borrower nor any of its Subsidiaries is on the date hereof a party to or bound by any collective bargaining agreement, management agreement or consulting agreement. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any Subsidiary's employees, or, to any Borrower's knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

                  8.1.25. Not a Regulated Entity. No Obligor is (i) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935; or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

                  8.1.26. Margin Stock. No Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  8.1.27.  Anti-Terrorism Laws.

                  (a) General. No Borrower nor any Affiliate of such Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                  (b)      Executive Order No. 13224.

                           (i) No Borrower not any Affiliate of such Borrower is any of the following (each a "Blocked Person"):

                                    (A)      a Person that is listed in the
                                             annex to, or is otherwise subject
                                             to the provisions of, Executive
                                             Order No. 13224;

                                    (B)      a Person owned or controlled by, or
                                             acting for or on behalf of, any
                                             Person that is listed in the annex
                                             to, or is otherwise subject to the
                                             provisions of, Executive Order No.
                                             13224;

                                    (C)      a Person or entity with which any
                                             bank or other financial institution
                                             is prohibited from dealing or
                                             otherwise engaging in any
                                             transaction by any Anti-Terrorism
                                             Law;

                                    (D)      a Person or entity that commits,
                                             threatens or conspires to commit or
                                             supports "terrorism" as defined in
                                             Executive Order No. 13224;

                                    (E)      a Person or entity that is named as
                                             a "specially designated national"
                                             on the most current list published
                                             by the U.S. Treasury Department
                                             Office of Foreign Asset Control at
                                             its official website or any
                                             replacement website or other
                                             replacement official publication of
                                             such list; or

                                    (F)      a Person or entity who is
                                             affiliated with a Person or entity
                                             listed above.

No Borrower nor any Affiliate of such Borrower (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

                  8.1.28. Real Estate. None of the Real Estate of any Borrower that is subject to the Mortgage is located an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  8.1.29. Deposit Accounts. Attached hereto as SCHEDULE 8.1.29 is a true and correct list of all Deposit Accounts of Borrowers existing on the Closing Date.

         8.2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be deemed to be reaffirmed by each Borrower on each day that any Obligations are outstanding or that Borrowers request or are deemed to have requested an extension of credit hereunder, except for changes in the nature of a Borrower's or, if applicable, any of its Subsidiaries' business or operations that may occur after the date hereof in the Ordinary Course of Business so long as Required Lenders have consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

         8.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent, Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.        COVENANTS AND CONTINUING AGREEMENTS

         9.1. AFFIRMATIVE COVENANTS. For so long as there are any Commitments outstanding and thereafter until Full Payment of the Obligations, each Borrower covenants that, unless the Required Lenders have otherwise consented in writing, it shall and shall cause each Subsidiary to:

                  9.1.1. Visits and Inspections. Permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to a Borrower, to visit and inspect the Properties of such Borrower and each of its Subsidiaries, inspect, audit and make extracts from such Borrower's and each Subsidiary's books and records, and discuss with its officers, its employees and its independent accountants, such Borrower's and each Subsidiary's business, financial condition, business prospects and results of operations. Representatives of each Lender shall be authorized to accompany Agent on each such visit and inspection and to participate with Agent therein, but at their own expense, unless a Default or Event of Default exists. Neither Agent nor any Lender shall have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection.

                  9.1.2. Notices. Notify Agent and Lenders in writing, promptly after a Borrower's obtaining knowledge thereof, (i) of the commencement of any litigation affecting any Obligor or any of its Properties, whether or not the claims asserted in such litigation are considered by Borrowers to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or proceeding, if determined adversely to such Obligor, could reasonably be expected to have a Material Adverse Effect; (ii) of any material labor dispute to which any Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound;
(iii) of any material default by any Obligor under, or termination of, any Material Contract or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of such Obligor exceeding $500,000; (iv) of the existence of any Default or Event of Default;
(v) of any default by any Person under any note or other evidence of Debt payable to an Obligor in an amount exceeding $500,000; (vi) of any judgment against any Obligor in an amount exceeding $50,000; (vii) of the assertion by any Person of any Intellectual Property Claim, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (viii) of any violation or asserted violation by any Borrower of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (ix) of any Environmental Release by an Obligor or on any Property owned or occupied by an Obligor; (x) of the discharge of Borrowers' independent accountants or any withdrawal of resignation by such independent accountants from their acting in such capacity; and (xi) of any pending or threatened strike, work stoppage, unfair labor practice claim or other labor dispute affecting any Borrower or any of its Subsidiaries in a manner that could reasonably be expected to have a Material Adverse Effect. In addition, Borrowers shall give Agent at least 30 Business Days' prior written notice of any Obligor's opening of any new office or place of business.

                  9.1.3. Financial and Other Information. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and to be furnished to Agent and Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein, such change is disclosed to Agent and is consistent with GAAP and, if required by the Required Lenders, the financial covenants set forth in
SECTION 9.3 are amended in a manner requested by the Required Lenders to take into account the effects of such change):

                           (i) as soon as available, and in any event within 90 days after the close of each Fiscal Year, unqualified audited balance sheets of Borrowers and their respective Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow, on a Consolidated and consolidating basis, certified without material qualification by a firm of independent certified public accountants of recognized national standing selected by Borrowers but reasonably acceptable to Agent (except for a qualification for a change in accounting principles with which the accountant concurs), and setting forth in each case in comparative form the corresponding Consolidated and consolidating figures for the preceding Fiscal Year;

                           (ii) as soon as available, and in any event within 30 days after the end of each month hereafter (but within 60 days after the last month in a Fiscal Year), including the last month of Borrowers' Fiscal Year, unaudited balance sheets of Borrowers and its Subsidiaries as of the end of such month and the related unaudited Consolidated statements of income and cash flow for such month and for the portion of Borrowers' Fiscal Year then elapsed, on a Consolidated and consolidating basis, setting forth in each case in comparative form the corresponding figures for the year to date and the preceding Fiscal Year and certified by the principal financial officer of Borrowers as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrowers and their Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                           (iii) within 20 days after the end of each month hereafter, a detailed trade payable aging in form acceptable to Agent;

                           (iv) on or before the third Business Day of each week, a rolling cash flow forecast that sets forth the projected cash flow of Borrowers for the immediately following thirteen-week period and that sets forth in comparative form the forecasted cash flow for the prior week and the actual cash flow for such week, commencing with the week ended January 30, 2004; and

                           (v) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower has made generally available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Borrower files with the SEC or any Governmental Authority which may be substituted therefor, or any national securities exchange.

Concurrently with the delivery of the financial statements described in clause
(i) of this SECTION 9.1.3 (or at such later time as issued by Borrower's accountants), Borrowers shall deliver to Agent and Lenders a copy of the accountants' report to Borrowers' management that is prepared in connection with such financial statements and also shall cause to be prepared and shall deliver to Agent and Lenders a certificate of the aforesaid certified public accountants stating to Agent and Lenders that, based upon such accountants' audit of the Consolidated financial statements of Borrowers and their Subsidiaries performed in connection with their examination of said financial statements, nothing came to their attention that caused them to believe that Borrowers were not in compliance with SECTION 9.3 hereof (to the extent such compliance was required pursuant to SECTION 9.3), or, if they are aware of such noncompliance, specifying the nature thereof, and acknowledging, in a manner satisfactory to Agent, that they are aware that Agent and Lenders are relying on such financial statements in making their decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this SECTION 9.1.3, or more frequently if requested by Agent or any Lender during any period that a Default or Event of Default exists, Borrowers shall cause to be prepared and furnished to Agent and Lenders a Compliance Certificate executed by the chief financial officer of Borrowers.

Promptly after the sending or filing thereof, Borrowers shall also provide to Agent copies of any annual report to be filed in accordance with ERISA in connection with each Plan and such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower's and any of its Subsidiaries' financial condition or results of operations.

                  9.1.4. Landlord and Storage Agreements. Provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between any Borrower and any landlord, warehouseman or bailee which owns any premises at which any Collateral may, from time to time, be kept.

                  9.1.5. Projections. No later than 30 days prior to the end of each Fiscal Year of Borrowers, deliver to Agent and Lenders Projections of Borrowers by month for the forthcoming Fiscal Year.

                  9.1.6. Taxes. Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

                  9.1.7. Compliance with Laws. Comply with all Applicable Law, including ERISA, all Environmental Laws, FLSA, OSHA, and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, to the extent that any such failure to comply, obtain or keep in force could be reasonably expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release shall occur at or on any of the Properties of any Borrower or any of its Subsidiaries, Borrowers shall, or shall cause the applicable Subsidiary to, act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

                  9.1.8. Insurance. In addition to the insurance required herein with respect to the Collateral, maintain with its current insurers or with other financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide, (i) insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, workers' compensation, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts and with such coverages, limits and deductibles as is customary in the business of such Borrower or such Subsidiary and (ii) business interruption insurance in an amount not less than $40,000,000.

                  9.1.9. Intellectual Property. At any time requested by Agent, and not less frequently than once each year, deliver to Agent, in form and substance acceptable to Agent and in recordable form, all documents necessary for Agent to perfect its Lien on any Intellectual Property obtained or acquired by any Borrower.

                  9.1.10. In-Transit Inventory. With respect to any Inventory that is in-transit to the United States and that is backed by a documentary Letter of Credit issued by Bank, Borrowers shall ensure that (a) it is shipped FOB shipping point, (b) all documents issued by the shipper or bailee thereof are negotiable and issued in the name of Borrower or Bank or Agent (as directed by Agent) and are delivered to Bank, (c) a bailment agreement, in form and content satisfactory in all respects to Agent, has been duly executed and delivered to Agent by each carrier, freight forwarder or customs agent with respect to such Inventory, or documents of title covering such Inventory, and
(d) it is insured by marine insurance acceptable to Agent, with Agent shown as sole loss payee thereon, against loss, damage or theft.

                  9.1.11. License Agreements. Keep each License Agreement in full force and effect for so long as any Borrower has any Inventory, the manufacture, sale or distribution of which is in any manner governed by or subject to such License Agreement.

                  9.1.12. Sarbanes-Oxley Act. Comply in all material respects with the provisions of Sarbanes-Oxley Act and will not use any proceeds of the Loans directly or indirectly to fund a personal loan to or for the benefit of a director or executive officer of a Borrower or Guarantor, or otherwise used for any purpose that is prohibited by Applicable Law.

                  9.1.13 Additional Security. On the Closing Date, (a) execute and deliver promptly to Agent any and all documents and instruments necessary, in Agent's sole discretion, to increase the principal amount secured by the Mortgage up to an aggregate amount not to exceed $26,000,000, in each case in appropriate form for recording in the applicable jurisdiction, (b) pay timely all documentary stamp, non-recurring intangibles and other taxes, fees and charges which may be payable in connection with the execution, delivery or recordation of any of the documents and instruments delivered pursuant to clause
(a) above, and (c) furnish promptly to Agent the results of a recent title examination of the records in which the Mortgage is recorded, which report shall reflect no Liens other than Permitted Liens.

                  9.1.14. 2003 Audited Financial Statements Within 5 days after the date hereof, deliver to Agent the audited financial statements required by
SECTION 9.1.3(i) hereof for the Fiscal Year ending September 27, 2003.

                  9.1.15. Crisis Consultant Within 15 days after the date hereof, engage a crisis consultant acceptable to Agent and Lenders in all respects to review the financial condition and business of Borrowers and to assess the ongoing viability of Borrowers' business operations and such other matters as Agent and Lenders may request.

         9.2. NEGATIVE COVENANTS. For so long as there are any Commitments outstanding and thereafter until Full Payment of the Obligations, each Borrower covenants that, unless the Required Lenders have otherwise consented in writing, it shall not and shall not permit any Subsidiary to:

                  9.2.1. Fundamental Changes. Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for (i) mergers or consolidations of any Subsidiary with any Borrower or another Subsidiary; (ii) mergers or consolidations of any Subsidiary of Tropical into Tropical; and (iii) the winding up of the affairs of any Foreign Subsidiary, and dispositions expressly authorized by SECTION 9.2.10 hereof; change a Borrower's name or conduct business under any new fictitious name; or change a Borrower's FEIN, state of organization or organizational identification number.

                  9.2.2. Loans. Make any loans or other advances of money to any Person other than (i) to an officer or employee of a Borrower or a Subsidiary for salary, travel advances, advances against commissions and other similar advances in the Ordinary Course of Business; (ii) to Foreign Contractors of a Borrower in the Ordinary Course of Business, not to exceed, together with any guaranties permitted under SECTION 9.2.3(vii), $1,000,000 in the aggregate at any time outstanding; (iii) from TSCI to Tropical; and (iv) to purchasers in the form of deferred payment in connection with the sale of any Equipment, to the extent such sale is permitted hereunder. Nothing herein shall be deemed to override, modify or waive any requirement for Borrowers to comply at all times with the provisions of the Sarbanes-Oxley Act.

                  9.2.3. Permitted Debt. Create, incur, assume, guarantee or suffer to exist any Debt, except:

                           (i)  the Obligations;

                           (ii) accounts payable by such Borrower or a Subsidiary to trade creditors that are not aged more than 30 days from the due date, in each case incurred in the Ordinary Course of Business and paid within such time period, unless the same are being Properly Contested;

                           (iii) obligations to pay Rentals permitted by SECTION 9.2.14;

                           (iv) Permitted Purchase Money Debt;

                           (v) Debt for accrued payroll, Taxes and other operating expenses (other than for Money Borrowed) incurred in the Ordinary Course of Business of such Borrower or such Subsidiary, including Cash Management Obligations, in each case so long as payment thereof is not past due and payable unless, in the case of Taxes only, such Taxes are being Properly Contested;

                           (vi) Debt for Money Borrowed by such Borrower (other than the Obligations, Permitted Purchase Money Debt and the Senior Subordinated Notes) that is listed on SCHEDULE 9.2.3 hereof, but only to the extent that such Debt is outstanding on the date of this Agreement;

                           (vii) Permitted Contingent Obligations; Debt for Money Borrowed owing by (a) a Borrower to another Borrower or a Domestic Subsidiary of a Borrower and (b) a Domestic Subsidiary of a Borrower to any Borrower or any other Domestic Subsidiary of such Borrower;

                           (viii) the Senior Subordinated Notes and the guaranties by Subsidiaries of the Senior Subordinated Notes so long as such guaranties are subordinated in right of payment to the Obligations;

                           (ix) the Term Loan Obligations, not to exceed in principal amount $9,600,000 after the Closing Date, plus interest and expenses; provided, however, that repaid Term Loan Obligations may not be reborrowed nor may new Term Loan Obligations be borrowed;

                           (x) Debt that is not included in any of the preceding paragraphs of this SECTION 9.2.3, is not secured by a Lien (unless such Lien is a Permitted Lien) and does not exceed at any time, in the aggregate, the sum of $750,000 as to all Borrowers and all of their Subsidiaries; and

                           (xi) Refinancing Debt so long as each of the Refinancing Conditions is met.

         None of the provisions of this SECTION 9.2.3 that authorize any Obligor to incur any Debt shall be deemed to override, modify or waive any of the provisions of SECTION 9.3, which will constitute an independent and separate covenant and obligation of each Borrower.

                  9.2.4. Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate or stockholder, except: (i) the transactions contemplated by the Loan Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered to Borrowers or their respective Subsidiaries; (iii) payment of customary directors' fees and indemnities; (iv) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed on
SCHEDULE 9.2.4 hereof; and (v) transactions with Affiliates in the Ordinary Course of Business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to Agent and are no less favorable to such Borrower or such Subsidiary than such Borrower or such Subsidiary would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary. Nothing herein shall be deemed to override, modify or waive any requirement for Borrowers to comply at all times with the provisions of the Sarbanes-Oxley Act.

                  9.2.5. Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except the following (collectively, "Permitted Liens"):

                           (i) Liens at any time granted in favor of Agent;

                           (ii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested;

                           (iii) statutory Liens (excluding any Lien imposed pursuant to any of the provisions of ERISA) arising in the Ordinary Course of Business of a Borrower or a Subsidiary, but only if and for so long as (x) payment in respect of any such Lien is not at the time required or the Debt secured by any such Liens is being Properly Contested and (y) such Liens do not materially detract from the value of the Property of such Borrower or such Subsidiary and do not materially impair the use thereof in the operation of such Borrower's or such Subsidiary's business;

                           (iv) Purchase Money Liens securing Permitted Purchase Money Debt;

                           (v) Liens securing Debt of a Subsidiary of any Borrower to another Borrower or to another such Subsidiary;

                           (vi) Liens arising by virtue of the rendition, entry or issuance against such Borrower or any of its Subsidiaries, or any Property of such Borrower or any of its Subsidiaries, of any judgment, writ, order, or decree that involves the payment of money in an amount that exceeds the uncontested insurance available therefore by $500,000 or more for so long as each such Lien (a) is in existence for less than 20 consecutive days after it first arises or is being Properly Contested and (b) is at all times junior in priority to any Liens in favor of Agent;

                           (vii) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Money Borrowed), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinate and junior to the Liens upon the Collateral in favor of Agent;

                           (viii) easements, rights-of-way, restrictions, covenants or other agreements of record and other similar charges or encumbrances on real Property of such Borrower or any of its Subsidiaries that either (A) were in existence on September 9, 2003, and disclosed in the final mortgagee title insurance policy delivered by Tropical to Fleet pursuant to the terms of the Term Loan Agreement and accepted by Fleet or (B) do not secure any monetary obligation and do not interfere with the ordinary conduct of the business of such Borrower or such Subsidiary;

                           (ix) normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collection bank arising under the UCC on Payment Items in the course of collection;

                           (x) Liens securing Indebtedness of a Foreign
         Subsidiary that is in existence on the Closing Date;

                           (xi) Liens in favor of Fleet securing Term Loan Obligations; provided that any Liens that encumber Collateral, other than Real Estate, shall be subordinated to the Agent's Liens thereupon on terms and conditions satisfactory to Agent and Lenders;

                            (xii) such other Liens as appear on SCHEDULE 9.2.5 hereto, to the extent provided therein; and

                           (xiii) such other Liens as Agent and the Required Lenders in their sole discretion may hereafter approve in writing.

The foregoing negative pledge shall not apply to any Margin Stock to the extent that the application of such negative pledge to such Margin Stock would require filings or other actions by any Lender under such regulations or otherwise result in a violation of such regulations.

                  9.2.6. Subordinated Debt. Make any payment of all or any part of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relative thereto; or amend or modify the terms of any agreement applicable to any Subordinated Debt, other than to extend the time of payment thereof or to reduce the rate of interest payable in connection therewith. To the extent that any payment is permitted to be made with respect to any Subordinated Debt pursuant to the provisions of the subordination agreement relative thereto, as a condition precedent to Borrowers' authorization to make any such payment, Borrowers shall provide to Agent, not less than 5 Business Days prior to the scheduled payment, a certificate from a Senior Officer of Tropical stating that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment (both with and without giving effect to the making of such payment), and specifying the amount of principal and interest to be paid.

                  9.2.7. Distributions. Declare or make any Distributions, except for Upstream Payments.

                  9.2.8. Upstream Payments. Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to the Loan Documents, (ii) existing under Applicable Law and (iii) identified and fully disclosed in SCHEDULE 9.2.8.

                  9.2.9. Capital Expenditures. Make Capital Expenditures (including expenditures by way of capitalized leases) which in the aggregate, as to all Borrowers and their Subsidiaries, exceed $3,500,000 during any Fiscal Year of Borrowers.

                  9.2.10. Disposition of Assets. Sell, assign, lease, consign or otherwise dispose of any of its Properties or any interest therein, including any disposition of Property as part of a sale and leaseback or synthetic lease transaction, to or in favor of any Person, except (i) sales of Inventory in the Ordinary Course of Business (unless restricted by Lenders after the occurrence of an Event of Default), (ii) dispositions of Equipment to the extent authorized by SECTION 7.4.2 hereof, (iii) a transfer of Property to a Borrower by a Subsidiary, (iv) non-exclusive licenses of technology and other Intellectual Property by and among any Borrower and any of its Subsidiaries, (v) sale of the Real Estate located at 5002 West Waters Avenue, Tampa, Florida (provided that all Net Disposition Proceeds from such sale not required to be remitted in prepayment of Term Loan Obligations shall be remitted to Agent for application to the principal amount of the Revolver Loans and then to the other Obligations), and (vi) other dispositions expressly authorized by other provisions of the Loan Documents.

                  9.2.11. Subsidiaries. (i) Form or acquire any Subsidiary after the Closing Date, (ii) permit any existing Subsidiary to issue any additional Equity Interests except director's qualifying shares, or (iii) unless the proceeds thereof are remitted to Agent for application to the Obligations, issue or permit any Borrower to issue any additional Equity Interests, except director's qualifying shares.

                  9.2.12. Bill-and-Hold Sales and Consignments. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

                  9.2.13. Restricted Investments. Make or have any Restricted Investment.

                  9.2.14. Leases. Become a lessee under any operating lease (other than a lease under which a Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which such Borrower or any of its Subsidiaries is then lessee would exceed $7,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                  9.2.15. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

                  9.2.16. Accounting Changes. Make any significant change in accounting treatment or reporting practices, except as may be required by GAAP, or establish a fiscal year different from the Fiscal Year.

                  9.2.17. Organization Documents. Amend, modify or otherwise change any of the terms or provisions in any of its Organization Documents as in effect on the date hereof, except for changes that do not affect in any way such Borrower's or any of its Subsidiaries' rights and obligations to enter into and perform the Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

                  9.2.18. Restrictive Agreements. Enter into or become a party to any Restrictive Agreement; provided that the foregoing shall not apply to (i) Restrictive Agreements existing on the date hereof and identified on Schedule
8.1.18 (but shall apply to any amendment or modification expanding the scope of any restriction or condition contained in any such Restrictive Agreement), (ii) restrictions or conditions imposed by any Restrictive Agreement evidencing or governing secured Debt that is permitted by this Agreement if such restrictions or conditions apply only to the Properties securing such Debt, and (iii) customary provisions in leases and other contracts restricting the assignment thereof.

                  9.2.19. Hedging Agreements. Enter into any Hedging Agreement, other than Hedging Agreements entered into in the Ordinary Course of Business to hedge or mitigate risks to which any Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for any speculative purpose.

                  9.2.20. Conduct of Business. Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

                  9.2.21. Senior Subordinated Notes. (i) Make any payment or prepayment of principal of or premium or interest on the Senior Subordinated Notes other than scheduled payments of principal and interest set forth in the Senior Subordinated Documents as in effect on the Closing Date but only to the extent that such payment or prepayment would not violate the terms of this Agreement or the Senior Subordinated Documents as in effect on the Closing Date;
(ii) redeem, retire, purchase, repurchase, or otherwise acquire any Senior Subordinated Notes; or (iii) make any deposit (including payments into a sinking fund or other similar fund) for any of the foregoing purposes.

                  9.2.22. Modification of Senior Subordinated Documents. Enter into or consent to any amendment, supplement, waiver or other modification of, or any forbearance from exercising any rights with respect to the terms or provisions contained in, or applicable to the Senior Subordinated Documents, other than an amendment, supplement, waiver or modification for which no fee (other than as reimbursement of out-of-pocket expenses) is payable to holders of the Senior Subordinated Notes and which (a) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Senior Subordinated Notes, (b) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable in respect of such Senior Subordinated Notes or (c) makes the covenants, events of default or remedies in such Senior Subordinated Documents less restrictive on Borrowers.

                  9.2.23. Anti-Terrorism Laws. (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. Borrowers shall deliver to Agent and Lenders any certification or other evidence requested from time to time by Agent or any Lender, in their sole discretion, confirming Borrowers' compliance with this
SECTION 9.2.23.

         9.3. FINANCIAL COVENANTS. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrowers covenant that, unless otherwise consented to by the Required Lenders in writing, Borrowers shall:

                  9.3.1. Consolidated EBITDA. Achieve Consolidated EBITDA of not less than the amounts shown below for the periods corresponding thereto:

                  PERIOD                             MINIMUM EBITDA
                  ------                             --------------
Two months ended February 28, 2004                    $  1,800,000
Three months ended April 3, 2004                      $  4,800,000
Four months ended May 1, 2004                         $  6,500,000
Five months ended May 29, 2004                        $  7,100,000
Six months ended July 3, 2004                         $  8,400,000
Seven months ended July 31, 2004                      $  9,000,000
Eight months ended August 28, 2004                    $  9,800,000
Nine months ended October 2, 2004                     $ 11,800,000
Ten months ended October 30, 2004                     $ 13,400,000
Eleven months ended November 27, 2004                 $ 15,000,000
Twelve months ended January 1, 2005                   $ 16,500,000
Twelve months ended January 29, 2005                  $ 18,100,000
Twelve months ended February 26, 2005                 $ 18,300,000
Twelve months ended April 2, 2005                     $ 18,500,000
As of the end of each month thereafter for the
immediately preceding 12-month period                 $ 19,000,000

                  9.3.2. Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio of not less than the ratios shown below for the periods corresponding thereto:

               Period                                Minimum Fixed Charge Coverage Ratio
               ------                                -----------------------------------
Six months ended April 2, 2005                                 1.00 to 1.00
Seven months ended April 30, 2005                              1.03 to 1.00
Eight months ended May 28, 2005                                1.06 to 1.00
Nine months ended July 2, 2005                                 1.10 to 1.00
Ten months ended July 30, 2005                                 1.10 to 1.00
Eleven months ended August 27, 2005                            1.10 to 1.00
As of the end of each month thereafter for the
immediately preceding 12-month period                          1.10 to 1.00

                  9.3.3. Consolidated EBIT to Consolidated Interest Expense. Maintain a ratio of Consolidated EBIT to Consolidated Interest Expense of not less than the ratios shown below for the periods corresponding thereto:

                  Period                             MINIMUM EBIT TO INTEREST EXPENSE
                  ------                             --------------------------------
Six months ended April 2, 2005                                  1.10 to 1.00
Seven months ended April 30,2005                                1.24 to 1.00
Eight months ended May 28, 2005                                 1.37 to 1.00
Nine months ended July 2, 2005                                  1.50 to 1.00
Ten months ended July 30, 2005                                  1.55 to 1.00
Eleven months ended August 27, 2005                             1.55 to 1.00
As of the end of each month thereafter for the
immediately preceding 12-month period                           1.60 to 1.00

SECTION 10. CONDITIONS PRECEDENT

         10.1. CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS. Initial Lenders shall not be required to fund any Loan requested by Borrowers, procure any Letter of Credit, or otherwise extend credit to Borrowers, unless, on or before January 12, 2004, each of the following conditions has been satisfied:

                  10.1.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered to Agent by each of the signatories thereto (and, with the exception of the Notes, in sufficient counterparts for each Lender) and accepted by Agent and Initial Lenders and each Obligor shall be in compliance with all of the terms thereof.

                  10.1.2. Availability. Agent shall have determined, and Initial Lenders shall be satisfied that, immediately after Initial Lenders have made the initial Revolver Loans to be made on the Closing Date, Bank has issued the Letters of Credit to be issued on the Closing Date and Borrowers have paid (or made provision for payment of) all closing costs incurred in connection with the Commitments, Availability is not less than $8,000,000.

                  10.1.3. Evidence of Perfection and Priority of Liens. Agent shall have received copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the Liens of Agent in the Collateral and evidence in form satisfactory to Agent and Initial Lenders that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

                  10.1.4. Organization Documents. Agent shall have received copies of the Organization Documents of each Obligor, and all amendments thereto, certified by the Secretary of State or other appropriate officials of the jurisdiction of each Borrower's and each other Obligor's states of organization.

                  10.1.5. Good Standing Certificates. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where the conduct of such Obligor's business activities or ownership of its Property necessitates qualification.

                  10.1.6. Opinion Letters. Agent shall have received a favorable, written opinion of Akerman, Senterfitt & Eidson, P.A., counsel to Borrowers, covering, to Agent's satisfaction, the matters set forth on EXHIBIT F attached hereto.

                  10.1.7. Insurance. Agent shall have received certified copies of the property and casualty insurance policies of Borrowers with respect to the Collateral and a certified copy of Borrowers' business interruption insurance, or certificates of insurance with respect to such policies in form acceptable to Agent, and loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee with respect to each such policy, and certified copies of Borrowers' liability insurance policies, including product liability policies, together with endorsements naming Agent as an additional insured, all as required by the Loan Documents.

                  10.1.8. Lockbox; Dominion and Concentration Accounts. Agent shall have received the duly executed agreements establishing each lockbox and each Dominion Account, in each case with a financial institution acceptable to Agent for the collection or servicing of the Accounts.

                  10.1.9. No Litigation; No Labor Disputes. Agent shall have received assurances satisfactory to it that there is no pending or threatened litigation against any Obligor or threats of strikes or work stoppages by any employees, or organization of employees, of any Obligor, other than as set forth on SCHEDULE 8.1.19 hereof.

                  10.1.10. Compliance with Laws and Other Agreements. Agent shall have determined or received assurances satisfactory to it that none of the Loan Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

                  10.1.11. Financial Statements; No Material Adverse Change. Agent shall have received, reviewed and found acceptable interim financial statements for the monthly period ending nearest to November 30, 2003, and no material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since November 30, 2003.

                  10.1.12. Ratification of Lien Subordination. Agent shall have received a ratification and reaffirmation of the Lien Subordination Agreement from Fleet with respect to the Term Loan Documents, together with an amendment of any terms of the Lien Subordination Agreement necessary to give effect to the transactions contemplated hereby.

                  10.1.13. Reference Checks. Agent shall have received and found satisfactory the results of reference checks in regard to Borrowers' top three customers (measured by annual revenue), as well as reference checks on Mr. Michael Kagan and Ms. Robin Cohan.

                  10.1.14. Audited Financial Statements. Agent shall have received confirmation from Ernst & Young, LLP of its intent to issue, promptly after the Closing Date, an unqualified audit opinion with respect to Borrowers' audited financial statement for the Fiscal Year ended September, 2003.

                  10.1.15. Payment of Fees. Borrowers shall have paid, or made provision for the payment on the Closing Date of, all fees and expenses to be paid hereunder to Agent and Lenders on the Closing Date.

                  10.1.16. Syndication Market. There shall not have occurred any disruption or change that is materially adverse in the market for syndicated bank credit facilities, or a material disruption of or material adverse change in financial, banking or capital market conditions, in each case as determined by Agent in its sole discretion.

                  10.1.17. LC Conditions. With respect to the procurement of any Letter of Credit on the Closing Date, each of the LC Conditions is satisfied.

                  10.1.18. Assignment and Acceptance. Bank of America, N.A. shall have executed and delivered to Agent an Assignment and Acceptance that reflects the assignment by Bank of America, N.A. of all of its outstanding Loans and Commitments to Fleet or one or more other Lenders.

                  10.1.19. Real Estate Appraisals. Agent shall have received and found acceptable in all respects to Agent an appraisal of the Real Estate, prepared by an appraiser acceptable to Agent.

         10.2. CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Lenders shall not be required to fund any Loans, procure any Letters of Credit, or otherwise extend any credit to or for the benefit of Borrowers, unless and until each of the following conditions has been and continues to be satisfied:

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

                  10.2.1. No Defaults. No Default or Event of Default exists at the time, or would result from the funding, of any Loan or other extension of credit.

                  10.2.2. Satisfaction of Conditions in Other Loan Documents. Each of the conditions precedent set forth in any other Loan Document shall have been and shall remain satisfied.

                  10.2.3. No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

                  10.2.4. No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.

                  10.2.5. Borrowing Base Certificate. Agent shall have received each Borrowing Base Certificate required by the terms of this Agreement or otherwise requested by Agent.

                  10.2.6. LC Conditions. With respect to the procurement of any Letter of Credit after the Closing Date, each of the LC Conditions is satisfied.

         10.3 INAPPLICABILITY OF CONDITIONS. None of the conditions precedent set forth in SECTIONS 10.1 or 10.2 shall be conditions to the obligation of (i) each Participating Lender to make payments to Fleet pursuant to SECTION 1.3.2, (ii) each Lender to deposit with Agent such Lender's Pro Rata share of a Borrowing in accordance with SECTION 3.1.2, (iii) each Lender to fund its Pro Rata share of a Revolver Loan to repay outstanding Settlement Loans to Fleet as provided in SECTION 3.1.3(ii), (iv) each Lender to pay any amount payable to Agent or any other Lender pursuant to this Agreement or (v) Agent to pay any amount payable to any Lender pursuant to this Agreement.

         10.4. LIMITED WAIVER OF CONDITIONS PRECEDENT. If Lenders shall make any Loan, procure any Letter of Credit, or otherwise extend any credit to Borrowers under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Agent or Lenders), the funding of such Loan shall not operate as a waiver of the right of Agent and Lenders to require the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrowers or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Agent, with the prior written consent of the Required Lenders, in writing waives the satisfaction of any condition precedent, in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 11. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         11.1. EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events or conditions shall constitute an "Event of Default" (each of which Events of Default shall be deemed to exist unless and until waived by Agent and Lenders in accordance with the provisions of SECTION
12.9 hereof):

                  11.1.1. Payment of Obligations. Borrowers shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

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

                  11.1.2. Misrepresentations. Any representation, warranty or other written statement to Agent or any Lender by or on behalf of any Obligor, whether made in or furnished in compliance with or in reference to any of the Loan Documents (including any representation made in any Borrowing Base Certificate), proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to SECTION 8.2 hereof.

                  11.1.3. Breach of Specific Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in SECTIONS 6.3, 6.5, 6.6, 7.1.1, 7.1.2, 7.2.4, 7.2.5, 7.2.6, 7.5, 9.1.1, 9.1.3, 9.1.6, 9.1.8,
9.1.9, 9.1.11, 9.2 or 9.3 hereof on the date that such Borrower is required to perform, keep or observe such covenant.

                  11.1.4. Breach of Other Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in SECTION
11.1 hereof) and the breach of such other covenant is not cured to Agent's and the Required Lenders' satisfaction within 30 days after the sooner to occur of any Senior Officer's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 30-day period or which is a willful and knowing breach by any Borrower.

                  11.1.5. Default Under Security Documents/Other Agreements. Any Borrower or any other Obligor shall default in the due and punctual observance or performance of any liability or obligation to be observed or performed by it under any of the Other Agreements or Security Documents.

                  11.1.6. Other Defaults. There shall occur any default or event of default on the part of any Borrower or any Subsidiary under any agreement, document or instrument to which such Borrower or such Subsidiary is a party or by which such Borrower or such Subsidiary or any of their respective Properties is bound, creating or relating to any Debt (other than the Obligations) in excess of $3,000,000 if the payment or maturity of such Debt may be accelerated in consequence of such event of default or demand for payment of such Debt may be made.

                  11.1.7. Uninsured Losses. Any loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Agent shall have permitted) by insurance if the amount not covered by insurance exceeds $1,000,000.

                  11.1.8.  Solvency. Any Obligor shall cease to be Solvent.

                  11.1.9. Insolvency Proceedings. Any Insolvency Proceeding shall be commenced by any Obligor; an Insolvency Proceeding is commenced against any Obligor and any of the following events occur: such Obligor consents to the institution of the Insolvency Proceeding against it, the petition commencing the Insolvency Proceeding is not timely controverted by such Obligor, the petition commencing the Insolvency Proceeding is not dismissed within 30 days after the date of the filing thereof (provided that, in any event, during the pendency of any such period, Lenders shall be relieved from their obligation to make Loans or otherwise extend credit to or for the benefit of Borrowers hereunder), an interim trustee is appointed to take possession all or a substantial portion of the Properties of such Obligor or to operate all or any substantial portion of the business of such Obligor or an order for relief shall have been issued or entered in connection with such Insolvency Proceeding; or any Obligor shall make an offer of settlement extension or composition to its unsecured creditors generally.

                  11.1.10. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Obligor for a period which may be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Obligor leases or occupies any premises on which any Collateral is located shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination has a Material Adverse Effect or results in an Out-of-Formula Condition; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

                  11.1.11. Change of Ownership. Tropical shall cease to own all of the issued and outstanding stock of TSCI, Savane, Apparel, TSI and TSIL (other than pursuant to transactions permitted by Section 9.2.1 hereof).

                  11.1.12. ERISA. A Reportable Event shall occur which Agent, in its reasonable discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower, any Subsidiary or any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's, such Subsidiary's or such Obligor's complete or partial withdrawal from such Plan.

                  11.1.13. Challenge to Loan Documents. Any Obligor or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent, or any of the Loan Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Agent and Lenders in accordance with the terms thereof.

                  11.1.14. Judgment. One or more judgments or orders for the payment of money in an amount that exceeds, individually or in the aggregate, the uncontested insurance available therefor by $500,000 or more shall be entered against any Borrower or any other Obligor and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or (iii) results in the creation or imposition of a Lien upon any of the Collateral that is not a Permitted Lien.

                  11.1.15. Repudiation of or Default Under Guaranty. Any Guarantor shall revoke or attempt to revoke the Guaranty signed by such Guarantor, shall repudiate such Guarantor's liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly after receipt of Agent's written request therefor, such Guarantor's ongoing liability under the Guaranty in accordance with the terms thereof.

                  11.1.16. Criminal Forfeiture. Any Obligor shall be convicted under any criminal law that could lead to a forfeiture of any Property of such Obligor.

                  11.1.17. Term Loan Documents. A default or event of default shall occur under, or Tropical shall default in the performance or observance of any term, covenant, condition or agreement contained in any of the Term Loan Documents and such default shall continue beyond any applicable grace period.

                  11.1.18. Senior Subordinated Notes. Any default or event of default shall occur under any of the Senior Subordinated Documents and such default shall continue beyond any applicable grace period.

         11.2. ACCELERATION OF OBLIGATIONS; TERMINATION OF COMMITMENTS. Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement:

                  11.2.1. Upon or at any time after the occurrence of an Event of Default (other than pursuant to Section 11.1.9 hereof) and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written instructions to do so from the Required Lenders, shall) (a) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand each Borrower expressly waives), forthwith due and payable and Borrowers shall forthwith pay to Agent the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys' fees, expenses and court costs if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Commitments.

                  11.2.2. Upon the occurrence of an Event of Default specified in Section 11.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent to or upon any Borrower and the Commitments shall automatically terminate as if terminated by Agent pursuant to Section 5.2.1 hereof and with the effects specified in Section
5.2.4 hereof; provided, however, that, if Agent or Lenders shall continue to make Loans or otherwise extend credit to Borrowers pursuant to this Agreement after an automatic termination of the Commitments by reason of the commencement of an Insolvency Proceeding by or against Borrowers, such Loans and other credit shall nevertheless be governed by this Agreement and enforceable against and recoverable from each Obligor as if such Insolvency Proceeding had never been instituted.

         11.3. OTHER REMEDIES. Upon and after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written direction of the Required Lenders, shall) exercise from time to time the following rights and remedies (without prejudice to the rights of Agent or any Lender to enforce its claim against any or all Obligors):

                  11.3.1. All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Agent may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                  11.3.2. The right to collect all amounts at any time payable to a Borrower from any Account Debtor or other Person at any time indebted to such Borrower.

                  11.3.3. The right to take immediate possession of any of the Collateral, and to (i) require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Borrower, then such Borrower agrees not to charge Agent for storage thereof).

                  11.3.4. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Each Borrower agrees that any requirement of notice to any Borrower or any other Obligor of any proposed public or private sale or other disposition of Collateral by Agent shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on any Borrower's or any other Obligor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing 2 Business Days for collection, first to any Extraordinary Expenses incurred by Agent, second to interest accrued with respect to any of the Obligations; and third, to the principal balance of the Obligations. If any deficiency shall arise, Obligors shall remain jointly and severally liable to Agent and Lenders therefor.

                  11.3.5. The right to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.

                  11.3.6. The right to exercise all of Agent's rights and remedies under the Mortgage with respect to any Real Estate.

                  11.3.7. The right to require Borrowers to Cash Collateralize outstanding Letters of Credit and, if Borrowers fail promptly to make such deposit, Lenders may (and shall upon the direction of the Required Lenders) advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby). Any such deposit or advance shall be held by Agent as a reserve to fund future payments on any LC Support. At such time as all LC Supports have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in the Cash Collateral Account shall be applied against any outstanding Obligations, or, after Full Payment of all Obligations, returned to Borrowers.

Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of royalty or other compensation to any Obligor or any other Person) any or all of each Borrower's Intellectual Property and all of each Borrower's computer hardware and software trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

         11.4. SETOFF. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Agent and each Lender (and each of their respective Affiliates) is hereby authorized by Borrowers at any time that an Event of Default exists, without notice to Borrowers or any other Person (any such notice being hereby expressly waived), to set off and to appropriate and apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by such Lender or any of their Affiliates to or for the credit or the account of any Borrower against and on account of the Obligations of Borrowers arising under the Loan Documents to Agent, such Lender or any of their Affiliates, including all Loans and LC Outstandings and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Agent or such Lender shall have made any demand hereunder, (ii) Agent, at the request or with the consent of the Required Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate. Notwithstanding the foregoing, each of Agent and Lenders agree with each other that it shall not, without the express consent of the Required Lenders, exercise its setoff rights hereunder against any accounts of any Borrower now or hereafter maintained with Agent, such Lender or any Affiliate of any of them, but no Borrower shall have any claim or cause of action against Agent or any Lender for any setoff made without the consent of the Required Lenders and the validity of any such setoff shall not be impaired by the absence of such consent. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by SECTION 12.5.

         11.5.    REMEDIES CUMULATIVE; NO WAIVER.

                  11.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty given to Agent or any Lender or contained in any other agreement between Agent or any Lender and Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The rights and remedies of Agent and Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that Agent or any Lender would otherwise have.

                  11.5.2. The failure or delay of Agent or any Lender to require strict performance by Borrowers of any provision of any of the Loan Documents or to exercise or enforce any rights, Liens, powers or remedies under any of the Loan Documents or with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Agent and Lenders shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by any Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent or such Lender and directed to Borrowers.

                  11.5.3. If Agent or any Lender shall accept performance by a Borrower, in whole or in part, of any obligation that a Borrower is required by any of the Loan Documents to perform only when a Default or Event of Default exists, or if Agent or any Lender shall exercise any right or remedy under any of the Loan Documents that may not be exercised other than when a Default or Event of Default exists, Agent's or Lender's acceptance of such performance by a Borrower or Agent's or Lender's exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Agent or any Lender of any other right or remedy, unless otherwise expressly agreed in writing by Agent or such Lender, as the case may be.

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SECTION 12. AGENT

         12.1.    APPOINTMENT, AUTHORITY AND DUTIES OF AGENT.

                  12.1.1. Each Lender hereby irrevocably appoints and designates Fleet as Agent to act as herein specified. Agent may, and each Lender by its acceptance of a Note shall be deemed irrevocably to have authorized Agent to, enter into all Loan Documents to which Agent is or is intended to be a party and all amendments hereto and all Security Documents at any time executed by any Borrower, for its benefit and the Pro Rata benefit of Lenders and, except as otherwise provided in this Section 12, to exercise such rights and powers under this Agreement and the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto. Each Lender agrees that any action taken by Agent or the Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by Agent or the Required Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the other Loan Documents; (b) execute and deliver as Agent each Loan Document and accept delivery of each such agreement delivered by any or all Borrowers or any other Obligor; (c) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein, provided that Agent hereby appoints, authorizes and directs each Lender to act as a collateral sub-agent for Agent and the other Lenders for purposes of the perfection of all security interests and Liens with respect to a Borrower's Deposit Accounts maintained with, and all cash and Cash Equivalents held by, such Lender; (d) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and (e) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to Agent with respect to any of the Collateral under the Loan Documents relating thereto, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship with any Lender (or any Lender's participants). Unless and until its authority to do so is revoked in writing by Required Lenders, Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory (basing such determination in each case upon the meanings given to such terms in Appendix A), or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to Lenders or any other Person for any errors in judgment.

                  12.1.2. Agent (which term, as used in this sentence, shall include reference to Agent's officers, directors, employees, attorneys, agents and Affiliates and to the officers, directors, employees, attorneys and agents of Agent's Affiliates) shall not: (a) have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents or (b) be required to take, initiate or conduct any litigation, foreclosure or collection proceedings hereunder or under any of the other Loan Documents except to the extent directed to do so by the Required Lenders during the continuance of any Event of Default. The conferral upon Agent of any right hereunder shall not imply a duty on Agent's part to exercise any such right unless instructed to do so by the Required Lenders in accordance with this Agreement.

                  12.1.3. Agent may perform any of its duties by or through its agents and employees and may employ one or more Agent Professionals and shall not be responsible for the negligence or misconduct of any such Agent Professionals selected by it with reasonable care. Borrowers shall promptly (and in any event, ON DEMAND) reimburse Agent for all reasonable expenses (including all Extraordinary Expenses) incurred by Agent pursuant to any of the provisions hereof or of any of the other Loan Documents or in the execution of any of Agent's duties hereby or thereby created or in the exercise of any right or power herein or therein imposed or conferred upon it or Lenders (excluding, however, general overhead expenses), and each Lender agrees promptly to pay to Agent, ON DEMAND, such Lender's Pro Rata share of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Borrowers to Agent.

                  12.1.4. The rights, remedies, powers and privileges conferred upon Agent hereunder and under the other Loan Documents may be exercised by Agent without the necessity of the joinder of any other parties unless otherwise required by Applicable Law. If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the Loan Documents pursuant to or in accordance with the instructions of the Required Lenders except for Agent's own gross negligence or willful misconduct in connection with any action taken by it. Notwithstanding anything to the contrary contained in this Agreement, Agent shall not be required to take any action that is in its opinion contrary to Applicable Law or the terms of any of the Loan Documents or that would in its reasonable opinion subject it or any of its officers, employees or directors to personal liability; provided, however, that if Agent shall fail or refuse to take action that is not contrary to Applicable Law or to any of the terms of any of the Loan Documents even if such action in Agent's opinion would subject it to potential liability, the Required Lenders may remove Agent and appoint a successor Agent in the same manner and with the same effects as is provided in this Agreement with respect to Agent's resignation.

                  12.1.5. Agent shall promptly, upon receipt thereof, forward to each Lender (i) copies of any significant written notices, reports, certificates and other information received by Agent from any Obligor (but only if and to the extent such Obligor is not required by the terms of the Loan Documents to supply such information directly to Lenders) and (ii) copies of the results of any field audits by Agent (or any other Person commissioned by Agent) with respect to Borrowers. Agent shall (i) conduct not less than 4 field audits and not less than 4 Orderly Liquidation Value Appraisals of Borrowers' Inventory every 60 weeks, (ii) conduct not less than 1 Real Estate appraisal every 18 months, and (iii) order tax and judgment lien searches not less than twice each calendar year for select locations of Borrowers as determined by Agent. Agent shall have no liability to any Lender for any delays in conducting or errors in or omissions from any field audit, appraisal or other examination of Borrowers or the Collateral, unless such delay or error or omission was the direct result of Agent's willful misconduct or gross negligence.

         12.2.    AGREEMENTS REGARDING COLLATERAL AND EXAMINATION REPORTS.

                  12.2.1. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) upon the termination of the Commitments and Full Payment or satisfaction of all of the Obligations, or (ii) constituting Equipment sold or disposed of in accordance with the terms of this Agreement if Borrowers certify to Agent that the disposition is made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without

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further inquiry). Lenders also hereby irrevocably authorize Agent to release any
Lien on any Primary Term Collateral (as defined in the Lien Subordination Agreement) to the extent required to do so pursuant to the terms of the Lien Subordination Agreement. Agent shall, if directed to do so by the Required Lenders, release any Lien upon any Collateral having a value of less than $1,000,000 in the aggregate during any 12-month period. Except as expressly authorized or required by this SECTION 12.2.1 or otherwise by this Agreement or Applicable Law, Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of all Lenders. Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by a Borrower or is cared for, protected or insured or has been encumbered, or that Agent's Liens have been properly, sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise any duty of care with respect to any of the Collateral.

                  12.2.2. Agent shall furnish each Lender, promptly after the same becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of Agent. Each Lender agrees that neither Fleet nor Agent makes any representation or warranty as to the accuracy or completeness of any Report and shall not be liable for any information contained in or omitted from any such Report; agrees that the Reports are not intended to be comprehensive audits or examinations and that Fleet or Agent or any other Person performing any audit or examination will inspect only specific information regarding Borrowers or the Collateral and will rely significantly upon Borrowers' books and records as well as upon representations of Borrowers' officers and employees; agrees to keep all Reports confidential and strictly for its internal use and not to distribute the Reports to any Person (except to its Participants, attorneys, accountants and other Persons with whom such Lender has a confidential relationship) or use any Report in any other manner; and, without limiting the generality of any other indemnification contained herein, agrees to hold Agent and any other Person preparing a Report harmless from any action that the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or its purchase of, a loan or loans of Borrowers, and to pay and protect, and indemnify, defend and hold Agent and each other such Person preparing a Report harmless from and against all claims, actions, proceedings, damages, costs, expenses and other amounts (including attorneys' fees incurred by Agent and any such other Person preparing a Report) as the direct or indirect result of any third parties who might obtain all or any part of any Report through the indemnifying Lender.

         12.3. RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of Agent Professionals selected by Agent. As to any matters not expressly provided for by this Agreement or any of the other Loan Documents, Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon Lenders.

         12.4. ACTION UPON DEFAULT. Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless it has received written notice from a Lender or any or all Borrowers specifying the occurrence and nature of such Default or Event of Default. If Agent shall receive such a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, Agent shall promptly notify Lenders in writing and Agent shall take such action and assert such rights under this Agreement and the other Loan Documents, or shall refrain

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

from taking such action and asserting such rights, as the Required Lenders shall direct from time to time. If any Lender shall receive a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, such Lender shall promptly notify Agent and the other Lenders in writing. As provided in SECTION 12.3 hereof, Agent shall not be subject to any liability by reason of acting or refraining to act pursuant to any request of the Required Lenders except for its own willful misconduct or gross negligence in connection with any action taken by it. Before directing Agent to take or refrain from taking any action or asserting any rights or remedies under this Agreement and the other Loan Documents on account of any Event of Default, the Required Lenders shall consult with and seek the advice of (but without having to obtain the consent of) each other Lender, and promptly after directing Agent to take or refrain from taking any such action or asserting any such rights, the Required Lenders will so advise each other Lender of the action taken or refrained from being taken and, upon request of any Lender, will supply information concerning actions taken or not taken. In no event shall the Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders. Each Lender agrees that, except as otherwise provided in any of the Loan Documents or with the written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Obligor with respect to any of the Obligations or Collateral or accelerate or otherwise enforce its portion of the Obligations. Without limiting the generality of the foregoing, none of Lenders may exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders. Notwithstanding anything to the contrary set forth in this SECTION 12.4 or elsewhere in this Agreement, each Lender shall be authorized to take such action to preserve or enforce its rights against any Obligor where a deadline or limitation period is otherwise applicable and would, absent the taking of specified action, bar the enforcement of Obligations held by such Lender against such Obligor, including the filing of proofs of claim in any Insolvency Proceeding.

         12.5. RATABLE SHARING. If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrowers hereunder (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 12.5 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

         12.6. INDEMNIFICATION OF AGENT INDEMNITEES. Each Lender agrees to indemnify and defend the Agent Indemnitees (to the extent not reimbursed by Borrowers under this Agreement, but without limiting the indemnification obligation of Borrowers under this Agreement), on a Pro Rata basis, and to hold each of the Agent Indemnitees harmless from and against, any and all Indemnified Claims which may be imposed on, incurred by or asserted against any of the Agent Indemnitees in any way related to or arising out of this Agreement or any of the other Loan Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the COSTS and expenses which Borrowers are obligated to pay under SECTION 14.2 hereof or amounts Agent may be called upon to pay in connection with any lockbox or Dominion Account arrangement contemplated hereby or under any indemnity, guaranty or other assurance of payment or performance given by Agent with respect to Cash Management Agreements, Hedging Agreements and Letters of Credit) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Agent Indemnitee.

                  12.6.2. Without limiting the generality of the foregoing provisions of this SECTION 12.6, if Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from any Borrower or any other Obligor as the result of any transaction under the Loan Documents, then in such event any monies paid by Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by Agent in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender's Pro Rata share.

                  12.6.3. Without limiting the generality of the foregoing provisions of this Section 12.6, if at any time (whether prior to or after the Commitment Termination Date) any action or proceeding shall be brought against any of the Agent Indemnitees by an Obligor or by any other Person claiming by, through or under an Obligor, to recover damages for any act taken or omitted by Agent under any of the Loan Documents or in the performance of any rights, powers or remedies of Agent against any Obligor, any Account Debtor, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction involving any Agent Indemnitees under or in relation to any of the Loan Documents, each Lender agrees to indemnify, defend and hold the Agent Indemnitees harmless with respect thereto and to pay to the Agent Indemnitees such Lender's Pro Rata share of such amount as any of the Agent Indemnitees shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Agent Indemnitees, including all interest and costs assessed against any of the Agent Indemnitees in defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by the Agent Indemnitees in connection therewith; provided, however, that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they arise solely from the willful misconduct or gross negligence of such Agent Indemnitee. In Agent's discretion, Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

         12.7. LIMITATION ON RESPONSIBILITIES OF AGENT. Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under SECTION 12.6 hereof against any and all Indemnified Claims which may be incurred by Agent by reason of taking or continuing to take any such action. Agent shall not be liable to Lenders (or any Lender's participants) for any action taken or omitted to be taken under or in connection with this Agreement or the other Loan Documents except as a result of actual gross negligence or willful misconduct on the part of Agent. Agent does not assume any responsibility for any failure or delay in performance or breach by any Obligor or any Lender of its obligations under this Agreement or any of the other Loan Documents. Agent does not make to Lenders, and no Lender makes to Agent or the other Lenders, any express or implied warranty, representation or guarantee with respect to the Loans, the Collateral, the Loan Documents or any Obligor. Neither Agent nor any of its officers, directors, employees, attorneys or agents shall be responsible to Lenders, and no Lender nor any of its agents, attorneys or employees shall be responsible to Agent or the other Lenders, for:
(i) any recitals, statements, information, representations or warranties contained in any of the Loan Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity,

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genuineness, effectiveness or enforceability of any of the Loan Documents; (iii)
the validity, genuineness, enforceability, collectibility, value, sufficiency or existence of any Collateral, or the perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any Account Debtor. Neither Agent nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any of the duties or agreements of such Obligor under any of the Loan Documents or the satisfaction of any conditions precedent contained in any of the Loan Documents. Agent may consult with and employ legal counsel, accountants and other experts and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.

         12.8.    SUCCESSOR AGENT AND CO-AGENTS.

                  12.8.1. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days' written notice thereof to each Lender and Borrowers. Upon receipt of any notice of such resignation, the Required Lenders, after prior consultation with (but without having to obtain consent of) each Lender, shall have the right to appoint a successor Agent which shall be (i) a Lender, (ii) a United States based Affiliate of a Lender, or (iii) a commercial bank that is organized under the laws of the United States or of any State thereof and has a combined capital surplus of at least $200,000,000 and, provided no Default or Event of Default then exists, is reasonably acceptable to Borrowers (and for purposes hereof, any successor to Fleet shall be deemed acceptable to Borrowers). Upon the acceptance by a successor Agent of an appointment to serve as an Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent without further act, deed or conveyance, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to enjoy the benefits of the indemnification set forth in SECTIONS 12.6 and 14.2 hereof. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 12 (including the provisions of SECTION 12.6 hereof) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Notwithstanding anything to the contrary contained in this Agreement, any successor by merger or acquisition of the stock or assets of Fleet shall continue to be Agent hereunder without further act on the part of the parties hereto unless such successor shall resign in accordance with the provisions hereof. If Fleet shall sell all of its Commitment and Obligations owing to it as part of a sale, transfer or other disposition by Fleet of substantially all of its loan portfolio, Fleet shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder.

                  12.8.2. It is the purpose of this Agreement that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent or otherwise in any jurisdiction. It is recognized that, in case of litigation under any of the Loan Documents, or in case Agent deems that by reason of present or future laws of any jurisdiction Agent might be prohibited from exercising any of the powers, rights or remedies granted to Agent or Lenders hereunder or under any of the Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Loan Documents, Agent may appoint an additional Person as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Loan Documents to be exercised by or vested in or conveyed to Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from Lenders be required by the separate collateral agent or co-collateral agent so appointed by Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by the Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

         12.9.    CONSENTS, AMENDMENTS AND WAIVERS; OUT-OF-FORMULA LOANS.

                  12.9.1. No amendment or modification of any provision of this Agreement shall be effective without the prior written agreement of the Required Lenders and Borrowers, and no waiver of any Default or Event of Default shall be effective without the prior written consent of the Required Lenders; provided, however, that (i) without the prior written consent of Agent, no amendment or waiver shall be effective with respect to any provision in any of the Loan Documents (including this SECTION 12) to the extent such provision relates to the rights, duties or immunities or discretion of Agent; (ii) without the prior written consent of Fleet, no amendment or waiver with respect to the provisions of SECTIONS 1.3 OR 3.1.3 shall be effective; (iii) without the prior written consent of all Lenders (except a defaulting Lender as provided in SECTION 3.2 of this Agreement), no waiver of any Default or Event of Default shall be effective if the Default or Event of Default relates to any Borrower's failure to observe or perform any covenant that may not be amended without the unanimous written consent of Lenders (and, where so provided hereinafter, the written consent of Agent) as hereinafter set forth in this SECTION 12.9.1; and (iv) written agreement of all Lenders (except a defaulting Lender as provided in SECTION 3.2 of this Agreement) shall be required to effectuate any amendment, modification or waiver that would (a) alter the provisions of SECTIONS 2.2, 2.4, 2.6, 2.7, 2.8, 2.9, 4.5, 4.6, 4.7, 4.9, 4.10, 5.1, 9.1.14, 12, 13, 14.2, 14.3 OR 14.14,
(b) amend the definitions of "Pro Rata," "Required Lenders," "Availability Reserve" or "Borrowing Base" (and the other defined terms used in such definitions), or any provision of this Agreement obligating Agent to take certain actions at the direction of the Required Lenders, or any provision of any of the Loan Documents regarding the Pro Rata treatment or obligations of Lenders, (c) increase or otherwise modify any of the Commitments (other than to reduce proportionately each Lender's Commitment in connection with any overall reduction in the amount of the Commitments), (d) alter or amend (other than to increase) the rate of interest payable in respect of the Loans (except as may be expressly authorized by the Loan Documents or as may be necessary, in Agent's judgment, to comply with Applicable Law), (e) waive or agree to defer collection of any fee, termination charge or other charge provided for under any of the Loan Documents or the unused line fee in SECTION 2.2.3 hereof, (f) subordinate the payment of any of the Obligations to any other Debt or the priority of any Liens granted to Agent under any of the Loan Documents to Liens granted to any other Person, except as currently provided in or contemplated by the Loan Documents in connection with Borrowers' incurrence of Permitted Purchase Money Debt, and except for Liens granted by an Obligor to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the Ordinary Course of Business that relate to deposit accounts with such financial institutions,
(g) alter the time or amount of repayment of any of the Loans or waive any Event of Default resulting from nonpayment of the Loans on the due date thereof (or within any applicable period of grace), (h) amend any provision of the Lien Subordination Agreement or the definition of "Term Loan Obligations", (i) forgive any of the Obligations, except any portion of the Obligations held by a Lender who consents in writing to such forgiveness, or (j) release any Obligor from liability for any of the Obligations or release any material portion of the Collateral except to the extent expressly provided for herein. No Lender shall be authorized to amend or modify any Note held by it, unless such amendment or modification is consented to in writing by all Lenders; provided, however, that the foregoing shall not be construed to prohibit an amendment or modification to any provision of this Agreement that may be effected pursuant to this SECTION
12.9.1 by agreement of Borrowers and the Required Lenders even though such an amendment or modification results in an amendment or modification of the Notes by virtue of the incorporation by reference in each of the Notes of this Agreement. The making of any Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given.

                  12.9.2. In connection with any proposed amendment to any of the Loan Documents or waiver of any of the terms thereof or any Default or Event of Default thereunder, no Borrower shall solicit, request or negotiate for or with respect to any such proposed amendment or waiver of any of the provisions of this Agreement or any of the other Loan Documents unless each Lender shall be informed thereof by Borrowers or Agent (to the extent known by Agent) and shall be afforded an opportunity of considering the same and supplied by Borrowers with sufficient information to enable it to make an informed decision with respect thereto. No Borrower will, directly or indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Loan Documents to the extent that the agreement of all Lenders to any such waiver or amendment is required, unless such remuneration or thing of value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders; provided, however, that Borrowers may contract to pay a fee only to those Lenders who actually vote in writing to approve any waiver or amendment of the terms and provisions of this Agreement or any of the other Loan Documents to the extent that such waiver or amendment may be implemented by vote of the Required Lenders and such waiver or amendment is in fact approved.

                  12.9.3. Any request, authority or consent of any Person who, at the time of making such request or giving such a authority or consent, is a Lender, shall be conclusive and binding upon any Assignee of such Lender.

                  12.9.4. Unless otherwise directed in writing by the Required Lenders, Agent may require Lenders to honor requests by Borrowers for Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in SECTION 1.1.1 or elsewhere in this Agreement, Lenders shall continue to make Revolver Loans up to their Pro Rata share of the Commitments) and to forbear from requiring Borrowers to cure an Out-of-Formula Condition, (1) when no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known by Agent), if and for so long as (i) such Out-of-Formula Condition does not continue for a period of more than 15 consecutive days, following which no Out-of-Formula Condition exists for at least 15 consecutive days before another Out-of-Formula Condition exists, (ii) the amount of the Revolver Loans outstanding plus Pending Revolver Loans plus LC Outstandings at any time does not exceed the aggregate of the Commitments at such time, and (iii) the Out-of-Formula Condition is not known by Agent at the time in question to exceed $2,000,000; and (2) regardless of whether or not an Event of Default exists, if Agent discovers the existence of an Out-of-Formula Condition not previously known by it to exist, but Lenders shall be obligated to continue making such Revolver Loans as directed by Agent only (i) if the amount of the Out-of-Formula Condition is not increased by more than $1,000,000 above the amount determined by Agent to exist on the date of discovery thereof (ii) the amount of the Revolver

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Loans outstanding plus Pending Revolver Loans plus LC Outstandings at any time does not exceed the aggregate of the Commitments at such time, and
(iii) for a period not to exceed 5 Business Days. In no event shall Agent require Lenders to make Out-of-Formula Loans under clause (1) of this SECTION
12.9.4 more than 7 times per 12-month period. In no event shall any Borrower or any other Obligor be deemed to be a beneficiary of this SECTION 12.9.4 or authorized to enforce any of the provisions of this SECTION 12.9.4.

         12.10. DUE DILIGENCE AND NON-RELIANCE. Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agent or the other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund the Loans to be made by it hereunder and to purchase participations in the LC Outstandings pursuant to Section 1.3.2 hereof, and each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the other Loan Documents without the intervention or participation of the other Lenders or Agent. Each Lender hereby further acknowledges and represents that the other Lenders and Agent have not made any representations or warranties to it concerning any Obligor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Loan Documents. Each Lender also hereby acknowledges that it will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining to take any other action under this Agreement or any of the other Loan Documents. Except for notices, reports and other information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent's Affiliates.

         12.11. REPRESENTATIONS AND WARRANTIES OF LENDERS. By its execution of this Agreement, each Lender hereby represents and warrants to each Borrower and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other Loan Documents, and that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other Loan Documents to which it is a party, each of which will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents.

         12.12. THE REQUIRED LENDERS. As to any provisions of this Agreement or the other Loan Documents under which action may or is required to be taken upon direction or approval of the Required Lenders, the direction or approval of the Required Lenders shall be binding upon each Lender to the same extent and with the same effect as if each Lender had joined therein. Notwithstanding anything to the contrary contained in this Agreement, Borrowers shall not be deemed to be a beneficiary of, or be entitled to enforce, sue upon or assert as a defense to any of the Obligations, any provisions of this Agreement that requires Agent or any Lender to act, or conditions their authority to act, upon the direction or consent of the Required Lenders; and any action taken by Agent or any Lender that requires the consent or direction of the Required Lenders as a condition to taking such action shall, insofar as Borrowers are concerned, be presumed to have been taken with the requisite consent or direction of the Required Lenders.

         12.13. SEVERAL OBLIGATIONS. The obligations and commitments of each Lender under this Agreement and the other Loan Documents are several and neither Agent nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or thereunder. Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the Loan Documents, such liability shall be shared, as among Lenders, Pro Rata according to the respective Commitments of Lenders.

         12.14. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and each Note issued to it, Agent shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders," "Required Lenders," or any similar term shall, unless the context clearly otherwise indicates, include Agent in its capacity as a Lender. Agent and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with any Borrower or any other Obligor, or any affiliate of any Borrower or any other Obligor, as if it were any other bank and without any duty to account therefor (or for any fees or other consideration received in connection therewith) to the other Lenders. Fleet or its Affiliates may receive information regarding any Borrower or any of such Borrower's Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of Borrowers or any of their Affiliates) and Lenders acknowledge that neither Agent nor Fleet shall be under any obligation to provide such information to Lenders to the extent acquired by Fleet in its individual capacity and not as Agent hereunder.

         12.15. NO THIRD PARTY BENEFICIARIES. This SECTION 12 is not intended to confer any rights or benefits upon Borrowers or any other Person except Lenders and Agent, and no Person (including any or all Borrowers) other than Lenders and Agent shall have any right to enforce any of the provisions of this
Section 12 except as expressly provided in SECTION 12.17 hereof. As between Borrowers and Agent, any action that Agent may take or purport to take on behalf of Lenders under any of the Loan Documents shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

         12.16. NOTICE OF TRANSFER. Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Revolver Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Agent.

         12.17. REPLACEMENT OF CERTAIN LENDERS. If a Lender ("Affected Lender") shall have (i) failed to fund its Pro Rata share of any Revolver Loan requested (or deemed requested) by Borrowers which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from Borrowers under SECTION 2.7 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), or (iii) delivered a notice pursuant to Section
2.6 hereof claiming that such Lender is unable to extend LIBOR Loans to Borrowers for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that Agent, any other Lender or any Borrower may have against such Affected Lender, any Borrower or Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by Borrowers and a copy to Borrowers in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with SECTION 13 hereof. Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Revolver Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this SECTION 12.17, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the Loan Documents (except as provided in SECTION 12.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase participations in LC Outstandings.

         12.18.   REMITTANCE OF PAYMENTS AND COLLECTIONS.

                  12.18.1. All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due; provided, however, that if such payment is due on demand by Agent and such demand is made on the paying Lender after 12:00 noon on such Business Day, then payment shall be made by 12:00 noon on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent's receipt of funds for the account of such Lender and in the type of funds received by Agent; provided, however, that if Agent receives such funds at or prior to 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day, but if Agent receives such funds after 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on the next Business Day.

                  12.18.2. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, on demand by the other party, pay such amount together with interest thereon at the Federal Funds Rate. In no event shall Borrowers be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein.

                  12.18.3. If Agent pays any amount to a Lender in the belief or expectation that a related payment has been or will be received by Agent from an Obligor and such related payment is not received by Agent, then Agent shall be entitled to recover such amount from each Lender that receives such amount. If Agent determines at any time that any amount received by it under this Agreement or any of the other Loan Documents must be returned to an Obligor or paid to any other Person pursuant to any Applicable Law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement or any of the other Loan Documents, Agent shall not be required to distribute such amount to any Lender.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

         13.1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent and Lenders and their respective successors and assigns (which, in the case of Agent, shall include any successor Agent appointed pursuant to Section 12.8 hereof), except that (i) no Borrower shall have the right to assign its rights or delegate performance of any of its obligations under any of the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3 hereof. Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of a Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.2.    PARTICIPATIONS.

                  13.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions (each a "Participant") a participating interest in any of the Obligations owing to such Lender, any Commitment of such Lender or any other interest of such Lender under any of the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any Note for all purposes under the Loan Documents, all amounts payable by Borrowers under this Agreement and any of the Notes shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. If a Lender sells a participation to a Person other than an Affiliate of such Lender, then such Lender shall give prompt written notice thereof to Borrowers and the other Lenders. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
SECTION 4.9 unless Borrowers are notified of the participation sold to Participant and such Participant agrees, for the benefit of Borrowers, to comply with SECTION 4.10 as though such Participant were a Lender.

                  13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than an amendment, modification or waiver with respect to any Loans or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Loan or Commitment, postpones the Commitment Termination Date, or any date fixed for any regularly scheduled payment of interest or fees on such Revolver Loan or Commitment, or releases from liability any Borrower or any Guarantor or releases any substantial portion of any of the Collateral.

                  13.2.3. Benefit of Set-Off. Each Borrower agrees that each Participant shall be deemed to have the right of set-off provided in SECTION
11.4 hereof in respect of its participating interest in amounts owing under the Loan Documents to the same extent and subject to the same requirements under this Agreement (including SECTION 12.5) as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of set-off provided in SECTION
11.4 hereof with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant by exercising the right of set-off provided in SECTION 11.4 agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with SECTION 12.5 hereof as if each Participant were a Lender.

                  13.2.4. Notices. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent that any such notice may be required, and neither Agent nor any other Lender shall have any obligation, duty or liability to any Participant of any other Lender. Without limiting the generality of the foregoing, neither Agent nor any Lender shall have any obligation to give notices or to provide documents or information to a Participant of another Lender.

         13.3.    ASSIGNMENTS.

                  13.3.1.  Permitted Assignments. Subject to its compliance with
SECTION 13.3.2, a Lender may, in accordance with Applicable Law, at any time assign to any Eligible Assignee all or any part of its rights and obligations under the Loan Documents, so long as (i) each assignment is of a constant, and not a varying, ratable percentage of all of the transferor Lender's rights and obligations under the Loan Documents with respect to the Loans and the LC Outstandings and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its sole discretion) and integral multiples of $1,000,000 in excess of that amount; (ii) except in the case of an assignment in whole of a Lender's rights and obligations under the Loan Documents or an assignment by one original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment, the aggregate amount of the Commitments retained by the transferor Lender shall in no event be less than $5,000,000 (unless otherwise agreed by Agent in its sole discretion); (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance; and (iv) so long as no Event of Default exists, Borrowers shall have consented to the assignment in writing prior to such assignment (which consent shall not be unreasonably withheld or delayed). Nothing contained herein shall limit in any way the right of a Lender to assign all or any portion of the Obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, provided that any payment by Borrowers to the assigning Lender in respect of such assigned Obligations in accordance with the terms of this Agreement shall satisfy Borrowers' obligations hereunder in respect of such assigned Obligations to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

                  13.3.2. Effect; Effective Date. Upon (i) delivery to Agent of a notice of assignment substantially in the form attached as EXHIBIT H hereto, together with any consents required by SECTION 13.3.1, and (ii) payment of a $5,000 fee to the Agent for processing any assignment to an Eligible Assignee that is not an Affiliate of the transferor Lender, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to the Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of the Lender under the Loan Documents to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Lenders or Agent shall be required to release the transferor Lender with respect to the Commitment (or portion thereof) of such Lender and Obligations assigned to such Eligible Assignee. Upon the consummation of any assignment to an Eligible Assignee pursuant to this SECTION 13.3, the transferor Lender, Agent and Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. If the transferor Lender shall have assigned all of its interests, rights and obligations under this Agreement pursuant to SECTION 13.3.1 hereof, such transferor Lender shall no longer have any obligation to indemnify Agent with respect to any transactions, events or occurrences that transpire after the effective date of such assignment, and each Eligible Assignee to which such transferor shall make an assignment shall be responsible to Agent to indemnify Agent in accordance with this Agreement with respect to transactions, events and occurrences transpiring on and after the effective date of such assignment to it.

                  13.3.3. Dissemination of Information. Each Borrower authorizes each Lender and Agent to disclose to any Participant, any Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee"), and any prospective Transferee, any and all information in Agent's or such Lender's possession concerning each Borrower, the Subsidiaries of each Borrower or the Collateral, subject to appropriate confidentiality undertakings on the part of such Transferee.

         13.4. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 4.10 hereof.

SECTION 14. MISCELLANEOUS

         14.1 POWER OF ATTORNEY. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's designee, may, without notice to such Borrower and in either such Borrower's or Agent's name, but at the cost and expense of Borrowers:

                  14.1.1. At such time or times as Agent or said designee, in its sole discretion, may determine, endorse such Borrower's name on any Payment Item or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

                  14.1.2. At any time that an Event of Default exists : (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Obligor and any other Collateral; (ix) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment or any other Collateral; (xi) make and adjust claims under policies of insurance; (xii) sign the name of such Borrower on any proof of claim in bankruptcy against Account Debtors and on notices of Liens, claims of mechanic's Liens or assignments or releases of mechanic's Liens securing any Accounts; (xiii) take all action as may be necessary to obtain the payment of any letter of credit or banker's acceptance of which such Borrower is a beneficiary; and (xiv) do all other acts and things necessary, in Agent's determination, to fulfill such Borrower's obligations under this Agreement.

         14.2. GENERAL INDEMNITY. Each Borrower hereby agrees to indemnify and defend the Indemnitees against and to hold the Indemnitees harmless from any Indemnified Claim that may be instituted or asserted against or incurred by any of the Indemnitees and that either (i) arises out of or relates to this Agreement or any of the other Loan Documents (including any transactions entered into pursuant to any of the Loan Documents, Agent's Lien upon the Collateral, or the performance by Agent or Lenders of their duties or the exercise of any of their rights or remedies under this Agreement or any of the other Loan Documents) or (ii) results from Borrowers' failure to observe, perform or discharge any of Borrowers' covenants or duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any Indemnified Claims instituted or asserted against or incurred by any of the Indemnitees by any Person under any Environmental Laws or similar laws by reason of any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Agent and Lenders, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Agent or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Agent and Lenders for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to Indemnified Claims incurred by any Indemnitee that result solely from its own gross negligence or willful misconduct or that arise out of any disputes between the Lenders or between the Agent and any Lender.

         14.3. SURVIVAL OF ALL INDEMNITIES. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the obligation of each Borrower and each Lender with respect to each indemnity given by it in this Agreement, whether given by any or all Borrowers to Agent Indemnitees, Lender Indemnitees or Fleet Indemnitees or by any Lender to any Agent Indemnitees or Fleet Indemnitees, shall survive the Full Payment of the Obligations and the termination of any of the Commitments and the resignation of Agent.

         14.4 MODIFICATION OF AGREEMENT. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Agent and Lenders (or, where otherwise expressly allowed by SECTION 12 hereof, the Required Lenders in lieu of Agent and Lenders); provided, however, that no consent, written or otherwise, of Borrowers shall be necessary or required in connection with any amendment of any of the provisions OF SECTIONS 1.3.2, 3.1.3, 4.6, or 12 (other than SECTION 12.17), or any other provision of this Agreement that affects only the rights, duties and responsibilities of Lenders and Agent as among themselves so long as no such amendment imposes any additional obligations on Borrowers.

         14.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         14.6. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters and that such limitations, tests and measures are cumulative and each must be performed, except as may be expressly stated to the contrary in this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         14.7. EXECUTION IN COUNTERPARTS. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         14.8. CONSENT. Whenever Agent's, Lenders' or Required Lenders' consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Agent and each Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         14.9. NOTICES. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party's telecopier is located, in each case addressed to the noticed party at the address shown for such party on the signature page hereof or, in the case of a Person who becomes a Lender after the date hereof, at the address shown on the Assignment and Acceptance by which such Person became a Lender. Notwithstanding the foregoing, no notice to or upon Agent pursuant to SECTIONS 1.3, 2.1.2, 3.1 or 5.2.2 shall be effective until after actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

         14.10. PERFORMANCE OF BORROWERS' OBLIGATIONS. If any Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Agent may, in its sole discretion at any time or from time to time, for such Borrower's account and at Borrowers' expense, pay any amount or do any act required of Borrowers hereunder or under any of the other Loan Documents or otherwise lawfully requested by Agent to (i) enforce any of the Loan Documents or collect any of the Obligations, (ii) preserve, protect, insure or maintain or realize upon any of the Collateral, or (iii) preserve, defend, protect or maintain the validity or priority of Agent's Liens in any of the Collateral, including the payment of any judgment against any Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim or any other Lien upon or with respect to any of the Collateral (whether or not a Permitted Lien). All payments that Agent may make under this Section and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Agent pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Agent by Borrowers on demand with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Revolver Loans that are Base Rate Loans. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and to without prejudice to Agent's right proceed thereafter as provided herein or in any of the other Loan Documents.

         14.11 CREDIT INQUIRIES. Each Borrower hereby authorizes and permits Agent and Lenders (but Agent and Lenders shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

         14.12. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         14.13. INDULGENCES NOT WAIVERS. Agent's or any Lender's failure, at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith.

         14.14. ENTIRE AGREEMENT; APPENDIX A, EXHIBITS AND SCHEDULES. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A, each of the Exhibits and each of the Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

         14.15. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having, or being deemed to have, structured, drafted or dictated such provision.

         14.16. OBLIGATIONS OF LENDERS SEVERAL. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, association, joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of this Agreement and any of the other Loan Documents and it shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purpose.

         14.17. ADVERTISING AND PUBLICITY. With the prior consent of Borrowers (which shall not be unreasonably withheld or delayed), Agent, on behalf of Lenders, may issue and disseminate to the public (by advertisement or otherwise) information describing the credit accommodations made available by Lenders pursuant to this Agreement, including the name and address of each Borrower, the amount and security for the credit accommodations and the general nature of each Borrower's business, provided that detail regarding terms (such as interest rate) may be provided only to industry publications, such as the "LPC Gold Sheets."

         14.18. CONFIDENTIALITY. Agent and Lenders each agrees to take normal and reasonable precautions to maintain the confidentiality of any confidential information that is delivered or made available by Borrowers to it and that is marked or otherwise identified by Borrowers as confidential, (including information made available to Agent or any Lender in connection with a visit or investigation by any Person contemplated in Section 9.1.1 hereof), for a period of 24 months following the Commitment Termination Date, except that Agent and any Lender may disclose such information (i) to their respective Affiliates and individuals employed or retained by Agent or such Lender who are or are expected to become engaged in evaluating, approving, structuring, administering or otherwise giving professional advice with respect to any of the Loans or Collateral, including any of their respective legal counsel, auditors or other professional advisors; (ii) to any party to this Agreement from time to time or any Participant, (iii) pursuant the order of any court or administrative agency,
(iv) upon the request or demand of any regulatory agency or authority having jurisdiction over Agent or such Lender, (v) which has ceased to be confidential other than by an act or omission of Agent or any Lender except as permitted herein or which becomes available to Agent or any Lender on a nonconfidential basis from a source other than Obligors, (vi) to the extent reasonably required in connection with any litigation (with respect to any of the Loan Documents or any of the transactions contemplated thereby) to which Agent, any Lender or their respective Affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise of any remedies hereunder, (viii) to any Agent Professionals or any Lender's legal counsel or auditors, (ix) to any actual or proposed Participant, Assignee, counterparty or advisors to any swap or derivative transactions relating to Obligors and the Obligations, or any other Transferee of all or part of a Lender's rights hereunder so long as such Person has agreed in writing to be bound by the provisions of this Section, (x) to the National Association of Insurance Commissioners or any similar organization or to any nationally recognized rating agency that requires access to information about a Lender's portfolio in connection with ratings issued with respect to such Lender, (xi) to the extent required (on the advice of Agent's or such Lender's counsel) by Applicable Law or (xii) with the consent of Borrowers. Notwithstanding the foregoing, the obligations of confidentiality contained herein or in any of the other Loan Documents shall not apply to any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation
Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

         14.19. SENIOR DEBT. Borrowers acknowledge and agree and confirm to Agent and Lenders that this Agreement constitutes the "Senior Credit Facility" and the Obligations constitute "Senior Debt", each as defined in the Senior Subordinated Indenture.

         14.20. GOVERNING LAW; CONSENT TO FORUM. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in Atlanta, Georgia. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia; provided, however, that, if any of the Collateral shall be located in any jurisdiction other than Georgia, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Agent's Lien upon such Collateral and the enforcement of Agent's other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of the State of Georgia. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of any Borrower, any Lender or Agent, each Borrower hereby consents and agrees that the Superior Court of Cobb County, Georgia, or, at Agent's option, the United States District Court for the Northern District of Georgia, Atlanta Division, shall have jurisdiction to hear and determine any claims or disputes among any or all Borrowers, Agent and Lenders pertaining to this Agreement or to any matter arising out of or related to this Agreement. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such Court, and each Borrower hereby waives any objection that such Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such Court. Each Borrower hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by certified mail addressed to such Borrower at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of such Borrower's actual receipt thereof or 3 days after deposit in the U.S. mails, proper postage prepaid. Nothing in this Agreement shall be deemed or operate to affect the right of Agent to serve legal process in any other manner permitted by law, or to preclude the enforcement by Agent of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

         14.21. WAIVERS BY BORROWERS. To the fullest extent permitted by Applicable Law, each Borrower waives (i) the right to trial by jury (which Agent and each Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to any of the Loan Documents, the Obligations or the Collateral; (ii) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which such Borrower may in any way be liable and hereby ratifies and confirms whatever Agent may do in this regard; (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of Agent's remedies; (iv) the benefit of all valuation, appraisement and exemption laws; (v) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any of the Loan Documents, any transaction thereunder or the use of the proceeds of any Loans; and (vi) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent's and Lenders' entering into this Agreement and that Agent and Lenders are relying upon the foregoing waivers in its future dealings with Borrowers. Each Borrower warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.

         14.22. TEXAS FINANCE CODE. Borrowers, Agent and Lenders hereby agree that the provisions of Chapter 346 of the Texas Finance Code, as amended (regulating certain revolving credit and revolving tri-party accounts) shall not apply to the Loan Documents.

         14.23 WAIVER OF DTPA. Each Borrower waives all provisions of the Texas Deceptive Trade Practices-Consumer Protection Act, Texas Business and Commerce Code Section 17.41, et seq. ("DTPA"), other than Section 17.555 (pertaining to contribution and indemnity) of the DPTA, and warrants and represents that it (i) has assets having a value of $5,000,000 or more, (ii) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated by this Agreement and the other Loan Documents, (iii) is not in a significantly disparate bargaining position relative to Agent and Lenders and (iv) has been represented by legal counsel in connection with the transactions contemplated by this Agreement and the other Loan Documents.

         14.24. WAIVER OF CERTAIN EVENTS OF DEFAULT. Events of Default have occurred and currently exist under the Original Loan Agreement as a result of Borrowers failure to comply with the Consolidated Fixed Charge Coverage Ratio and the Consolidated Funded Debt to Consolidated EBITDA financial covenants that are contained in Section 9.3 of the Original Loan Agreement for the period ended January 3, 2004 (the "Designated Defaults"). Agent and Lenders hereby waive the Designated Defaults as in effect on the date hereof.

         14.25. RATIFICATION AND REAFFIRMATION. Each Borrower hereby ratifies and reaffirms all of its debts, obligations and duties under the existing Loan Documents, as existing on the Closing Date or, if amended or amended and restated on the Closing Date, as amended and restated by this Agreement and as modified by such other Loan Documents executed on the Closing Date.

         14.26. AMENDMENT AND RESTATEMENT. This Agreement amends and restates the Original Loan Agreement, and is not intended to be or operate as a novation or an accord and satisfaction of the Original Loan Agreement or the Obligations evidenced or secured thereby or provided for thereunder.

         In consideration therefor and to induce Agent and Lenders to enter into this Agreement, each Borrower hereby releases, acquits and forever discharges Agent, each Lender, and all of their respective officers, directors, agents, employees, successors and assigns, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or such Lender arising under or in connection with any of the Loan Documents or otherwise from the beginning of time until January 12, 2004. Each Borrower represents and warrants to Agent and Lenders that no Borrower has transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, this Agreement has been duly executed in Atlanta, Georgia, on the day and year specified at the beginning of this Agreement.

                                  BORROWERS:

                                  TROPICAL SPORTSWEAR INT'L
ATTEST:                                CORPORATION

/s/ Karen S. Castillo             By: /s/ Robin J. Cohan
----------------------------          -----------------------------------------
KAREN S. CASTILLO, Secretary          ROBIN J. COHAN, Executive Vice President,
                                      Chief Financial Officer and Treasurer

[CORPORATE SEAL]                  Address:
                                      4902 West Waters Avenue
                                      Tampa, Florida  33634-1302
                                      Attention:  President
                                      Telecopier No.:  (813) 249-4901

ATTEST:                           TROPICAL SPORTSWEAR COMPANY, INC.

/s/ Karen S. Castillo             By: /s/ Robin J. Cohan
----------------------------          -----------------------------------------
KAREN S. CASTILLO, Secretary          ROBIN J. COHAN, Executive Vice President,
                                      and Chief Financial Officer

[CORPORATE SEAL]                  Address:
                                      4902 West Waters Avenue
                                      Tampa, Florida  33634-1302
                                      Attention:  President
                                      Telecopier No.:  (813) 249-4901

ATTEST:                           SAVANE INTERNATIONAL CORP.

/s/ Karen S. Castillo             By: /s/ Robin J. Cohan
----------------------------          ----------------------------------------
KAREN S. CASTILLO, Secretary          ROBIN J. COHAN, Executive Vice President,
                                      Chief Financial Officer and Treasurer

[CORPORATE SEAL]                  Address:
                                      4902 West Waters Avenue
                                      Tampa, Florida  33634-1302
                                      Attention: President
                                      Telecopier No.: (813) 249-4901

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

ATTEST:                           APPAREL NETWORK CORPORATION

/s/ Karen S. Castillo             By: /s/ Robin J. Cohan
----------------------------          -----------------------------------------
KAREN S. CASTILLO, Secretary          ROBIN J. COHAN, Executive Vice President,
                                      Chief Financial Officer and Treasurer

[CORPORATE SEAL]                  Address:
                                      4902 West Waters Avenue
                                      Tampa, Florida  33634-1302
                                      Attention:  President
                                      Telecopier No.:  (813) 249-4901

ATTEST:                           TSI BRANDS, INC.

/s/ Karen S. Castillo             By: /s/ Robin J. Cohan
----------------------------          ----------------------------------------
KAREN S. CASTILLO, Secretary          ROBIN J. COHAN, Executive Vice President

[CORPORATE SEAL]                  Address:
                                      4902 West Waters Avenue
                                      Tampa, Florida  33634-1302
                                      Attention:  President
                                      Telecopier No.:  (813) 249-4901

ATTEST:                           TSIL, INC.

/s/ Karen S. Castillo             By: /s/ Robin J. Cohan
----------------------------          ----------------------------------------
KAREN S. CASTILLO, Secretary          ROBIN J. COHAN, Executive Vice President

[CORPORATE SEAL]                  Address:
                                      4902 West Waters Avenue
                                      Tampa, Florida  33634-1302
                                      Attention:  President
                                      Telecopier No.:  (813) 249-4901

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

ATTEST:                           DUCK HEAD APPAREL COMPANY, LLC

/s/ Karen S. Castillo             By: /s/ Robin J. Cohan
----------------------------          ----------------------------------------
KAREN S. CASTILLO, Secretary          ROBIN J. COHAN, Executive Vice President,
                                      Chief Financial Officer and Treasurer

[CORPORATE SEAL]                  Address:
                                      4902 West Waters Avenue
                                      Tampa, Florida  33634-1302
                                      Attention:  President
                                      Telecopier No.:  (813) 249-4901

ATTEST:                           DELTA MERCHANDISING, INC.

/s/ Karen s. Castillo             By: /s/ Robin J. Cohan
----------------------------          ----------------------------------------
KAREN S. CASTILLO, Secretary          ROBIN J. COHAN, Executive Vice President,
                                      Chief Financial Officer and Treasurer

[CORPORATE SEAL]                  Address:
                                      4902 West Waters Avenue
                                      Tampa, Florida  33634-1302
                                      Attention:  President
                                      Telecopier No.:  (813) 249-4901

                                  LENDERS:

                                  FLEET CAPITAL CORPORATION

Revolver
  Commitment:   $30,000,000.00    By: /s/ Elizabeth Waller
                                      ----------------------------
                                      Title: Senior Vice President

                                      Address and LIBOR Lending Office:
                                      Suite 800, 300 Galleria Parkway, NW
                                      Atlanta, Georgia 30339
                                      Attention:  Office Head
                                      Telecopier No.:  (770) 859-2437

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                            WACHOVIA BANK, NATIONAL
                                                 ASSOCIATION

Revolver Commitment:      $20,000,000.00    By: /s/ John Trainor
                                                -----------------------------
                                                Title: Director

                                            Address and LIBOR Lending Office:
                                            201 South College Street
                                            NC0820
                                            Charlotte, North Carolina  28288
                                            Attention:  Loan Accounting
                                            Telecopier No.: (704) 715-0103

                                            WELLS FARGO FOOTHILL, INC.

Revolver Commitment:      $20,000,000.00    By: Joseph A. Massaroni
                                                ----------------------------
                                                Title: Vice President

                                            Address and LIBOR Lending Office:
                                            1000 Abernathy Road
                                            Suite 1450
                                            Atlanta, Georgia 30328
                                            Attention: Business Finance Manager
                                            Telecopier No.: (770) 508-1375

                                            AGENT:

                                            FLEET CAPITAL CORPORATION,
                                            as Agent

                                            By: /s/ Elizabeth Waller
                                                ----------------------------
                                                Title: Senior Vice President

                                            Address and LIBOR Lending Office:
                                            Suite 800, 300 Galleria Parkway, NW
                                            Atlanta, Georgia 30339
                                            Attention: Office Head
                                            Telecopier No.: (770) 859-2437

                                   APPENDIX A

                               GENERAL DEFINITIONS

When used in the Second Amended and Restated Loan and Security Agreement dated January 12, 2004 (as at any time amended, the "Agreement"), by and among TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation ("Tropical"), TROPICAL SPORTSWEAR COMPANY, INC., a Delaware corporation ("TSCI"), SAVANE INTERNATIONAL CORP., a Texas corporation ("Savane"), APPAREL NETWORK CORPORATION, a Florida corporation ("Apparel"), TSI BRANDS, INC., a Delaware corporation ("TSI"), TSIL, INC., a Delaware corporation ("TSIL"), DUCK HEAD APPAREL COMPANY, LLC, a Georgia limited liability company ("Duck Head"), and DELTA MERCHANDISING, INC., a South Carolina corporation ("Delta"; Tropical, TSCI, Savane, Apparel, TSI, TSIL, Duck Head and Delta collectively referred to hereinafter as "Borrowers" and individually as a "Borrower"), each financial institution listed on the signature pages attached thereto and its successors and assigns which become "Lenders" as provided therein (such financial institutions and their respective successors and assigns referred to collectively herein as "Lenders" and individually as a "Lender"), and FLEET CAPITAL CORPORATION ("Agent"), in its capacity as collateral and administrative agent for itself and the Lenders, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  Account - shall have the meaning ascribed to "account" in the UCC and shall include any and all rights of a Borrower to payment for goods sold or leased or for services rendered that are not evidenced by an Instrument or Chattel Paper, whether or not they have been earned by performance.

                  Account Debtor - a Person who is or becomes obligated under or on account of an Account.

                  Accounts Collateral - all Accounts of a Borrower and all right, title and interest of such Borrower in or to any returned Goods the sale or other disposition of which gave rise to an Account, together with all rights, titles, securities and guarantees with respect to any Account, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security or Liens, whether voluntary or involuntary, in each case whether now existing or owned or hereafter created, arising or acquired.

                  Accounts Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) the Revolver Commitments on such date or (ii) 85%, or such lesser percentage as Agent may in its sole credit judgment determine from time to time, of the net amount of Eligible Accounts on such date. As used herein, the phrase "net amount of Eligible Accounts" shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

                  Adjusted LIBOR Rate - with respect to each Interest Period for a LIBOR Loan, an interest rate per annum (rounded upwards, to the next 1/16th of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

                  Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; or (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

                  Agent Indemnitees - Agent in its capacity as collateral and administrative agent for the Lenders under the Loan Documents and all of Agent's present and future officers, directors, agents and attorneys.

                  Agent Professionals - attorneys, accountants, appraisers, business valuation experts, environmental engineers or consultants, turnaround consultants and other professionals or experts retained by Agent.

                  Agreement - the Second Amended and Restated Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A.

                  Anti-Terrorism Laws - shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

                  Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Loan Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of Governmental Authorities; and all orders, judgments and decrees of all courts and arbitrators.

                  Applicable Margin - a percentage equal to 2.00% with respect to Revolver Loans that are Base Rate Loans, 3.75% with respect to Revolver Loans that are LIBOR Loans; provided, that, commencing upon receipt of Borrowers' financial statements covering Borrowers' Fiscal Quarter ended on or about December 31, 2004, the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased, based upon Average Availability for the immediately preceding Fiscal Quarter of Borrowers, as follows:

Average Availability for the immediately                    Revolver Loans
preceding Fiscal Quarter                                   Outstanding as:
----------------------------------------------------------------------------------
                                                  Base Rate Loans      LIBOR Loans
----------------------------------------------------------------------------------
>$20,000,000                                           1.00%               2.75%
>$15,000,000 and < = $20,000,000                       1.25%               3.00%
>$10,000,000 and < = $15,000,000                       1.50%               3.25%
>$ 5,000,000 and < = $10,000,000                       1.75%               3.50%
<=$5,000,000                                           2.00%               3.75%

         The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to Average Availability for the immediately preceding Fiscal Quarter of Borrowers.

                  Assignment and Acceptance - an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Agent, in the form of EXHIBIT G.

                  Availability - on any date, the amount that Borrowers are entitled to borrow as Revolver Loans on such date, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts that Agent or Lenders may have paid for the account of Borrowers pursuant to any of the Loan Documents and that have not been reimbursed by Borrowers and any outstanding Settlement Loans) is subtracted from the Borrowing Base on such date. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero.

                  Availability Reserve - on any date of determination thereof, an amount equal to the sum of the following (without duplication): (i) $10,000,000; (ii) the Inventory Reserve; (iii) the Rent Reserve; (iv) any amounts which any Obligor is obligated to pay pursuant to the provisions of any of the Loan Documents that Agent or any Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Loan Documents; (v) the LC Reserve; (vi) any amount received by Agent from the Business Interruption Insurance Assignment and applied to the Revolver Loans; (vii) the aggregate amount of reserves established by Agent in its reasonable discretion in respect of ACH (automated clearinghouse) transfers or obligations of Borrowers; (viii) the Dilution Reserve; (ix) the Duty and Freight Reserve; (x) the Hedging Agreement Reserve; and (xi) such additional reserves, in such amounts and with respect to such matters, as Agent in its reasonable credit judgment may elect to impose from time to time.

                  Average Availability - for any period, an amount equal to the sum of the actual amount of Availability on each day during such period, as determined by Agent, divided by the number of days in such period.

                  Average Revolver Loan Balance - for any period, the amount obtained by adding the aggregate of the unpaid balance of Revolver Loans and LC Outstandings at the end of each day for the period in question and by dividing such sum by the number of days in such period.

                  Bank - Fleet National Bank.

                  Bank Products - any one or more of the following types of services or facilities extended to any Borrower by any Lender, Bank or any Affiliate thereof: (i) credit cards; (ii) merchant card services;
         (iii) Cash Management Agreements; (iv) Hedging Agreements; and (v) such other banking products or services provided by any Lender, Bank or any Affiliate thereof as may be requested by any Borrower (on behalf of itself or its Subsidiaries).

                  Banking Relationship Debt - debt or other obligations of a Borrower to Bank or any Lender (or any Affiliate of Bank or any Lender) arising out of or relating to Bank Products.

                  Bankruptcy Code - title 11 of the United States Code.

                  Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate. The prime rate announced by Bank is a reference rate and does not necessarily represent the lowest or best rate charged by Bank. Bank may make loans or other extensions of credit at, above or below its announced prime rate. If the prime rate is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

                  Base Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

                  Board of Governors - the Board of Governors of the Federal Reserve System.

                  Borrowing - a borrowing consisting of Loans of one Type made on the same day by Lenders (or by Fleet in the case of a Borrowing funded by Settlement Loans) or a conversion of a Loan or Loans of one Type from Lenders on the same day.

                  Borrowing Base - on any date of determination thereof, an amount equal to the lesser of: (a) the aggregate amount of the Revolver Commitments on such date minus the LC Outstandings on such date, or (b) an amount equal to (i) the sum of the Accounts Formula Amount plus the Inventory Formula Amount on such date minus (ii) the Availability Reserve on such date.

                  Borrowing Base Certificate - a certificate, in the form requested by Agent, by which Borrowers shall certify to Agent and Lenders, with such frequency as Agent may request, the amount of the Borrowing Base as of the date of the certificate (which date shall be not more than one Business Day earlier than the date of submission of such certificate to Agent) and the calculation of such amount.

                  Business Day - any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

                  Business Interruption Insurance Assignment - the Collateral Assignment of Business Interruption Insurance executed by Borrowers on June 10, 1998, in favor of Agent as security for the payment of the Obligations.

                  Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                  Capitalized Lease Obligation - any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  Cash Collateral - cash or Cash Equivalents, and any interest earned thereon, that is deposited with Agent in accordance with the Agreement for the Pro Rata benefit of Lenders as security for the Obligations.

                  Cash Collateralize - with respect to a Letter of Credit outstanding on any date, the deposit of immediately available funds into the Cash Collateral Account in an amount equal to 105% of the Stated Amount of such Letter of Credit plus all related fees and other amounts due or to become due in connection with such Letter of Credit.

                  Cash Collateral Account - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be in Agent's name and subject to Agent's Liens for the Pro Rata benefit of Lenders.

                  Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition;
         (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody's, and having a maturity within 9 months after the date of acquisition thereof.

                  Cash Management Agreements - any agreement entered into from time to time between any Borrower or any of its Subsidiaries, on the one hand, and Bank or any of its Affiliates or any other banking or financial institution, on the other, in connection with cash management services for operating, collections, payroll and trust accounts of such Borrower or its Subsidiaries provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

                  CERCLA - the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and its implementing regulations.

                  Chattel Paper - shall have the meaning given to "chattel paper" in the UCC.

                  CIT - The CIT Group/Commercial Services, Inc.

                  Closing Date - the date on which all of the conditions precedent in SECTION 10 of the Agreement are satisfied or waived and the initial Loans are made under the Agreement.

                  Collateral - all of the Property and interests in Property described in SECTION 6 of the Agreement; all Property described in any of the Security Documents as security for the payment or performance of any of the Obligations; and all other Property and interests in Property that now or hereafter secure (or are intended to secure) the payment and performance of any of the Obligations.

                  Commitment - at any date for any Lender, the aggregate amount of such Lender's Revolver Commitment, and "Commitments" means the aggregate amount of all Revolver Commitments.

                  Commitment Termination Date - the date that is the soonest to occur of (i) the last day of the Term; (ii) the date on which either Borrowers or Agent terminates the Commitments pursuant to SECTION 5.2 of the Agreement; or (iii) the date on which the Commitments are automatically terminated pursuant to SECTION 11.2 of the Agreement.

                  Compliance Certificate - a Compliance Certificate to be provided by Borrowers to Agent in accordance with, and in the form annexed as EXHIBIT E to, the Agreement, and the supporting schedules to be annexed thereto.

                  Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

                  Consolidated EBIT - for any fiscal period, Borrowers' (i) income (or loss) before interest and taxes, minus (ii) to the extent deducted in determining such income (or loss), extraordinary gains, plus (iii) to the extent deducted in determining such income (or loss),
         (a) extraordinary losses, (b) any charge for a write-down in value with respect to Borrowers' real property located at 5002 West Waters Avenue, Tampa, Florida, (c) any charge for a write-down in value with respect to the account receivable owing to Borrowers from Swiss Army Brands, Inc., and (d) charges (not to exceed $1,000,000 in the aggregate) incurred prior to October 2, 2004 related to closing Borrowers' fabric cutting facility in Tampa, Florida.

                  Consolidated EBITDA - for any fiscal period, Borrowers' (i) income (or loss) before interest and taxes, plus (ii) to the extent deducted in determining such income (or loss), depreciation and amortization, minus (iii) to the extent recognized in determining such income (or loss), extraordinary gains plus (iv) to the extent deducted in determining such income (or loss), (a) extraordinary losses, (b) any charge for a write-down in value with respect to Borrowers' real property located at 5002 West Waters Avenue, Tampa, Florida, (c) any charge for a write-down in value with respect to the account receivable owing to Borrowers from Swiss Army Brands, Inc., and (d) charges (not to exceed $1,000,000 in the aggregate) incurred prior to October 2, 2004 related to closing Borrowers' fabric cutting facility in Tampa, Florida.

                  Consolidated Fixed Charge Coverage Ratio - with respect to any fiscal period, the ratio of (a) Consolidated EBITDA minus Capital Expenditures minus income tax expense for such period to (b) the sum of Consolidated Fixed Charges for such period.

                  Consolidated Fixed Charges - with respect to any fiscal period, the sum of Borrowers' (a) Consolidated Interest Expense plus
         (b) principal payments of Debt for Money Borrowed, plus (c) cash Distributions whether declared or paid.

                  Consolidated EBIT/Consolidated Interest Expense - for any date, the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense.

                  Consolidated Interest Expense - for any period, the total interest expense of Borrowers during such period, determined on a Consolidated basis in accordance with GAAP.

                  Contingent Obligation - with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the Ordinary Course of Business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  Controlled Disbursement Account - a demand deposit account at any time maintained by Borrowers at Bank and to which proceeds of Loans may be wired from time to time.

                  Current Assets - at any date, the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

                  CWA - the Clean Water Act (33 U.S.C. Sections 1251 et seq.).

                  Debt - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Debt is to be determined, including Capitalized Lease Obligations; (ii) all Contingent Obligations of such Person; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of a Borrower (without duplication), the Obligations. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

                  Debt Subordination Agreement - the Debt Subordination Agreement dated June 10, 1998, among TSCI, Tropical and Agent, pursuant to which TSCI has agreed to subordinate all indebtedness owing by Tropical to TSCI to the prior payment in full of the Obligations.

                  Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  Default Rate - on any date, a rate per annum that is equal to
         (i) in the case of each Loan outstanding on such date, 2% in excess of the rate otherwise applicable to such Loan on such date, and (ii) in the case of any of the other Obligations outstanding on such date, 2% plus the highest Applicable Margin for Base Rate Loans in effect on such date.

                  Deposit Account Assignment - the Collateral Assignment of Deposit Accounts executed by each Borrower on June 10, 1998 in favor of Agent for itself and the Pro Rata benefit of Lenders, as security for the Obligations.

                  Deposit Accounts - all of a Person's demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

                  Dilution - for the 12-month period preceding the date of determination, the average of the percentage each month of gross Accounts offset by discounts, returned items, credits, rebates, concessions, contractual adjustments and similar items.

                  Dilution Reserve - a reserve equal to the product of the Dilution Reserve Percentage multiplied by the face value of all Eligible Accounts.

                  Dilution Reserve Percentage - at any time, the percentage (or portion thereof) by which Dilution exceeds 7%.

                  Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

                  Document - shall have the meaning given to" document" in the UCC.

                  Dollar Equivalent - with respect to any monetary amount in any foreign currency at any date for the determination thereof, the amount of Dollars obtained by converting such foreign currency into Dollars at the spot rate for the purchase of Dollars with such foreign currency as quoted by Bank at approximately 11:00 a.m. (Atlanta, Georgia time) on the date of determination thereof.

                  Dollars and the sign $ - lawful money of the United States of America.

                  Domestic Subsidiary - a Subsidiary of a Borrower (other than a Subsidiary that is a Borrower) that is incorporated under the laws of a state of the United States or the District of Columbia.

                  Dominion Account - a special account of Agent established by Borrowers at a bank selected by Borrowers, but acceptable to Agent and Lenders in their discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

                  Duty and Freight Reserve - such reserve as may be established from time to time by Agent in its sole discretion in an amount approximately equal to Borrowers' obligations for duty and freight related to Inventory purchased under Letters of Credit.

                  Electronic Chattel Paper - shall have the meaning given to "electronic chattel paper" in the UCC.

                  Eligible Account - an Account which arises in the Ordinary Course of Business of a Borrower from the sale of goods, is payable in Dollars, is subject to Agent's duly perfected Lien, and is deemed by Agent, in its sole credit judgment, to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by a Borrower to a Subsidiary or an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower; (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 90 days after the original invoice date; (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Account Debtor exceed 20% (or for the period from the Closing Date through April 10, 2004, 60% for Wal-Mart Stores, Inc. and its Affiliates and after April 10, 2004, 50% for Wal-Mart Stores, Inc. and its Affiliates) of the aggregate amount of all Eligible Accounts or exceed a credit limit established by Agent for such Account Debtor, in each case, to the extent of such excess; (vi) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; (vii) the Account Debtor is also such Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to such Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, recoupment, reserve or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback;
         (viii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended business or ceased to be Solvent; (ix) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States, unless the sale is backed by an irrevocable letter of credit issued or confirmed by a bank acceptable to Agent and that is in form and substance acceptable to Agent and payable in the full amount of the Account in freely convertible Dollars at a place of payment within the United States and, if requested by Agent, such letter of credit, or amounts payable thereunder, is assigned to Agent (with such assignment acknowledged by the issuing or confirming bank); (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower is not prohibited from assigning the Account and does assign its right to payment of such Account to Agent, in a manner satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 3727 and 41 U.S.C. Section
         15), or is a state, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (xii) the Account Debtor is located in any state which imposes conditions on the right of a creditor to collect accounts receivable unless the applicable Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; (xiii) the Account Debtor is located in a state in which such Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xiv) the Account is subject to a Lien other than a Permitted Lien; (xv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xvi) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xvii) the Account represents a progress billing or a retainage; (xviii) such Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account;
         (xix) such Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; (xx) the Account represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing; (xxi) the Account Debtor has made a partial payment with respect to such Account; (xxii) it arises from the sale of any Inventory that is not Eligible Inventory pursuant to clause (ii) of the definition of "Eligible Inventory"; or (xxiii) it arises from a retail sale of Inventory to a Person who is purchasing the same primarily for personal, family or household purposes.

                  Eligible Assignee - a Person that is a Lender or a U.S. based Affiliate of a Lender; a commercial bank, finance company, insurance company or other financial institution, in each case that is organized under the laws of the United States or any state, has total assets in excess of $5 billion, extends credit of the type contemplated herein in the Ordinary Course of Business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA or any other Applicable Law and is acceptable to Agent and, unless a Default or an Event of Default exists, Borrowers (such approval by Borrowers, when required, not to be unreasonably withheld or delayed and to be deemed given by Borrowers if no objection is received by the assigning Lender and Agent from Borrowers within 2 Business Days after notice of such proposed assignment has been provided by the assigning Lender as set forth in SECTION 13.3 of the Agreement); and, at any time that an Event of Default exists, any other Person acceptable to Agent in its sole discretion.

                  Eligible Inventory - Inventory which is owned by a Borrower (other than packaging materials, samples, bags and supplies), held for sale by such Borrower in the Ordinary Course of Business of such Borrower and which Agent, in its sole credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless: (i) it is raw materials or finished goods; (ii) it is owned by a Borrower and it is not held by such Borrower on consignment from or subject to any guaranteed sale, sale-or-return, sale-on-approval or repurchase agreement with any supplier; (iii) it is in good, new and saleable condition and is not damaged or defective; (iv) it is not slow-moving, obsolete or unmerchantable and is not goods returned to such Borrower by or repossessed from an Account Debtor; (v) it meets all standards imposed by any Governmental Authority; (vi) it conforms in all respects to the warranties and representations set forth in the Agreement and is fully insured in the manner required by the Agreement; (vii) it is at all times subject to Agent's duly perfected, first priority security interest and no other Lien except a Permitted Lien; (viii) it is in such Borrower's possession and control at a location in compliance with the Agreement and is not in transit or outside the continental United States, and it is not consigned to any Person; (ix) it is not the subject of a negotiable warehouse receipt or other negotiable Document;
         (x) it has not been sold or leased and such Borrower has not received any deposit or down payment in respect thereof in anticipation of a sale; (xi) it is not subject to any License Agreement or other agreement that limits, conditions or restricts such Borrower's or Agent's right to sell or otherwise dispose of such Inventory unless the Licensor has entered into a Licensor/Lender Agreement with Agent; (xii) it is not the subject of an Intellectual Property Claim; and (xiii) it is not the subject of a store closing, liquidation, going-out-of business or similar sale.

                  Environmental Certificate - the Certificate Regarding Environmental Matters executed by a Senior Officer on June 10, 1998, and containing representations and warranties concerning each Borrower's and its Subsidiaries' compliance with Environmental Laws.

                  Environmental Laws - all federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders and consent decrees (together with all programs, permits and guidance documents promulgated by regulatory agencies, to the extent having the force of law), now or hereafter in effect, that relate to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, whether new or hereafter in effect, including CERCLA, RCRA and CWA.

                  Environmental Release - a release as defined in CERCLA or under any other applicable Environmental Laws.

                  Equipment - all of a Borrower's machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by such Borrower and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

                  Equity Interest - the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

                  ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

                  Event of Default - as defined in SECTION 11 of the Agreement.

                  Exchange Note - a note or other similar security that is registered under the Securities Act of 1933 and that is exchanged for a Senior Subordinated Note.

                  Executive Order No. 13224 - Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                  Extraordinary Expenses - all costs, expenses, fees (including fees incurred to Agent Professionals) or advances that Agent or any Lender may suffer or incur, whether prior to or after the occurrence of an Event of Default, and whether prior to, after or during the pendency of an Insolvency Proceeding of an Obligor, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Agent's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor;
         (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; (vi) amounts advanced by Agent pursuant to

         SECTION 7.1.3 of the Agreement; (vii) the enforcement of any of the provisions of any of the Loan Documents; or (viii) any payment under a guaranty, indemnity or other payment agreement provided by Agent or (with Agent's consent) any Lender, which is reimbursable to Agent or such Lender by Borrowers pursuant to SECTION 2.4.2 of the Agreement. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrowers or any other Obligor under any of the Loan Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent.

                  Factor Intercreditor Agreement - the Assignment Agreement for Proceeds of Credit Approved Receivables Purchase Agreement dated on or about the date hereof among Tropical, CIT and Agent.

                  Federal Funds Rate - for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from 3 federal funds brokers of recognized standing selected by Agent.

                  Fee Letter - the fee letter agreement between Agent and Borrowers dated December 24, 2003.

                  FEIN - with respect to any Person, the Federal Employer Identification Number of such Person.

                  Fiscal Quarter - each consecutive period of 13 weeks beginning on the first day of a Fiscal Year (and, in the case of any Fiscal Year of 53 weeks, the 14-week period occurring at the end thereof).

                  Fiscal Year - the fiscal year of Borrowers and their Subsidiaries for accounting and tax purposes, which ends on the Saturday nearest September 30th of each year.

                  Fleet - Fleet Capital Corporation, a Rhode Island corporation.

                  Fleet Indemnitees - Fleet and all of its present and future officers, directors and agents.

                  FLSA - the Fair Labor Standards Act of 1938.

                  Foreign Contractor - a Person that processes Inventory of a Borrower and that is located outside of the United States.

                  Foreign Lender - any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, any state thereof or the District of Columbia.

                  Foreign Subsidiary - a Subsidiary that is not a Domestic Subsidiary.

                  Full Payment - with respect to any of the Obligations the full, final and indefeasible payment in full of all of such Obligations, which, in the case of contingent obligations owing by Obligors to Fleet or any other Lender with respect to outstanding Letters of Credit, shall not be deemed to have occurred until Obligors shall Cash Collateralize each such outstanding Letter of Credit or obtained a "back-to-back" letter of credit in respect thereof in an amount equal to 105% of the face amount of such outstanding Letter of Credit from a bank reasonably acceptable to Agent.

                  GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

                  General Intangibles - all general intangibles of a Borrower, whether now owned or hereafter created or acquired by such Borrower, including all choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of any of such Borrower's Accounts by an Account Debtor, all rights to indemnification and all other intangible property of such Borrower of every kind and nature (other than Accounts).

                  Goods - shall have the meaning given to "goods" in the UCC.

                  Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

                  Governmental Authority - any federal, state, municipal, national, foreign or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.

                  Guarantors - each Domestic Subsidiary and each other Person who guarantees payment or performance of the whole or any part of the Obligations.

                  Guaranty - each guaranty agreement now or hereafter executed by a Guarantor in favor of Agent with respect to any of the Obligations.

                  Hedging Agreement - any interest rate protection agreement, foreign currency exchange agreement, forward contract, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  Hedging Agreement Reserve - on any date, a reserve imposed by Agent in its discretion, or at the direction of the Required Lenders, equal to the aggregate amount of the estimated liability of Borrowers and their respective Subsidiaries under all Hedging Agreements with Bank, any Lender or any of their respective Affiliates.

                  Indemnified Amount - in the case of Agent Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Agent Indemnitees and against which Lenders or any Obligor have agreed to indemnify Agent Indemnitees pursuant to the terms of the Agreement or any of the other Loan Documents; in the case of Lender Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which Lender or any Obligor have agreed to indemnify Lender Indemnitees pursuant to the terms of the Agreement or any of the other Loan Documents; and, in the case of Fleet Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Fleet Indemnitees and against which Lenders or any Obligor have agreed to indemnify Fleet Indemnitees pursuant to the terms of the Agreement or any of the other Loan Documents.

                  Indemnified Claim - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys', accountants', consultants' or paralegals' fees and expenses), whether arising under or in connection with the Loan Documents, any Applicable Law (including any Environmental Laws) or otherwise, that may now or hereafter be suffered or incurred by any Indemnitee and whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

                  Indemnitees - the Agent Indemnitees, the Lender Indemnitees and the Fleet Indemnitees.

                  Initial Lenders - Fleet, Wachovia Bank, National Association and Wells Fargo Foothill, Inc., each in its capacity as a Lender under the Agreement on the Closing Date.

                  Insolvency Proceeding - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for
         (i) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (ii) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (iii) an assignment or trust mortgage for the benefit of creditors of such Person, or (iv) the liquidation, dissolution or winding up of the affairs of such Person.

                  Instrument - shall have the meaning ascribed to the term "instrument" in the UCC.

                  Intellectual Property - all intellectual and similar Property of a Person of every kind and description, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, tradenames, mask works, trade secrets, confidential or proprietary information, know-how, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, all books and records describing or used in connection with the foregoing and all licenses, or other rights to use any of the foregoing.

                  Intellectual Property Claim - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that any Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership or right to use any Intellectual Property of such Person.

                  Interest Period - shall have the meaning ascribed to it in
         SECTION 2.1.3 of the Agreement.

                  Inventory - shall have the meaning ascribed to the term "inventory" in the UCC and shall include all goods intended for sale or lease by a Borrower, or for display or demonstration; all work in process, all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing such goods or otherwise used or consumed in such Borrower's business (but excluding Equipment).

                  Inventory Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) $40,000,000 or (ii) 85%, or such lesser percentage as Agent may in its sole credit judgment determine from time to time, of the Net Orderly Liquidation Value of Eligible Inventory (provided, however, that in no event shall the Qualified In-Transit Inventory Advance exceed $10,000,000 in the aggregate).

                  Inventory Reserve - such reserves as may be established from time to time by Agent with respect to reflect changes in the saleability of any Eligible Inventory in the Ordinary Course of Business or such other factors as may negatively impact the Value of any Eligible Inventory. Without limiting the generality of the foregoing, such reserves may include reserves based on obsolescence, seasonality, theft or other shrinkage, imbalance, change in composition or mix, or markdowns.

                  Inverse Inventory Percentage - 100% minus the product of (i) 85%, multiplied by (ii) the Net Orderly Liquidation Value Percentage.

                  Investment Property - shall have the meaning given to "investment property" in the UCC and shall include all Securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts.

                  LC Application - an application by any or all Borrowers to Bank (on which Fleet may be a co-applicant), pursuant to a form approved by Bank, for the issuance of a Letter of Credit, that is submitted to Bank at least 3 Business Days prior to the requested issuance of such Letter of Credit.

                  LC Conditions - the following conditions, the satisfaction of each of which is required before Fleet shall be obligated to provide any LC Support to Bank for the issuance of a Letter of Credit: (i) each of the conditions set forth in SECTION 10 of the Agreement has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by Fleet, the LC Outstandings would not exceed $50,000,000 with respect to documentary Letters of Credit and $5,000,000 with respect to standby Letters of Credit and no Out-of-Formula Condition would exist, and, if no Revolver Loans are outstanding, the LC Outstandings do not, and would not upon the issuance of the requested Letter of Credit, exceed the Borrowing Base;
         (iii) such Letter of Credit has an expiration date that is no more than 365 days from the date of issuance in the case of standby letters of credit and no more than 180 days from the date of issuance in the case of documentary letters of credit and, in either event, such expiration date is at least 10 days prior to the last Business Day of the Term; and (iv) the currency in which payment is to be made under the Letter of Credit is Dollars.

                  LC Documents - any and all agreements, instruments and documents (other than an LC Application or an LC Support) required by Bank or other issuer of a Letter of Credit to be executed by Borrowers or any other Person and delivered to Bank or such issuer for the issuance of a Letter of Credit.

                  LC Facility - a subfacility of the Revolver Facility established pursuant to SECTION 1.3 of the Agreement.

                  LC Outstandings - on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by any Obligor on such date by reason of any payment that is made by Bank under a Letter of Credit and that has not been repaid to Bank by Fleet under an LC Support, (ii) all amounts then due and payable by any Obligor on such date by reason of any payment that is made on or before such date by Fleet under any LC Support plus (iii) the aggregate undrawn amount of all Letters of Credit which are then outstanding or for which an LC Application has been delivered to and accepted by Bank under an LC Application theretofore submitted to Bank and (if) all fees and other amounts due or to become due in respect of Letters of Credit outstanding on such date.

                  LC Request - a Letter of Credit Procurement Request from Borrowers to Fleet in the form of EXHIBIT I annexed hereto.

                  LC Reserve - at any date, the sum of (i) the Inverse Inventory Percentage of the face amount of all documentary Letters of Credit that are outstanding on such date, plus (ii) 100% of the face amount of all standby Letters of Credit outstanding on such date.

                  LC Support - a guaranty or other support agreement from Fleet in favor of Bank pursuant to which Fleet shall guarantee or otherwise assure the payment or performance by the parties (other than Fleet, if a party) to an LC Application of such parties' obligations with respect to such Letter of Credit, including the obligation of such parties to reimburse Bank for any payment made by Bank under such Letter of Credit.

                  Lender Indemnitee - a Lender in its capacity as a lender under the Agreement and its present and future officers, directors, agents and attorneys.

                  Lenders - shall have the meaning given to it in the preamble to the Agreement and shall include Fleet (whether in its capacity as a provider of Loans under SECTION 1 of the Agreement, as the provider of Settlement Loans under SECTION 3.1.3 of the Agreement, or as the procurer of Letters of Credit under SECTION 1.3 of the Agreement) and any other Person who may from time to time become a "Lender" under the Agreement.

                  Letter of Credit - any standby letter of credit or documentary letter of credit issued by Bank for the account of Borrowers.

                  Letter-of-Credit Right - a right of a Borrower to payment or performance under a letter of credit (whether the letter of credit is written or electronic), whether or not such Borrower has demanded or is at the time entitled to demand payment or performance.

                  LIBOR Lending Office - with respect to a Lender, the office designated as a LIBOR Lending Office for such Lender on the signature page hereof (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such Lender or any of its Affiliates that is hereafter designated by written notice to Agent.

                  LIBOR Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

                  LIBOR Rate - with respect to an Interest Period, the rate per annum reported to Agent by Bank as the rate at which deposits of U.S. Dollars approximately equal in principal amount to or comparable to the amount of the LIBOR Loan to which such Interest Period relates and for a term comparable to such Interest Period are offered to Bank by prime banks in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period. Each determination by Agent of any LIBOR Rate shall, in the absence of any manifest error, be conclusive.

                  License Agreement - any agreement between a Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower.

                  Licensor - any Person from whom a Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower's manufacture, marketing, sale or other distribution of any Inventory.

                  Licensor/Lender Agreement - an agreement between Agent and a Licensor by which Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Agent's Liens with respect to and to dispose of a Borrower's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower's default under any License Agreement with such Licensor and which is otherwise in form and substance satisfactory to Agent.

                  Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Lien Subordination Agreement - the Lien Subordination Agreement dated September 9, 2003, between Agent and Fleet, and acknowledged by Borrowers and Lenders, as the same may be amended, restated, supplemented or modified from time to time with the consent of all Lenders.

                  Lien Waiver - an agreement duly executed in favor of Agent, in form and content acceptable to Agent, by which (i) for locations leased by an Obligor, an owner or mortgagee of premises upon which any Property of an Obligor is located agrees to waive or subordinate any Lien it may have with respect to such Property in favor of Agent's Lien therein and to permit Agent to enter upon such premises and remove such Property or to use such premises to store or dispose of such Property, or (ii) for locations at which any Obligor places Inventory with a warehouseman or a processor, such warehouseman or processor agrees to waive or subordinate any Lien it may have with respect to such Property in favor of Agent's Lien therein and to permit Agent to enter upon such premises and remove such Property or to use such premises to store or dispose of such Property.

                  Loan - a Revolver Loan (and each Base Rate Loan and LIBOR Loan comprising such Loan).

                  Loan Account - the loan account established by each Lender on its books pursuant to SECTION 4.8 of the Agreement.

                  Loan Documents - the Agreement, the Other Agreements and the Security Documents.

                  Loan Year - a period commencing each calendar year on the same month and day as the date of the Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e. the first Loan Year) to commence on the date of the Agreement.

                  Margin Stock - shall have the meaning ascribed to it in Regulation U and of the Board of Governors.

                  Material Adverse Effect - the effect of any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) of any Obligor; (ii) has or could be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Agent with respect to the Collateral or the priority of any such Liens; (iv) materially impairs the ability of any other Obligor to perform its obligations under this Agreement or any of the other Loan Documents, including repayment of any of the Obligations when due; or (v) materially impairs the ability of Agent or any Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

                  Material Contract - an agreement to which an Obligor is a party (other than the Loan Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

                  Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

                  Money Borrowed - as applied to any Obligor, without duplication, (i) Debt arising from the lending of money by any other Person to such Obligor; (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Obligor,
         (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation; and (iv) Debt of such Obligor under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through
         (iii) hereof, if owed directly by such

         Obligor; but excluding reimbursement obligations with respect to letters of credit or guaranties of letters of credit.

                  Moody's - Moody's Investors Services, Inc.

         Mortgage - the mortgage executed by Tropical in favor of Agent on September 9, 2003 by which Tropical granted and conveyed to Agent Liens upon the Real Estate, as security for payment of the Obligations.

                  Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

                  Net Disposition Proceeds - with respect to a disposition of any Collateral, proceeds (including cash receivable (when received) by way of deferred payment) received by a Borrower in cash from the sale, lease, transfer or other disposition of Collateral, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of the Collateral, net of:
         (i) the reasonable and customary costs and expenses of such sale, lease, transfer or other disposition (including legal fees and sales commissions); (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Permitted Lien on such Collateral disposed of that is senior to Agent's Liens; and (iii) in connection with any sale of Collateral, a reasonable reserve (not to exceed 5% of the total purchase price) for post-closing adjustments to the purchase price, provided that upon the expiration of not more than 90 days after the sale any remaining reserve balance is remitted to Agent for application to the Obligations.

                  Net Orderly Liquidation Value - at any time, with respect to any Inventory means, as determined by the most recent Orderly Liquidation Value Appraisal, a net dollar amount expected to be realized at an orderly negotiated sale of such Inventory held within a reasonable period of time.

                  Net Orderly Liquidation Value Percentage - on any date of determination thereof, a fraction the numerator of which shall be the Net Orderly Liquidation Value and the denominator of which shall be the book value of Borrower's Inventory as of the date of the most recent Orderly Liquidation Value Appraisal.

                  Notes - each Revolver Note and any other promissory note executed by Borrowers at Agent's request to evidence any of the Obligations.

                  Notice of Borrowing - as defined in SECTION 3.1.1(i) of the Agreement.

                  Notice of Conversion/Continuation - as defined in SECTION 2.1.2(ii) of the Agreement.

                  Obligations - in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Loans; (ii) all LC Outstandings and all other obligations of any Obligor to Agent, Fleet or Bank arising in connection with the issuance of any Letter of Credit; and (iii) all other Debts, covenants, duties and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Obligor to Agent or any Lender under or pursuant to the Agreement or any of the other Loan Documents or owing by any Obligor to Agent, Fleet, Bank, any Lender or any of their respective Affiliates with respect to Banking Relationship Debt, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums (including Extraordinary Expenses) chargeable to any or all Obligors under the Agreement or under any of the other Loan Documents.

                  Obligor - each Borrower and each Guarantor, and any other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Agent a Lien upon any of any of such Person's assets to secure payment of any of the Obligations.

                  Orderly Liquidation Value Appraisal - an appraisal, in form and substance satisfactory to Agent, conducted by The Ozer Group or such other appraisal company of similar qualifications and standing acceptable to Agent pursuant to which such appraisal company determines the expected dollar amount to be realized at an orderly negotiated sale of the Inventory held within a reasonable period of time.

                  Ordinary Course of Business - with respect to any transaction involving any Person, the ordinary course of such Person's business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

                  Organization Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members agreement, partnership agreement, voting trust, or similar agreement or instrument governing the formation or operation of such Person.

                  OSHA - the Occupational Safety and Hazard Act of 1970.

                  Other Agreements - the Notes, each LC Support, the Agreement Regarding Environmental Matters dated September 9, 2003, between Tropical and Agent, the Environmental Certificate, the Factor Intercreditor Agreement, and any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any Obligor or any other Person and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

                  Out-of-Formula Condition - as defined in SECTION 1.1.2 of the Agreement.

                  Out-of-Formula Loan - a Revolver Loan made or existing when an Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.

                  Participant - as defined in SECTION 13.2.1.

                  Participating Lender - as defined in SECTION 1.3.2(i).

                  Patent Assignment - each Patent Collateral Assignment and Security Agreement executed by Borrowers in favor of Agent on June 10, 1998 and by which Borrowers have assigned to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, as security for the Obligations, all of Borrowers' right, title and interest in and to the patents described therein.

                  Payment Account - an account maintained by Agent to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

                  Payment Intangibles - shall have the meaning ascribed to "payment intangible" in the UCC.

                  Payment Items - all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.

                  Pending Revolver Loans - at any date, the aggregate principal amount of all Revolver Loans which have been requested in any Notice of Borrowing received by Agent but which have not theretofore been advanced by Agent or Lenders.

                  Permitted Contingent Obligations - Contingent Obligations arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; Contingent Obligations arising from Hedging Agreements entered into in the Ordinary Course of Business pursuant to this Agreement or with Agent's prior written consent; Contingent Obligations of any Borrower and its Subsidiaries existing as of the Closing Date, including extensions and renewals thereof that do not increase the amount of such Contingent Obligations as of the date of such extension or renewal; Contingent Obligations incurred in the Ordinary Course of Business with respect to surety bonds, appeal bonds, performance bonds and other similar obligations; Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies; Contingent Obligations with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted under SECTION 7.4.2 of the Agreement; Contingent Obligations consisting of reimbursement obligations from time to time owing by any Borrower to Bank with respect to Letters of Credit (but in no event to include reimbursement obligations at any time owing by a Borrower to any other Person that may issue letters of credit for the account of Borrowers); and other Contingent Obligations not to exceed $500,000 in the aggregate at any time.

                  Permitted Lien - a Lien of a kind specified in SECTION 9.2.5 of the Agreement.

                  Permitted Purchase Money Debt - Purchase Money Debt of Borrowers and their Subsidiaries that is secured by no Lien or only by a Purchase Money Lien, provided that the aggregate amount of Purchase Money Debt outstanding at any time does not exceed $1,000,000 and the incurrence of such Purchase Money Debt does not violate any limitation in the Loan Documents regarding Capital Expenditures. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

                  Person - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a Governmental Authority.

                  Plan - an employee benefit plan now or hereafter maintained for employees of a Borrower that is covered by Title IV of ERISA.

                  Pledge Agreements - each Stock Pledge Agreement executed by a Borrower in favor of Agent and by which such Borrower has pledged to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders', as security for the Obligations, 66% of the capital stock of each Foreign Subsidiary of such Borrower and all of the capital stock of each Domestic Subsidiary of such Borrower.

                  Pro Rata - a share of or in all Loans, participations in LC Outstandings, liabilities, payments, proceeds, collections, Collateral and Extraordinary Expenses, which share for any Lender on any date shall be a percentage (expressed as a decimal, rounded to the ninth decimal place) arrived at by dividing the amount of the Commitment of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date (provided, that, if the Commitments have been terminated, solely for purposes of this definition and the calculations herein, the Commitments shall be deemed to survive).

                  Projections - Borrowers' and their Subsidiaries' forecasted Consolidated balance sheets, profit and loss statements and cash flow statements, all prepared on a consistent basis with Borrowers' and their Subsidiaries' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions; and prior to the Closing Date and thereafter until Agent and Lenders receive new projections pursuant to SECTION 9.1.5 hereof, the projections of Borrowers delivered to Agent on December 11, 2003.

                  Properly Contested - in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP;
         (iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor's assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute;
         (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and
         (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

                  Property - any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.

                  Purchase Money Debt - means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Debt (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

                  Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien and such Lien constitutes a purchase money security interest under the UCC.

                  Qualified In-Transit Inventory - Inventory that is in-transit outside of the United States to a location in the United States and for which a documentary Letter of Credit has been issued by Bank.

                  Qualified In-Transit Inventory Advance - the face amount of outstanding documentary Letters of Credit times the product of (i) 85% multiplied by (ii) the Net Orderly Liquidation Value Percentage, less the Duty and Freight Reserve.

                  RCRA - the Resource Conservation and Recovery Act (42 U.S.C. Sections 6991-6991i) and all rules and regulations promulgated pursuant thereto.

         Real Estate - the real Property of Tropical located at (i) 4924 West Waters Avenue, Tampa, Florida, (ii) 4902 West Waters Avenue, Tampa, Florida and (iii) 5002 West Waters Avenue, Tampa, Florida.

                  Refinancing Conditions - the following conditions, each of which must be satisfied before Refinancing Debt shall be permitted under SECTION 9.2.3 of the Agreement: (i) the Refinancing Debt is in an aggregate principal amount that does not exceed the aggregate principal amount of the Debt being extended, renewed or refinanced, (ii) the Refinancing Debt has a later or equal final maturity and a longer or equal weighted average life than the Debt being extended, renewed or refinanced, (iii) the Refinancing Debt does not bear a rate of interest that exceeds a market rate (as determined in good faith by a Senior Officer) as of the date of such extension, renewal or refinancing, (iv) if the Debt being extended, renewed or refinanced is subordinate to the Obligations, the Refinancing Debt is subordinated to the same extent,
         (v) the covenants contained in any instrument or agreement relating to the Refinancing Debt are no less favorable to Borrowers than those relating to the Debt being extended, renewed or refinanced, and (vi) at the time of and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall exist.

                  Refinancing Debt - Debt for Money Borrowed that is permitted by SECTION 9.2.3 and that is the subject or the result of an extension, renewal or refinancing.

                  Regulation D - Regulation D of the Board of Governors.

                  Register - the register maintained by Agent in accordance with
         SECTION 4.8.2 of the Agreement.

                  Reimbursement Date - as defined in SECTION 1.3.1(iii) of the Agreement.

                  Rent Reserve - such reserve as may be established from time to time by Agent in its reasonable credit judgment in an amount approximately equal to three (3) times the aggregate monthly rent charges and fees payable by Borrowers for leased locations at which Borrowers keep, store or maintain any Collateral and for which Agent has not received a Lien Waiver.

                  Rentals - as defined in SECTION 9.2.13 of the Agreement.

                  Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

                  Required Lenders - at any date of determination thereof, Lenders having Commitments representing at least 66% of the aggregate Commitments at such time; provided, however, that if any Lender shall be in breach of any of its obligations hereunder to Borrowers or Agent, including any breach resulting from its failure to honor its Commitment in accordance with the terms of this Agreement, then, for so long as such breach continues, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations under the Agreement) having Commitments representing at least 66% of the aggregate Commitments

         (excluding the Commitments of each Lender that is in breach of its obligations under the Agreement) at such time; provided further, however, that if the Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) holding Loans (including Settlement Loans) representing at least 66% of the aggregate principal amount of Loans (including Settlement Loans) outstanding at such time.

                  Restricted Investment - any acquisition of Property by a Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by such Borrower or any of its Subsidiary of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (i) fixed assets to be used in the Ordinary Course of Business of such Borrower or any of its Subsidiaries so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (ii) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by such Borrower or any of its Subsidiaries in the Ordinary Course of Business; (iii) Current Assets arising from the sale or lease of goods or the rendition of services in the Ordinary Course of Business of such Borrower or any of its Subsidiaries; (iv) investments in Subsidiaries to the extent such investments are existing on the Closing Date; and (v) Cash Equivalents to the extent they are not subject to rights of offset in favor of any Person other than Agent or a Lender; (vi) loans and other advances of money to the extent not prohibited by SECTION 9.2.2.

                  Restrictive Agreement - an agreement (other than any of the Loan Documents) that, if and for so long as an Obligor or any Subsidiary of such Obligor is a party thereto, would prohibit, condition or restrict such Obligor's or Subsidiary's right to incur or repay Debt for Money Borrowed (including any of the Obligations); grant Liens upon any of such Obligor's or Subsidiary's assets (including Liens granted in favor of Agent pursuant to the Loan Documents); declare or make Distributions; amend, modify, extend or renew any agreement evidencing Debt for Money Borrowed (including any of the Loan Documents); or repay any Debt owed to another Obligor.

                  Revolver Commitment - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase participations in LC Outstandings pursuant to the terms and conditions of the Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolver Commitment" on the signature pages of the Agreement or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of the Agreement or to give effect to any applicable Assignment and Acceptance; and "Revolver Commitments" means the aggregate principal amount of the Revolver Commitments of all Lenders, the maximum amount of which shall be $70,000,000.

                  Revolver Loan - a loan made by Lenders as provided in SECTION
         1.1 of the Agreement (including any Out-of-Formula Loan) or a Settlement Loan funded solely by Fleet.

                  Revolver Note - a Revolver Note to be executed by Borrowers in favor of each Lender in the form of EXHIBIT A attached hereto, which shall be in the face amount of such Lender's Revolver Commitment and which shall evidence all Revolver Loans (other than Settlement Loans) made by such Lender to Borrowers pursuant to the Agreement.

                  S&P - Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  Schedule of Accounts - as defined in SECTION 7.2.1 of the Agreement.

                  SEC - Securities and Exchange Commission.

                  Secured Parties - Agent, Lenders, Fleet as the procurer of Letters of Credit, Fleet as the provider of Settlement Loans, Bank as the issuer of Letters of Credit, or Bank, Lenders or any of their respective Affiliates as the obligee with respect to any Banking Relationship Debt.

                  Security Documents - the Patent Assignment, each Guaranty, the Trademark Security Agreement, the Deposit Account Assignment, the Business Interruption Insurance Assignment, the Mortgage, the Pledge Agreements and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

                  Senior Officer - the chairman of the board of directors, the president or the chief financial officer of, or in-house legal counsel to, a Borrower.

                  Senior Subordinated Documents - the Senior Subordinated Indenture, the Senior Subordinated Notes and all documents, agreements and instruments entered into in connection therewith or related thereto.

                  Senior Subordinated Indenture - the Indenture dated June 10, 1998, among Tropical, certain of its Subsidiaries and the Trustee.

                  Senior Subordinated Notes - the Senior Subordinated Unsecured Notes, issued by Tropical pursuant to the Senior Subordinated Indenture in the aggregate amount of $100,000,000, and payable in 2008, together with any Exchange Notes at any time issued with respect thereto.

                  Settlement Date - as defined in SECTION 3.1.3(i) of the Agreement.

                  Settlement Loan - as defined in SECTION 3.1.3(ii) of the Agreement.

                  Settlement Report - a report delivered by Agent to Lenders summarizing the amount of the outstanding Revolver Loans as of the Settlement Date and the calculation of the Borrowing Base as of such Settlement Date.

                  Software - shall have the meaning ascribed to the term "software" in the UCC.

                  Solvent - as to any Person, such Person (i) owns Property whose fair salable value is greater than the amount required to pay all of such Person's debts (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such borrower as they become absolute and matured, (iii) is able to pay all of its debts as such debts mature,
         (iv) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (v) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code, and (vi) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any of the Loan Documents, or made any conveyance pursuant to in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Subsidiaries. As used herein, the term "fair salable value" of a Person's assets means the amount that may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, based upon the amount that could be obtained for such assets within such period by a capable and diligent seller from an interested buyer who is willing (but is under no compulsion) to purchase under ordinary selling conditions.

                  Stated Amount - on any date with respect to a Letter of Credit, the total amount then available to be drawn in Dollars.

                  Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including all basic, emergency, supplemental or other marginal reserve requirements and taking into account any transitional adjustments or other scheduled in reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include those imposed pursuant to said Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

                  Subordinated Debt - unsecured Debt incurred by a Borrower that is expressly subordinated and made junior to the payment and performance in full of the Obligations and contains terms and conditions (including terms relating to interest, fees, repayment and subordination) satisfactory to Agent and Required Lenders, including the Senior Subordinated Notes.

                  Subsidiary - any Person in which more than 20% of its outstanding Voting Securities or more than 20% of all Equity Interests is owned directly or indirectly by a Borrower, by one or more other Subsidiaries of such Borrower or by a Borrower and one or more other Subsidiaries.

                  Supporting Obligations - shall have the meaning given to "supporting obligations" in the UCC.

                  Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of each Lender, taxes imposed on or measured by the net income or overall gross receipts of such Lender.

                  Term - as defined in SECTION 5.1 of the Agreement.

                  Term Loan Agreement - the Amended and Restated Loan and Security Agreement dated as of September 9, 2003, between Fleet and Tropical, as the same may be amended, restated, supplemented or modified from time to time.

                  Term Loan Documents - the Term Loan Agreement and all other agreements, documents or instruments now or at any time evidencing, securing, guaranteeing or otherwise executed and delivered in connection with the Term Loan Agreement, as the same may be amended, restated, supplemented or modified from time to time.

                  Term Loan Obligations - Debt of Borrowers (or any of them) at any time outstanding under the Term Loan Documents.

                  Trademark Security Agreement - the Trademark Security Agreement executed by Borrowers in favor of Agent on June 10, 1998 and by which Borrowers assigned to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, as security for the Obligations, all of Borrowers' right, title and interest in and to all of its trademarks described therein.

                  Transferee - as defined in SECTION 13.3.3 of the Agreement.

                  Trustee - SunTrust Bank, a Georgia banking corporation.

                  Type - any type of a Loan determined with respect to the interest option applicable thereto, which shall be either a LIBOR Loan or a Base Rate Loan.

                  UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

                  Upstream Payment - a payment or distribution of cash or other Property by a Subsidiary of a Borrower to such Borrower, whether in repayment of Debt owed by such Subsidiary to such Borrower, as a dividend or distribution on account of such Borrower's ownership of Equity Interests or otherwise.

                  USA Patriot Act - the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

                  Value - with reference to the value of Eligible Inventory, value determined on the basis of the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis determined in accordance with GAAP.

                  Voting Securities - Equity Interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or Persons performing similar functions.

                  ACCOUNTING TERMS. Unless otherwise specified herein, all terms of an accounting character used in the Agreement shall be interpreted, all accounting determinations under the Agreement shall be made, and all financial statements required to be delivered under the Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrowers and their Subsidiaries heretofore delivered to Agent and Lenders and using the same method for inventory valuation as used in such audited financial statements, except for any change required by GAAP; provided, however, that for purposes of determining Borrowers' compliance with financial covenants contained in SECTION 9.3 of the Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP as in effect on the date of the Agreement and applied on a basis consistent with the application used in the financial statements referred to in SECTION 8.1.9 of the Agreement, unless (i ) Borrowers shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) Agent or any Lender shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made. In the event of any change in GAAP that occurs after the date of the Agreement and that is material to Borrowers, Agent and Lenders shall have the right to require either that conforming adjustments be made to any financial covenants set forth in the Agreement, or the components thereof, that are affected by such change or that Borrowers report its financial condition based on GAAP as in effect immediately prior to the occurrence of such change.

                  OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

                  CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any agreement, instrument or other documents (including any of the Loan Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms thereof; to any Person (including Agent, a Borrower, a Lender or Fleet) shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation" (and, for purposes of the Agreement and each other Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); or to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in the Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Agent pursuant to the Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Lender. All calculations of Value shall be in Dollars, all Loans shall be funded in Dollars and all Obligations shall be repaid in Dollars. Whenever the phrase "to the best of a Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of a Borrower are used in the Agreement or other Loan Documents, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of any Borrower or (ii) the knowledge that a Senior Officer would have obtained if they had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of a Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. Any Lien referred to in the Agreement or any of the other Loan Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to the Agreement or any of the other Loan Documents, any payment made by or to, or funds received by, Agent pursuant to or as contemplated by any of the Loan Documents, or any other act taken or omitted to be taken by Agent shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted for the benefit or account of the Agent and the Lenders.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Appendix has been duly executed in Atlanta, Georgia, on January 9, 2004.

                                BORROWERS:

                                TROPICAL SPORTSWEAR INT'L CORPORATION
ATTEST:

/s/ Karen S. Castillo           By: /s/ Robin J. Cohan
----------------------------        ------------------------------------------
KAREN S. CASTILLO, Secretary        ROBIN J. COHAN, Executive Vice President,
                                    Chief Financial Officer and Treasurer

ATTEST:                         TROPICAL SPORTSWEAR COMPANY, INC.

/s/ Karen S. Castillo           By: /s/ Robin J. Cohan
----------------------------       -----------------------------------------
KAREN S. CASTILLO, Secretary       ROBIN J. COHAN, Executive Vice President
                                   and Chief Financial Officer

ATTEST:                         SAVANE INTERNATIONAL CORP.

/s/ Karen S. Castillo           By: /s/ Robin J. Cohan
----------------------------        ------------------------------------------
KAREN S. CASTILLO, Secretary        ROBIN J. COHAN, Executive Vice President,
                                    Chief Financial Officer and Treasurer

ATTEST:                         APPAREL NETWORK CORPORATION

/s/ Karen S. Castillo           By: /s/ Robin J. Cohan
----------------------------        ------------------------------------------
KAREN S. CASTILLO, Secretary        ROBIN J. COHAN, Executive Vice President,
                                    Chief Financial Officer and Treasurer

ATTEST:                         TSI BRANDS, INC.

/s/ Karen S. Castillo           By: /s/ Robin J. Cohan
----------------------------        -----------------------------------------
KAREN S. CASTILLO, Secretary        ROBIN J. COHAN, Executive Vice President

ATTEST:                         TSIL, INC.

/s/ Karen S. Castillo           By: /s/ Robin J. Cohan
----------------------------        -----------------------------------------
KAREN S. CASTILLO, Secretary        ROBIN J. COHAN, Executive Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

ATTEST:                         DUCK HEAD APPAREL COMPANY, LLC

/s/ Karen S. Castillo           By: /s/ Robin J. Cohan
----------------------------        -----------------------------------------
KAREN S. CASTILLO, Secretary         ROBIN J. COHAN, Executive Vice President,
                                     Chief Financial Officer and Treasurer

ATTEST:                         DELTA MERCHANDISING, INC.

/s/ Karen S. Castillo           By: /s/ Robin J. Cohan
----------------------------        ------------------------------------------
KAREN S. CASTILLO, Secretary         ROBIN J. COHAN, Executive Vice President,
                                     Chief Financial Officer and Treasurer

                                LENDERS:

                                FLEET CAPITAL CORPORATION

                                By: /s/ Elizabeth Waller
                                    -------------------------------------------
                                     Title: Senior Vice President

                                WACHOVIA BANK, NATIONAL ASSOCIATION

                                By: /s/ John Trainor
                                    ------------------------------------------
                                     Title: Director

                                WELLS FARGO FOOTHILL, INC.

                                By: /s/ Joseph A. Massaroni
                                    ------------------------------------------
                                     Title: Vice President

                                AGENT:

                                FLEET CAPITAL CORPORATION,
                                as Agent

                                By: /s/ Elizabeth Waller
                                    ------------------------------------------
                                    Title: Senior Vice President

                                    EXHIBIT A

                              FORM OF REVOLVER NOTE

                                                               January ___, 2004

U.S. $__________.__
Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned, TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation ("Tropical"), TROPICAL SPORTSWEAR COMPANY, INC., a Delaware corporation ("TSCI"), SAVANE INTERNATIONAL CORP., a Texas corporation ("Savane"), APPAREL NETWORK CORPORATION, a Florida corporation ("Apparel"), TSI BRANDS, INC., a Delaware corporation ("TSI"), TSIL, INC., a Delaware corporation ("TSIL"), DUCK HEAD APPAREL COMPANY, LLC, a Georgia limited liability company ("Duck Head"), and DELTA MERCHANDISING, INC., a South Carolina corporation ("Delta"; Tropical, TSCI, Savane, Apparel, TSI, TSIL, Duck Head and Delta collectively referred to hereinafter as "Borrowers" and individually as a "Borrower"), hereby unconditionally, and jointly and severally, promise to pay to the order of ___________ (herein, together with any subsequent holder hereof, called the "Holder") the principal sum of $_______________ or such lesser sum as may constitute Holder's Pro Rata share of the outstanding principal amount of all Revolver Loans pursuant to the terms of the Loan Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to SECTION 4 of the Loan Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally, and jointly and severally, promise to pay to Holder interest from and after the date hereof on Holder's Pro Rata share of the outstanding principal amount of Revolver Loans at such interest rates, payable at such times, and computed in such manner as are specified in SECTION 2.1 of the Loan Agreement, in strict accordance with the terms thereof.

This Revolver Note ("Note") is issued pursuant to, and is one of the "Revolver Notes" referred to in, the Second Amended and Restated Loan and Security Agreement dated January __, 2004 (as the same may be amended from time to time, the "Loan Agreement"), among Borrowers, Fleet Capital Corporation, as collateral and administrative agent (in such capacity, "Agent") for itself and the financial institutions from time to time parties thereto as lenders ("Lenders"), and such Lenders, and Holder is and shall be entitled to all benefits thereof and of all Loan Documents executed and delivered in connection therewith. This
Note is subject to certain restrictions on transfer or assignment as provided in the Loan Agreement. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

The repayment of the principal balance of this Note is subject to the provisions of SECTION 4 of the Loan Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the termination of the Commitments as set forth in SECTION 5.2 of the Loan Agreement.

All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Loan Agreement.

Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Loan Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in SECTION
2.1.5 of the Loan Agreement. Borrowers jointly and severally agree to pay, and save Holder harmless against, any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys' fees, if this
Note is collected by or through an attorney-at-law.

All principal amounts of Revolver Loans made by Holder to Borrowers pursuant to the Loan Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Loan Agreement.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrowers or inadvertently received by Holder, such excess sum shall be, at Borrowers' option, returned to Borrowers forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Holder, at its option, may enforce its rights against any Collateral securing this Note without Agent or Holder enforcing its rights against any Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing any Borrower's liability hereunder, Holder or Agent may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The rights of Holder and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia. This Note is intended to take effect as an instrument under seal under Georgia law.

IN WITNESS WHEREOF, Borrowers have caused this Note to be executed under seal and delivered by its duly authorized officers on the date first above written.

                                    BORROWERS:

ATTEST:                             TROPICAL SPORTSWEAR INT'L CORPORATION

_______________________________     By: _______________________________
Secretary                               Title: ________________________
[CORPORATE SEAL]

ATTEST:                             TROPICAL SPORTSWEAR COMPANY, INC.

_______________________________     By: _______________________________
Secretary                               Title: ________________________
[CORPORATE SEAL]

ATTEST:                             SAVANE INTERNATIONAL CORP.

_______________________________     By: _______________________________
Secretary                               Title: ________________________
[CORPORATE SEAL]

ATTEST:                             APPAREL NETWORK CORPORATION

_______________________________     By: _______________________________
Secretary                               Title: ________________________
[CORPORATE SEAL]

ATTEST:                             TSI BRANDS, INC.

_______________________________     By: _______________________________
Secretary                               Title: ________________________
[CORPORATE SEAL]

ATTEST:                             TSIL, INC.

_______________________________     By: _______________________________
Secretary                               Title: ________________________
[CORPORATE SEAL]

ATTEST:                             DUCK HEAD APPAREL  MERCHANDISING, INC.

_______________________________     By: _______________________________
Secretary                               Title: ________________________
[CORPORATE SEAL]

ATTEST:                             DELTA MERCHANDISING, INC.

_______________________________     By: _______________________________
Secretary                               Title: ________________________
[CORPORATE SEAL]

                                    EXHIBIT C

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                           Date ______________,______

Fleet Capital Corporation, as Agent
300 Galleria Parkway
Suite 800
Atlanta, Georgia  30339
Attention: Loan Administration Officer

         Re: Second Amended and Restated Loan and Security Agreement dated January ___, 2004, by and among Tropical Sportswear Int'l Corporation, a Florida corporation ("Tropical"), Tropical Sportswear Company, Inc., a Delaware corporation ("TSCI"), Savane International Corp., a Texas corporation ("Savane"), Apparel Network Corporation, a Florida corporation ("Apparel"), TSI Brands, Inc., a Delaware corporation ("TSI"), TSIL, Inc., a Delaware corporation ("TSIL"), Duck Head Apparel Company, LLC, a Georgia limited liability company ("Duck Head"), and Delta Merchandising, Inc., a South Carolina corporation ("Delta"; Tropical, TSCI, Savane, Apparel, TSI, TSIL, Duck Head and Delta collectively referred to hereinafter as "Borrowers" and individually as a "Borrower"), Fleet Capital Corporation, as collateral and administrative agent for certain Lenders from time to time parties thereto, and such Lenders (as at any time amended, the "Loan Agreement")

Gentlemen:

This Notice of Conversion/Continuation is delivered to you pursuant to Section
2.1.2 of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrowers hereby give notice of its request as follows:

Check as applicable:

         : A conversion of Loans from one Type to another, as follows:

                  (i) The requested date of the proposed conversion is ______________, 20__ (the "Conversion Date");

                  (ii) The Type of Loans to be converted pursuant hereto are presently __________________ [select either LIBOR Loans or Base Rate Loans] in the principal amount of $_____________ outstanding as of the Conversion Date;

                  (iii) The portion of the aforesaid Loans to be converted on the Conversion Date is $_____________ (the "Conversion Amount");

                  (iv) The Conversion Amount is to be converted into a ____________ [select either a LIBOR Loan or a Base Rate LOAN] (the "Converted Loan") on the Conversion Date.

                  (v) [In the event a Borrower selects a LIBOR Loan:] Borrowers hereby request that the Interest Period for such Converted Loan be for a duration of _____ [insert length of Interest Period].

         : A continuation of LIBOR Loans for new Interest Period, as follows:

                  (i) The requested date of the proposed continuation is _______________, 20__ (the "Continuation Date");

                  (ii) The aggregate amount of the LIBOR Loans subject to such continuation is $__________________;

                  (iii) The duration of the selected Interest Period for the LIBOR Loans which are the subject of such continuation is: _____________ [select duration of applicable Interest Period];

Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and certifies that no Default or Event of Default exists on the date hereof.

Borrowers have caused this Notice of Conversion/Continuation to be executed and delivered by their duly authorized representative, this _______ day of ______________, 20__.

                                    TROPICAL SPORTSWEAR INT'L CORPORATION

                                    By:____________________________________

                                      Title:______________________________

                                    EXHIBIT D

                           FORM OF NOTICE OF BORROWING

                            Date ______________, 20__

Fleet Capital Corporation, as Agent
300 Galleria Parkway
Suite 800
Atlanta, Georgia  30339
Attention: Loan Administration Officer

         Re: Second Amended and Restated Loan and Security Agreement dated January ___, 2004, by and among Tropical Sportswear Int'l Corporation, a Florida corporation ("Tropical"), Tropical Sportswear Company, Inc., a Delaware corporation ("TSCI"), Savane International Corp., a Texas corporation ("Savane"), Apparel Network Corporation, a Florida corporation ("Apparel"), TSI Brands, Inc., a Delaware corporation ("TSI"), TSIL, Inc., a Delaware corporation ("TSIL"), Duck Head Apparel Company, LLC, a Georgia limited liability company ("Duck Head"), and Delta Merchandising, Inc., a South Carolina corporation ("Delta"; Tropical, TSCI, Savane, Apparel, TSI, TSIL, Duck Head and Delta collectively referred to hereinafter as "Borrowers" and individually as a "Borrower"), Fleet Capital Corporation, as collateral and administrative agent for certain Lenders from time to time parties thereto, and such Lenders (as at any time amended, the "Loan Agreement")

Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 3.1.1 of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrowers hereby request a Revolver Loan in the aggregate principal amount of $______________, to be made on _____________, _____, and to consist of:

Check as applicable: Base Rate Loans in the aggregate principal amount of $_____________

LIBOR Loans in the aggregate principal amount of $___________, with Interest Periods as follows:

                  (i) As to $_____________, an Interest Period of ______ month(s);

                  (ii) As to $_____________, an Interest Period of ______ months;

                  (iii) As to $_____________, an Interest Period of ______ months.

Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and hereby certifies that no Default or Event of Default exists on the date hereof.

Borrowers have caused this Notice of Borrowing to be executed and delivered by their duly authorized representative, this ______ day of _____________, 20__.

                                    TROPICAL SPORTSWEAR INT'L CORPORATION

                                    By:____________________________________

                                       Title:______________________________

                                    EXHIBIT E

                             COMPLIANCE CERTIFICATE

                            [Letterhead of Borrower]

                            __________________, 20__

Fleet Capital Corporation, as Agent
300 Galleria Parkway, N.W.
Suite 800
Atlanta, Georgia  30339

The undersigned, the chief financial officer of Tropical Sportswear Int'l Corporation, a Florida corporation ("Tropical"), Tropical Sportswear Company, Inc., a Delaware corporation ("TSCI"), Savane International Corp., a Texas corporation ("Savane"), Apparel Network Corporation, a Florida corporation ("Apparel"), TSI Brands, Inc., a Delaware corporation ("TSI"), TSIL, Inc., a Delaware corporation ("TSIL"), Duck Head Apparel Company, LLC, a Georgia limited liability company ("Duck Head"), and Delta Merchandising, Inc., a South Carolina corporation ("Delta"; Tropical, TSCI, Savane, Apparel, TSI, TSIL, Duck Head and Delta collectively referred to hereinafter as "Borrowers" and individually as a "Borrower"), gives this certificate to Fleet Capital Corporation ("Agent") in accordance with the requirements of Section 9.1.3 of that certain Second Amended and Restated Loan and Security Agreement dated January ___, 2004, among Borrowers, Agent and the Lenders referenced therein ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

                  1. Based upon my review of the balance sheets and statements of income of Borrowers and their Subsidiaries for the [Fiscal Year] [quarterly period] ending __________________, 20__, copies of which are attached hereto, I hereby certify that:

                  (a) Average Availability for the period commencing on __________, 20___ and ending on _____________, 20___, was
         $________________;

                  (b) Consolidated Fixed Charge Coverage Ratio is ____ to 1.0;

                  (c) Consolidated EBITDA is $_______;

                  (d) Consolidated EBIT to Consolidated Interest Expense is ____to 1.0:

                  (e) Capital Expenditures during the period and for the Fiscal Year to date total $_________ for Borrowers;

                  2. No Default exists on the date hereof, other than:
__________________________________________________________________ [if none, so state]; and

                  3. No Event of Default exists on the date hereof, other than ______________________________________________________________ [if none, so state].

                  4. As of the date hereof, each Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding any Borrower's failure to pay or delay in payment of any such rent or other charges.

                  5. Attached hereto is a schedule showing the calculations that support Borrowers' compliance [non-compliance] with the financial covenants, as shown above.

                                              Very truly yours,

                                              ______________________________
                                              Chief Financial Officer

                                    EXHIBIT F

                           OPINION LETTER REQUIREMENTS

With respect to each Borrower and each Guarantor, Borrowers' and such Guarantor's counsel's opinion letter should address the following in a manner satisfactory to Agent:

1. Each Borrower's and each Guarantor's due incorporation, valid existence, good standing and qualification as a foreign corporation.

2.       Corporate name of each Borrower and each Guarantor.

3. Each Borrower's and each Guarantor's corporate power to execute, deliver and perform the Loan Documents to which it is a signatory.

4. Each Borrower's and each Guarantor's due authorization to execute, deliver and perform the Loan Documents to which it is a signatory, and its due execution and delivery thereof.

5. Each Borrower's and each Guarantor's execution, delivery and performance of the Loan Documents do not (a) violate the articles or bylaws, (b) cause a breach or default by such Borrower or such Guarantor under any agreement, (c) violate any law, regulation, judgment or order, or (d) result in or require a Lien or other encumbrance other than in favor of Agent.

6.       The number of issued and outstanding shares of stock of each Borrower.

7. The Loan Documents as legal, valid and binding obligations, enforceable against all Obligors in accordance with their respective terms, subject to standard bankruptcy and other creditor's rights and equity exceptions.

8. Counsel's lack of knowledge of pending or threatened litigation or other proceedings, except as disclosed in Loan Agreement.

9. Absence of any registration, filing, consent or approval requirement of a Governmental Authority in connection with the execution, delivery and performance of the Loan Documents.

10. Non-violation by the Loan Documents of any Applicable Law relating to interest or usury.

11. Due payment of all applicable taxes and fees required to be paid in connection with the Loans, the Loan Documents, UCC-1 financing statements and other Security Documents.

12. Creation in favor of Agent of a duly perfected security interest in the Collateral described in the Loan Agreement and the Security Documents.

13. Absence of violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or Regulations T, U and X of the Board of Governors of the Federal Reserve System, by the transactions contemplated by the Loan Documents.

14. Absence of requirement under the laws of applicable states for Agent or Lenders to qualify in such states to enter into or enforce the provisions of the Loan Documents.

                                    EXHIBIT G

                        FORM OF ASSIGNMENT AND ACCEPTANCE

Dated as of ______, 20__

Reference is made to that certain Second Amended and Restated Loan and Security Agreement dated January ___, 2004, by and among TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation ("Tropical"), TROPICAL SPORTSWEAR COMPANY, INC., a Delaware corporation ("TSCI"), SAVANE INTERNATIONAL CORP., a Texas corporation ("Savane"), APPAREL NETWORK CORPORATION, a Florida corporation ("Apparel"), TSI BRANDS, INC., a Delaware corporation ("TSI"), TSIL, INC., a Delaware corporation ("TSIL"), DUCK HEAD APPAREL COMPANY, LLC, a Georgia limited liability company ("Duck Head"), and DELTA MERCHANDISING, INC., a South Carolina corporation ("Delta"; Tropical, TSCI, Savane, Apparel, TSI, TSIL, Duck Head and Delta collectively referred to hereinafter as "Borrowers" and individually as a "Borrower"), FLEET CAPITAL CORPORATION, in its capacity as collateral and administrative agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and such Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

________________________________ (the "Assignor") and
____________________________ (the "Assignee") agree as follows:

         1. [(A)] Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (i) a principal amount of $________ of the outstanding Revolver Loans held by Assignor and $___________ of participations of Assignor in LC Outstandings (which amount[s], according to the records of Agent, represent[s] _______% of the total principal amount of outstanding Revolver Loans and LC Outstandings) and (ii) a principal amount of $__________ of Assignor's Revolver Commitment (which amount includes Assignor's outstanding Revolver Loans being assigned to Assignee pursuant to clause [A] (i) above and which, according to the records of Agent, represents (____%) of the total Revolver Commitments of Lenders under the Loan Agreement) (the "Assigned Interest"), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective from the date (the "Assignment Effective Date") on which Assignor receives both (x) the principal amount of the Assigned Interest in the Loans on the Assignment Effective Date, if any, (y) a copy of this Agreement duly executed by Assignee, and (z) the Notice of Assignment relating thereto executed by all necessary parties. From and after the Assignment Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor's obligations in respect of Assignor's Commitments to the extent, and only to the extent, of Assignee's Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor's account in respect of the Assigned Interest shall be payable to or for Assignee's account, to the extent such amounts have accrued subsequent to the Assignment Effective Date.

         2. Assignor (i) represents that as of the date hereof, the aggregate of its Commitments under the Loan Agreement (without giving effect to assignments thereof, which have not yet become effective) is $__________, and the outstanding balance of its Loans and participations in LC Outstandings (unreduced by any assignments thereof, which have not yet become effective) is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; [and] (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers, the performance or observance by Borrowers of any of their obligations under the Loan Agreement or any of the Loan Documents[; and (iv) attaches the Notes held by it and requests that Agent exchange such Notes for new Notes payable to Assignee and the Assignor in the principal amounts set forth on Schedule A hereto].

         3. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1.3 thereof, and copies of such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) confirms that it is eligible to become an Assignee; (v) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (vi) agrees that it will strictly observe and perform all the obligations that are required to be performed by it as a "Lender" under the terms of the Loan Agreement and the other Loan Documents; and (vii) agrees that it will keep confidential all information with respect to Borrowers furnished to it by Borrowers or the Assignor to the extent provided in the Loan Agreement.

         4. Assignor acknowledges and agrees that it will not sell or otherwise dispose of the Assigned Interest or any portion thereof, or grant any participation therein, in a manner which, or take any action in connection therewith which, would violate the terms of any of the Loan Documents.

         5. This Agreement and all rights and obligations shall be interpreted in accordance with and governed by the laws of the State of Georgia. If any provision hereof would be invalid under Applicable Law, then such provision shall be deemed to be modified to the extent necessary to render it valid while most nearly preserving its original intent; no provision hereof shall be affected by another provision's being held invalid.

         6. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission or by first-class mail, shall be deemed given when sent and shall be sent as follows:

                  (a)         If to Assignee, to the following address (or to
                           such other address as Assignee may designate from time to time):

                           __________________________
                           __________________________
                           __________________________

                  (b)         If to Assignor, to the following address (or to
                           such other address as Assignor may designate from time to time):

                           __________________________
                           __________________________
                           __________________________
                           __________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows: If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

                           __________________________
                           ABA No.___________________

                           __________________________
                           Account No._______________
                           Reference:  ______________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

                           __________________________
                           __________________________
                           __________________________
                           ABA No.___________________
                           For Account of:___________
                           Reference: _______________

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed and delivered by their respective duly authorized officers, as of the date first above written.

                                         __________________________________
                                         ("Assignor")

                                         By: ______________________________

                                         Title: ___________________________

                                         __________________________________
                                         ("Assignee")

                                         By: ______________________________

                                         Title: ___________________________

                     SCHEDULE A TO ASSIGNMENT AND ACCEPTANCE

                                    EXHIBIT H

                                 FORM OF NOTICE

Reference is made to (i) the Second Amended and Restated Loan and Security Agreement dated January ___, 2004 (as at any time amended, the "Loan Agreement") among TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation ("Tropical"), TROPICAL SPORTSWEAR COMPANY, INC., a Delaware corporation ("TSCI"), SAVANE INTERNATIONAL CORP., a Texas corporation ("Savane"), APPAREL NETWORK CORPORATION, a Florida corporation ("Apparel"), TSI BRANDS, INC., a Delaware corporation ("TSI"), TSIL, INC., a Delaware corporation ("TSIL"), DUCK HEAD APPAREL COMPANY, LLC, a Georgia limited liability company ("Duck Head"), and DELTA MERCHANDISING, INC., a South Carolina corporation ("Delta"; Tropical, TSCI, Savane, Apparel, TSI, TSIL, Duck Head and Delta collectively referred to hereinafter as "Borrowers" and individually as a "Borrower"), FLEET CAPITAL CORPORATION in its capacity as collateral and administrative agent ("Agent") for the financial institutions from time to time party to the Loan Agreement ("Lenders"), and such Lenders, and (ii) the Assignment and Acceptance dated as of ____________, 20__ (the "Assignment Agreement") between __________________
(the "Assignor") and ____________________ (the "Assignee"). Except as otherwise defined herein, capitalized terms used herein which are defined in the Loan Agreement are used herein with the respective meanings specified therein.

The Assignor hereby notifies Borrowers and Agent of Assignor's intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of (i) $________ of the outstanding Revolver Loans and participations in LC Outstandings held by Assignor, (ii) $___________ of Assignor's Revolver Commitment (which amount includes the Assignor's outstanding Revolver Loans being assigned to Assignee pursuant to clause (i) above), together with an interest in the Loan Documents corresponding to the interest in the Loans and Commitment so assigned. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor's obligations under the Loan Agreement to the extent of the Assigned Interest (as defined in the Assignment Agreement).

For purposes of the Loan Agreement, Agent shall deem Assignor's share of the Revolver Commitment to be reduced by $_________, and Assignee's share of the Revolver Commitment to be increased by $_________.

The address of the Assignee to which notices, information and payments are to be sent under the terms of the Loan Agreement is:

                           __________________________
                           __________________________
                           __________________________
                           __________________________

                  Assignee's LIBOR Lending Office address is as follows:

                           __________________________
                           __________________________
                           __________________________
                           __________________________

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your receipt of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, the undersigned have caused the execution of this Notice, as of _________________, 20__.

                                    _______________________________
                                    ("Assignor")

                                    By:___________________________

                                        Title:_______________________

                                    __________________________________
                                    ("Assignee")

                                    By:_____________________________
                                       Title:_______________________

                                    ACKNOWLEDGED AND AGREED TO
                                    AS OF THE DATE SET FORTH ABOVE:

                                   *BORROWERS:

ATTEST:                             TROPICAL SPORTSWEAR INT'L CORPORATION

_______________________________     By: ____________________________
Secretary                             Title: ________________________
[CORPORATE SEAL]

ATTEST:                             TROPICAL SPORTSWEAR COMPANY, INC.

_______________________________     By: ____________________________
Secretary                              Title: ________________________
[CORPORATE SEAL]

ATTEST:                             SAVANE INTERNATIONAL CORP.
_______________________________
Secretary                           By: ____________________________
[CORPORATE SEAL]                       Title: ________________________

ATTEST:                             APPAREL NETWORK CORPORATION

_______________________________     By: ____________________________
Secretary                             Title: ________________________
[CORPORATE SEAL]

ATTEST:                             TSI BRANDS, INC.

_______________________________     By: ______________________________
Secretary                              Title: ________________________
[CORPORATE SEAL]

ATTEST:                             TSIL, INC.

_______________________________     By: _____________________________
Secretary                             Title: ________________________
[CORPORATE SEAL]

ATTEST:                             DUCK HEAD APPAREL MERCHANDISING, INC.
_______________________________
Secretary                           By: _____________________________
[CORPORATE SEAL]                      Title: ________________________

ATTEST:                             DELTA MERCHANDISING, INC.

_______________________________
Secretary                           By: ______________________________
[CORPORATE SEAL]                       Title: ________________________

* No signature required by any Borrower when an Event of Default exists.

                                    FLEET CAPITAL CORPORATION,
                                    as Agent

                                    By:_______________________________
                                      Title:__________________________

                                    EXHIBIT I

                      LETTER OF CREDIT PROCUREMENT REQUEST

Fleet Capital Corporation, as Agent
Suite 800
300 Galleria Parkway
Atlanta, Georgia 30339
Attention:  _____________________

This Letter of Credit Procurement Request is delivered to you pursuant to the Second Amended and Restated Loan and Security Agreement dated January ___, 2004, among Tropical Sportswear Int'l Corporation, a Florida corporation ("Tropical"), Tropical Sportswear Company, Inc., a Delaware corporation ("TSCI"), Savane International Corp., a Texas corporation ("Savane"), Apparel Network Corporation, a Florida corporation ("Apparel"), TSI Brands, Inc., a Delaware corporation ("TSI"), TSIL, Inc., a Delaware corporation ("TSIL"), Duck Head Apparel Company, LLC, a Georgia limited liability company ("Duck Head"), and Delta Merchandising, Inc., a South Carolina corporation ("Delta"; Tropical, TSCI, Savane, Apparel, TSI, TSIL, Duck Head and Delta collectively referred to hereinafter as "Borrowers" and individually as a "Borrower"), various financial institutions as are, or may become, parties thereto (collectively, the "Lenders"), Fleet Capital Corporation as collateral and administrative agent (in such capacity, the "Agent") (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"). Unless otherwise defined herein, terms used herein have the meanings assigned to them in the Loan Agreement.

Borrowers hereby request Fleet to provide an LC Support to induce Bank to issue a Letter of Credit, as follows:

         (1)      Borrower's/Account Party's Name _________________
         (2)      Amount of Letter of Credit: $____________
         (3)      Issuance Date: _____________________
         (4)      Beneficiary's Name: ___________________
         (5)      Beneficiary's Address: ________________

                                                                  ____________

         ___________________
         ___________________

         (6)      Expiry Date:  _____________________
         (7)      Draw Conditions: _____________________          ____________

         ___________________
         ___________________
         ___________________
         ___________________

         (8) Single draw : or Multiple draw :

         (9) Purpose of Letter of Credit: ______________________

         ___________________
         ___________________
         ___________________
         ___________________

Attached hereto is the Bank's form of LC Application, completed with the details of the Letter of Credit requested herein.

Each Borrower hereby certifies that each of the LC Conditions is now, and will on the date of issuance of the Letter of Credit, be satisfied in all respects and that no Default or Event of Default exists. Each Borrower hereby ratifies and reaffirms all of the Loan Documents and Obligations arising thereunder.

IN WITNESS WHEREOF, each Borrower has caused this Letter of Credit Procurement Request to be executed and delivered by its duly authorized officer, this ___ day of _________________, 20__.

                                    BORROWERS:

ATTEST:                             TROPICAL SPORTSWEAR INT'L CORPORATION

_______________________________     By: ______________________________
Secretary                              Title: ________________________
[CORPORATE SEAL]

ATTEST:                             TROPICAL SPORTSWEAR COMPANY, INC.

_______________________________     By: _______________________________
Secretary                               Title: ________________________
[CORPORATE SEAL]

ATTEST:                             SAVANE INTERNATIONAL CORP.

_______________________________     By: ______________________________
Secretary                              Title: ________________________
[CORPORATE SEAL]

ATTEST:                             APPAREL NETWORK CORPORATION

_______________________________     By: ______________________________
Secretary                              Title: ________________________
[CORPORATE SEAL]

ATTEST:                             TSI BRANDS, INC.

_______________________________     By: ______________________________
Secretary                              Title: ________________________
[CORPORATE SEAL]

ATTEST:                             TSIL, INC.

_______________________________     By: ______________________________
Secretary                              Title: ________________________
[CORPORATE SEAL]

ATTEST:                             DUCK HEAD APPAREL MERCHANDISING, INC.

_______________________________     By: ______________________________
Secretary                              Title: ________________________
[CORPORATE SEAL]

ATTEST:                             DELTA MERCHANDISING, INC.

_______________________________     By: ______________________________
Secretary                              Title: ________________________
[CORPORATE SEAL]